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EXHIBIT 4.1

LONG BEACH SECURITIES CORP.,
Depositor

LONG BEACH MORTGAGE COMPANY,
Master Servicer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of October 1, 2004

______________________________

Long Beach Mortgage Loan Trust 2004‑6
Asset‑Backed Certificates, Series 2004‑6

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

Section 1.01      Defined Terms

Section 1.02      Accounting.

Section 1.03      Allocation of Certain Interest Shortfalls.

Section 1.04      Rights of the NIMS Insurer.

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01      Conveyance of Mortgage Loans.

Section 2.02      Acceptance of REMIC 1 by the Trustee.

Section 2.03      Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies for Breaches by Depositor or Master Servicer; Remedies for Breaches Relating to Prepayment Charges.

Section 2.04      Representations, Warranties and Covenants of the Master Servicer.

Section 2.05      Representations and Warranties of the Depositor.

Section 2.06      Issuance of Certificates.

Section 2.07      Reserved.

Section 2.08      Conveyance of REMIC Regular Interests and Acceptance of REMICs by the Trustee; Issuance of Certificates.

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3.01      Master Servicer to Act as Master Servicer.

Section 3.02      Sub‑Servicing Agreements Between the Master Servicer and Sub‑Servicers.

Section 3.03      Successor Sub‑Servicers.

Section 3.04      Liability of the Master Servicer.

Section 3.05      No Contractual Relationship Between Sub‑Servicers and the NIMS Insurer, the Trustee or Certificateholders.

Section 3.06      Assumption or Termination of Sub‑Servicing Agreements by Trustee.

Section 3.07      Collection of Certain Mortgage Loan Payments.

Section 3.08      Sub‑Servicing Accounts.

Section 3.09      Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

Section 3.10      Collection Account and Distribution Account.

Section 3.11      Withdrawals from the Collection Account and Distribution Account.

Section 3.12      Investment of Funds in the Collection Account and the Distribution Account.

Section 3.13      Reserved.

Section 3.14      Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

Section 3.15      Enforcement of Due‑On‑Sale Clauses; Assumption Agreements.

Section 3.16      Realization Upon Defaulted Mortgage Loans.

Section 3.17      Trustee to Cooperate; Release of Mortgage Files

Section 3.18      Servicing Compensation.

Section 3.19      Reports to the Trustee; Collection Account Statements.

Section 3.20      Statement as to Compliance.

Section 3.21      Independent Public Accountants’ Servicing Report.

Section 3.22      Access to Certain Documentation.

Section 3.23      Title, Management and Disposition of REO Property.

Section 3.24      Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

Section 3.25      Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.

Section 3.26      Reserve Fund.

Section 3.27      Advance Facility.

Section 3.28      Policy; Claims Under the PMI Policy

Section 3.29      Reserved.

Section 3.30      Cap Agreement.

ARTICLE IV FLOW OF FUNDS

Section 4.01      Distributions.

Section 4.02      Preference Claims.

Section 4.03      Statements.

Section 4.04      Remittance Reports; Advances.

Section 4.05      Distributions on the REMIC Regular Interests.

Section 4.06      Allocation of Realized Losses.

Section 4.07      Compliance with Withholding Requirements.

Section 4.08      Commission Reporting.

ARTICLE V THE CERTIFICATES

Section 5.01      The Certificates.

Section 5.02      Registration of Transfer and Exchange of Certificates.

Section 5.03      Mutilated, Destroyed, Lost or Stolen Certificates.

Section 5.04      Persons Deemed Owners.

ARTICLE VI THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01      Liability of the Master Servicer and the Depositor.

Section 6.02      Merger or Consolidation of the Depositor or the Master Servicer.

Section 6.03      Limitation on Liability of the Depositor, the Master Servicer and Others.

Section 6.04      Limitation on Resignation of Master Servicer.

Section 6.05      Rights of the Depositor, the NIMS Insurer and the Trustee in Respect of the Master Servicer.

ARTICLE VII DEFAULT

Section 7.01      Master Servicer Events of Default.

Section 7.02      Trustee to Act; Appointment of Successor.

Section 7.03      Notification to Certificateholders.

Section 7.04      Waiver of Master Servicer Events of Default.

ARTICLE VIII THE TRUSTEE

Section 8.01      Duties of Trustee.

Section 8.02      Certain Matters Affecting the Trustee.

Section 8.03      Trustee Not Liable for Certificates or Mortgage Loans.

Section 8.04      Trustee May Own Certificates.

Section 8.05      Trustee’s Fees and Expenses.

Section 8.06      Eligibility Requirements for Trustee.

Section 8.07      Resignation or Removal of Trustee.

Section 8.08      Successor Trustee.

Section 8.09      Merger or Consolidation of Trustee.

Section 8.10      Appointment of Co‑Trustee or Separate Trustee.

Section 8.11      Appointment of Custodians.

Section 8.12      Appointment of Office or Agency.

Section 8.13      Representations and Warranties of the Trustee.

ARTICLE IX TERMINATION

Section 9.01      Termination Upon Purchase or Liquidation of All Mortgage Loans.

Section 9.02      Additional Termination Requirements.

ARTICLE X REMIC PROVISIONS

Section 10.01    REMIC Administration.

Section 10.02    Prohibited Transactions and Activities.

Section 10.03    Trustee, Master Servicer and Depositor Indemnification.

ARTICLE XI MISCELLANEOUS PROVISIONS

Section 11.01    Amendment.

Section 11.02    Recordation of Agreement; Counterparts.

Section 11.03    Limitation on Rights of Certificateholders.

Section 11.04    Governing Law; Jurisdiction.

Section 11.05    Notices.

Section 11.06    Severability of Provisions.

Section 11.07    Notice to the Rating Agencies and the NIMS Insurer.

Section 11.08    Article and Section References.

Section 11.09    Third-Party Beneficiaries.

Section 11.10    Grant of Security Interest.

Exhibits

Exhibit A‑1             Form of Class I‑A1 Certificates

Exhibit A‑2             Form of Class I‑A2 Certificates

Exhibit A‑3             Form of Class II‑A1 Certificates

Exhibit A‑4             Form of Class II‑A2 Certificates

Exhibit A‑5             Form of Class A‑3 Certificates

Exhibit A‑6             Form of Class M‑1 Certificates

Exhibit A‑7             Form of Class M‑2 Certificates

Exhibit A‑8             Form of Class M‑3 Certificates

Exhibit A‑9             Form of Class M‑4 Certificates

Exhibit A‑10           Form of Class M‑5 Certificates

Exhibit A‑11           Form of Class M‑6 Certificates

Exhibit A‑12           Form of Class M-7 Certificates

Exhibit A‑13           Form of Class B Certificates

Exhibit A‑14           Form of Class C Certificates

Exhibit A‑15           Form of Class P Certificates

Exhibit A‑16           Form of Class R Certificates

Exhibit A‑17           Form of Class R‑CX Certificates

Exhibit A‑18           Form of Class R‑PX Certificates

Exhibit B                Form of Cap Agreement

Exhibit C                Form of Mortgage Loan Purchase Agreement

Exhibit D                Mortgage Loan Schedule

Exhibit E‑1             Request for Release (for Trustee/Custodian)

Exhibit E‑2             Request for Release (Certificate – Mortgage Loan Paid in Full)

Exhibit E‑3             Form of Mortgage Loan Assignment Agreement

Exhibit F‑1             Form of Trustee’s Initial Certification

Exhibit F‑2             Form of Trustee’s Final Certification

Exhibit G                Reserved

Exhibit H                Form of Lost Note Affidavit

Exhibit I                  Form of ERISA Representation

Exhibit J                 Form of Investment Letter

Exhibit K                Form of Class R Certificate, Class R‑CX Certificate and Class R‑PX Certificate Transfer Affidavit

Exhibit L                 Form of Transferor Certificate

Schedules

Schedule I              Prepayment Charge Schedule

Schedule II             Cap Premium Schedule

Schedule III            Reserved

Schedule IV           PMI Mortgage Loan Schedule

This POOLING AND SERVICING AGREEMENT is dated as of October 1, 2004 (the “Agreement”), among LONG BEACH SECURITIES CORP., as depositor (the “Depositor”), LONG BEACH MORTGAGE COMPANY, as master servicer (the “Master Servicer”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass‑through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of eighteen classes of certificates, designated as (i) the Class I‑A1 Certificates, (ii) the Class I‑A2 Certificates, (iii) the Class II‑A1 Certificates, (iv) the Class II‑A2 Certificates, (v) the Class A‑3 Certificates, (vi) the Class M‑1 Certificates, (vii) the Class M‑2 Certificates, (viii) the Class M‑3 Certificates, (ix) the Class M‑4 Certificates, (x) the Class M‑5 Certificates, (xi) the Class M‑6 Certificates, (xii) the Class M‑7 Certificates, (xiii) the Class B Certificates, (xiv) the Class C Certificates, (xv) the Class P Certificates, (xvi) the Class R Certificates, (xvii) the Class R‑CX Certificates and (xviii) the Class R‑PX Certificates.

REMIC 1

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Reserve Fund and the Master Servicer Prepayment Charge Payment Amounts) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1.”  The Class R‑1 Interest will represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law.  The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass‑Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G‑1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests.  None of the REMIC 1 Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC 1 Pass-Through Rate	Assumed Final Maturity Date[1]
LT1-AA	$541,105,692.96	Variable[2]	November 2034
LT1-IA1	$2,078,120.00	Variable[2]	November 2034
LT1-IA2	$427,500.00	Variable[2]	November 2034
LT1-IIA1	$1,831,775.00	Variable[2]	November 2034
LT1-IIA2	$342,070.00	Variable[2]	November 2034
LT1-A3	$256,750.00	Variable[2]	November 2034
LT1-M1	$207,055.00	Variable[2]	November 2034
LT1-M2	$160,125.00	Variable[2]	November 2034
LT1-M3	$35,890.00	Variable[2]	November 2034
LT1-M4	$38,650.00	Variable[2]	November 2034
LT1-M5	$41,410.00	Variable[2]	November 2034
LT1-M6	$33,130.00	Variable[2]	November 2034
LT1-M7	$30,370.00	Variable[2]	November 2034
LT1-B	$16,565.00	Variable[2]	November 2034
LT1-ZZ	$5,543,563.33	Variable[2]	November 2034
LT1-1SUB	$9,017.20	Variable[2]	November 2034
LT1-1GRP	$59,129.60	Variable[2]	November 2034
LT1-2SUB	$7,823.25	Variable[2]	November 2034
LT1-2GRP	$51,300.15	Variable[2]	November 2034
LT1-XX	$552,021,496.08	Variable[2]	November 2034
LT1-P	$100.00	Variable[2]	November 2034

________________________

1          Solely for purposes of Section 1.860G‑1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC 1 Regular Interest.

2       Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass‑Through Rate” herein.

REMIC 2

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 2.” The Class R-2 Interest represents the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Pass‑Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC 2 and each class of uncertificated “regular interests” in REMIC 2:

Class Designation	Original Class Certificate Principal Balance	Pass‑Through Rate	Assumed Final Maturity Date[1]
I‑A1	$415,624,000.00	Variable[2]	November 2034
I‑A2	$85,500,000.00	Variable[2]	November 2034
II‑A1	$366,355,000.00	Variable[2]	November 2034
II‑A2	$68,414,000.00	Variable[2]	November 2034
A-3	$51,350,000.00	Variable[2]	November 2034
M‑1	$41,411,000.00	Variable[2]	November 2034
M‑2	$32,025,000.00	Variable[2]	November 2034
M‑3	$7,178,000.00	Variable[2]	November 2034
M‑4	$7,730,000.00	Variable[2]	November 2034
M‑5	$8,282,000.00	Variable[2]	November 2034
M‑6	$6,626,000.00	Variable[2]	November 2034
M‑7	$6,074,000.00	Variable[2]	November 2034
B	$3,313,000.00	Variable[2]	November 2034
Class C Interest[3]	$4,415,432.58	Variable[2]	November 2034
Class P Interest	$100.00	N/A4	November 2034

___________________

1          Solely for purposes of Section 1.860G‑1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates or uncertificated interests that represents one or more of the “regular interests” in REMIC 2.

2          Calculated in accordance with the definition of “Pass‑Through Rate” herein.

3          The Class C Interest will accrue interest at its variable Pass‑Through Rate on its Notional Amount outstanding from time to time, which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests.  The Class C Interest will not accrue interest on its Uncertificated Principal Balance.

4          The Class P Interest will not accrue interest.

REMIC CX

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC CX.”  The Class R‑CX Interest will represent the sole class of “residual interests” in REMIC CX for purposes of the REMIC Provisions (as defined herein) under federal income tax law.  The following table irrevocably sets forth the designation, the Pass‑Through Rate, initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G‑1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC CX Regular Interests.

Designation	Uncertificated REMIC CX Pass‑Through Rate	Initial Uncertificated Principal Balance	Assumed Final Maturity Date[1]
Class C	Variable[2]	$4,415,432.58	November 2034

_________________________

1          Solely for purposes of Section 1.860G‑1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC CX Regular Interest.

2       The Class C Certificates will not accrue interest on their Certificate Principal Balance.  Instead, the monthly interest due on the Class C Certificates will be 100% of the interest paid on the Class C Interest.

REMIC PX

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC PX.”  The Class R‑PX Interest will represent the sole class of “residual interests” in REMIC PX for purposes of the REMIC Provisions (as defined herein) under federal income tax law.  The following table irrevocably sets forth the designation, the Pass‑Through Rate, initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G‑1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC PX Regular Interests.

Designation	Uncertificated REMIC PX Pass‑Through Rate	Initial Uncertificated Principal Balance	Assumed Final Maturity Date[1]
Class P	N/A2	$100.00	November 2034

_________________________

1          Solely for purposes of Section 1.860G‑1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC PX Regular Interest.

2       The Class P Certificates will not accrue interest.

ARTICLE I
DEFINITIONS

Section 1.01          Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  Unless otherwise specified, all calculations in respect of interest on the Class A Certificates, the Class M Certificates and the Class B Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360‑day year and all other calculations of interest described herein shall be made on the basis of a 360‑day year consisting of twelve 30‑day months.  The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

“1933 Act”:  The Securities Act of 1933, as amended.

“Account”:  Either of the Collection Account and Distribution Account.

“Accrual Period”:  With respect to the Class C Certificates, the REMIC 1 Regular Interests and the Class C Interest, and each Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Class A Certificates, the Class M Certificates and the Class B Certificates, and each Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

“Adjustable Rate Mortgage Loan”:  A Mortgage Loan which provides for an adjustable Mortgage Rate payable with respect thereto.

“Adjusted Net Maximum Mortgage Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any Distribution Date, a per annum rate of interest equal to the Maximum Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan) or the Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a Fixed Rate Mortgage Loan), in either case as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Servicing Fee Rate, (ii) the PMI Insurer Fee Rate, if applicable, and (iii) the Trustee Fee Rate.

“Adjusted Net Mortgage Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any Distribution Date, a per annum rate of interest equal to the Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Servicing Fee Rate, (ii) the PMI Insurer Fee Rate, if applicable, and (iii) the Trustee Fee Rate.

“Adjustment Date”:  With respect to each Adjustable Rate Mortgage Loan, each date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut‑off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”:  As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

“Advancing Person”:  As defined in Section 3.27 hereof.

“Adverse REMIC Event”:  As defined in Section 10.01(f) hereof.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”:  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”:  With respect to any Distribution Date and any Class of the Offered Subordinate Certificates, an amount equal to (a) the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date less (b) any Allocated Realized Loss Amounts that have been reinstated with respect to such Class of Certificates on prior Distribution Dates due to Subsequent Recoveries.

“Assignment”:  An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office), which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

“Available Funds”:  With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Gross Subsequent Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related Prepayment Period (other than any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount in connection with the Mortgage Loans), (c) the aggregate of any amounts received in respect of an REO Property acquired in respect of a Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls on the Mortgage Loans for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer or the Trustee for such Distribution Date with respect to the Mortgage Loans, (f) the aggregate of any related advances made by or on behalf of the Trustee for such Distribution Date with respect to the Mortgage Loans pursuant to Section 7.02(b) and (g) the aggregate of any amounts constituting proceeds of repurchases or substitutions of the Mortgage Loans occurring during the related Prepayment Period over (ii) the sum, without duplication, of (a) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller, the NIMS Insurer or any Sub‑Servicer pursuant to Section 3.11 or Section 3.12 in respect of the Mortgage Loans or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (g) above, as the case may be, in error, (c) Stayed Funds, (d) any Trustee Fee pursuant to Section 8.05 and any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05, (e) the PMI Insurer Fee payable from the Distribution Account and (f) amounts reimbursable to the Trustee for an advance made pursuant to Section 7.02(b) which advance the Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Loss”:  With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

“Basis Risk Cap”:  The Cap Agreement to the extent it relates to the amounts paid thereon by the Cap Provider other than the Class C Excess Cap Amounts.

“Book‑Entry Certificates”:  Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof).  On the Closing Date, the Class A Certificates, the Class M Certificates and the Class B Certificates shall be Book‑Entry Certificates.

“Book‑Entry Custodian”:  The custodian appointed pursuant to Section 5.01(b).

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Delaware, the State of New York, the State of Washington, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

“Cap Agreement”:  The interest rate cap agreement consisting of the confirmation, the ISDA Master Agreement and the schedule thereto, dated October 25, 2004, between the Trustee, on behalf of the Trust, and the Cap Provider, and the related guarantee attached as Exhibit B hereto, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

“Cap Provider”:  Lehman Brothers Special Financing Inc.

“Certificate”:  Any Regular Certificate or Residual Certificate.

“Certificate Margin”:  With respect to the Class I‑A1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.20% per annum and (B) after the Optional Termination Date, 0.40% per annum.  With respect to the Class I‑A2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.51% per annum and (B) after the Optional Termination Date, 1.02% per annum.  With respect to the Class II‑A1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.27% per annum and (B) after the Optional Termination Date, 0.54% per annum.  With respect to the Class II‑A2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.53% per annum and (B) after the Optional Termination Date, 1.06% per annum.  With respect to the Class A‑3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.65% per annum and (B) after the Optional Termination Date, 1.30% per annum.  With respect to the Class M‑1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.80% per annum and (B) after the Optional Termination Date, 1.20% per annum.  With respect to the Class M‑2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.15% per annum and (B) after the Optional Termination Date, 1.725% per annum.  With respect to the Class M‑3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.35% per annum and (B) after the Optional Termination Date, 2.025% per annum.  With respect to the Class M‑4 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.55% per annum and (B) after the Optional Termination Date, 2.325% per annum.  With respect to the Class M‑5 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.00% per annum and (B) after the Optional Termination Date, 3.00% per annum.  With respect to the Class M‑6 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.20% per annum and (B) after the Optional Termination Date, 3.30% per annum.  With respect to the Class M‑7 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.50% per annum and (B) after the Optional Termination Date, 3.75% per annum.  With respect to the Class B Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.50% per annum and (B) after the Optional Termination Date, 3.75% per annum.

“Certificate Owner”:  With respect to each Book‑Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”:  With respect to any Class A Certificates, Class M Certificates, Class B Certificates or Class P Certificates immediately prior to any Distribution Date, an amount equal to the Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of an Offered Subordinate Certificate, Realized Losses allocated thereto on all prior Distribution Dates and, in the case of an Offered Subordinate Certificate, increased by the Allocated Realized Loss Amounts reinstated thereto on all prior Distribution Dates due to Subsequent Recoveries.  With respect to any Class C Certificates as of any date of determination, an amount equal to the Uncertificated Principal Balance of the Class C Interest.  The Residual Certificates will not have a Certificate Principal Balance.

“Certificate Register”:  The register established and maintained pursuant to Section 5.02 hereof.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non‑United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent, direction or taking any other action pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, direction or other action has been obtained, except as otherwise provided in Section 11.01.  The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the NIMS Insurer shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Class”:  Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A Certificates”:  The Group I Senior Certificates, the Group II Senior Certificates and the Offered Subordinate Certificates.

“Class I‑A1 Certificate”:  Any one of the Class I‑A1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑1 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class I‑A2 Certificate”:  Any one of the Class I‑A2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑2 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class II‑A1 Certificate”:  Any one of the Class II‑A1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑3 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class II‑A2 Certificate”:  Any one of the Class II‑A2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑4 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class A‑3 Certificate”:  Any one of the Class A‑3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑5 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class A‑3 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class A‑3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class A‑3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class B Certificate”:  Any one of the Class B Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑13, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class B Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class A‑3 Certificates (after taking into account the payment of the Class A‑3 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M‑5 Certificates (after taking into account the payment of the Class M‑5 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Principal Balance of the Class M‑6 Certificates (after taking into account the payment of the Class M‑6 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (x) the aggregate Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 99.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class C Cap”:  The Cap Agreement to the extent it relates to the Class C Excess Cap Amounts paid thereon.

“Class C Certificate”:  Any one of the Class C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑13, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC CX.

“Class C Excess Cap Amount”:  As defined in Section 3.26(b) hereof.

“Class C Interest” An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

“Class M Certificates”:  The Class M‑1 Certificates, the Class M‑2 Certificates, the Class M‑3 Certificates, the Class M‑4 Certificates, the Class M‑5 Certificates, the Class M‑6 Certificates and the Class M‑7 Certificates.

“Class M‑1 Certificate”:  Any one of the Class M‑1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑6 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class M‑1 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M‑1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class A‑3 Certificates (after taking into account the payment of the Class A‑3 Principal Distribution Amount on such Distribution Date) and (iii) the aggregate Certificate Principal Balance of the Class M‑1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M‑2 Certificate”:  Any one of the Class M‑2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑7, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class M‑2 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M‑2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class A‑3 Certificates (after taking into account the payment of the Class A‑3 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such Distribution Date) and (iv) the aggregate Certificate Principal Balance of the Class M‑2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M‑3 Certificate”:  Any one of the Class  M‑3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑8, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class M‑3 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M‑3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class A‑3 Certificates (after taking into account the payment of the Class A‑3 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such Distribution Date) and (v) the aggregate Certificate Principal Balance of the Class M‑3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M‑4 Certificate”:  Any one of the Class M‑4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑9, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class M‑4 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M‑4 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class A‑3 Certificates (after taking into account the payment of the Class A‑3 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such Distribution Date) and (vi) the aggregate Certificate Principal Balance of the Class M‑4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M‑5 Certificate”:  Any one of the Class M‑5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑10, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class M‑5 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M‑5 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class A‑3 Certificates (after taking into account the payment of the Class A‑3 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such Distribution Date), and (vii) the aggregate Certificate Principal Balance of the Class M‑5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M‑6 Certificate”:  Any one of the Class M‑6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑11, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class M‑6 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M‑6 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class A‑3 Certificates (after taking into account the payment of the Class A‑3 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M‑5 Certificates (after taking into account the payment of the Class M‑5 Principal Distribution Amount on such Distribution Date) and (viii) the aggregate Certificate Principal Balance of the Class M‑6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M‑7 Certificate”:  Any one of the Class M‑7 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑12, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

“Class M‑7 Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M‑7 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class A‑3 Certificates (after taking into account the payment of the Class A‑3 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M‑5 Certificates (after taking into account the payment of the Class M‑5 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Principal Balance of the Class M‑6 Certificates (after taking into account the payment of the Class M‑6 Principal Distribution Amount on such Distribution Date) and (ix) the aggregate Certificate Principal Balance of the Class M‑7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class P Certificate”:  Any one of the Class P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑15, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC PX.

“Class P Interest”:  An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

“Class R Certificate”:  Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑16, executed, authenticated and delivered by the Trustee, evidencing the ownership of the Class R‑1 Interest and the Class R‑2 Interest.

“Class R‑1 Interest”:  The Residual Interest in REMIC 1.

“Class R‑2 Interest”:  The Residual Interest in REMIC 2.

“Class R‑CX Certificate”:  Any one of the Class R‑CX Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑17, executed, authenticated and delivered by the Trustee, evidencing the ownership of the Class R‑CX Interest.

“Class R‑CX Interest”:  The Residual Interest in REMIC CX.

“Class R‑PX Certificate”:  Any one of the Class R‑PX Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A‑18, executed, authenticated and delivered by the Trustee, evidencing the ownership of the Class R‑PX Interest.

“Class R‑PX Interest”:  The Residual Interest in REMIC PX.

“Close of Business”:  As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

“Closing Date”:  October 25, 2004.

“Closing Date Mortgage Loans”:  The Group I Closing Date Mortgage Loans and the Group II Closing Date Mortgage Loans.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collection Account”:  The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled “Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2004‑6, Asset‑Backed Certificates, Series 2004‑6” and which must be a segregated Eligible Account.

“Commission”:  The Securities and Exchange Commission.

“Compensating Interest”:  As defined in Section 3.24.

“Corporate Trust Office”:  The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

“Corresponding Certificates”:  With respect to (i) REMIC 1 Regular Interest LT1-IA1, (ii) REMIC 1 Regular Interest LT1-IA2, (iii) REMIC 1 Regular Interest LT1-IIA1, (iv) REMIC 1 Regular Interest LT1-IIA2, (v) REMIC 1 Regular Interest LT1-A3, (vi) REMIC 1 Regular Interest LT1-M1, (vii) REMIC 1 Regular Interest LT1-M2, (viii) REMIC 1 Regular Interest LT1-M3, (ix) REMIC 1 Regular Interest LT1-M4, (x) REMIC 1 Regular Interest LT1-M5, (xi) REMIC 1 Regular Interest LT1-M6, (xii) REMIC 1 Regular Interest LT1-M7, (xiii) REMIC 1 Regular Interest LT1-B, (xiv) the Class C Interest and (xv) REMIC 1 Regular Interest LT1-P and the Class P Interest, (i) the Class I‑A1 Certificates, (ii) the Class I‑A2 Certificates, (iii) the Class II‑A1 Certificates, (iv) the Class II‑A2 Certificates, (v) the Class A‑3 Certificates, (vi) the Class M‑1 Certificates, (vii) the Class M‑2 Certificates, (viii) the Class M‑3 Certificates, (ix) the Class M‑4 Certificates, (x) the Class M‑5 Certificates, (xi) the Class M‑6 Certificates, (xii) the Class M-7 Certificates, (xiii) the Class B Certificates, (xiv) the Class C Certificates and (xv) the Class P Certificates, respectively.

“Credit Enhancement Percentage”:  With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the sum of the aggregate Certificate Principal Balance of the Offered Subordinate Certificates and the Uncertificated Principal Balance of the Class C Interest, calculated prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

“Cumulative Loss Percentage”:  With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred (less any Subsequent Recoveries allocated to the Certificate Principal Balance of any Certificate) from the Cut‑off Date to the last day of the calendar month preceding such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut‑off Date.

“Cumulative Loss Trigger Event”:  A Cumulative Loss Trigger Event has occurred with respect to any Distribution Date in or after November 2007, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred (less any Subsequent Recoveries) with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, exceeds the applicable percentage set forth below for such Distribution Date:

Distribution Date Occurring in	Cumulative Loss Percentage
November 2007 through October 2008	2.50% for the first month, plus an additional 1/12th of 0.75% for each month thereafter.
November 2008 through October 2009	3.25% for the first month, plus an additional 1/12th of 0.75% for each month thereafter.
November 2009 through October 2010	4.00% for the first month, plus an additional 1/12th of 0.25% for each month thereafter.
November 2010 and thereafter	4.25% for each month

“Custodial Agreement”:  Any agreement that may be entered into by the Trustee and any Custodian or any agreement assigned to the Trustee providing for holding and safekeeping of Mortgage Files on behalf of the Trust.

“Custodian”:  A custodian appointed as provided in Section 8.11 hereof pursuant to a Custodial Agreement.

“Cut‑off Date”:  With respect to each Closing Date Mortgage Loan, October 1, 2004; and with respect to each Qualified Substitute Mortgage Loan, its date of substitution, as applicable.

“Cut‑off Date Aggregate Principal Balance”:  The aggregate of the Cut‑off Date Principal Balances of the Mortgage Loans.

“Cut‑off Date Principal Balance”:  With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut‑off Date (with respect to a Closing Date Mortgage Loan); or as of the applicable date of substitution (with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut‑off Date, whether or not received.

“Debt Service Reduction”:  With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”:  As defined in Section 5.01(b) hereof.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquency Percentage”:  With respect to any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties related to the Mortgage Loans and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days Delinquent under the bankruptcy plan) by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

“Delinquency Trigger Event”:  A Delinquency Trigger Event has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds 49.00% of the Credit Enhancement Percentage.

“Delinquent”:  With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan.  For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

“Depositor”:  Long Beach Securities Corp., a Delaware corporation, or any successor in interest.

“Depository”:  The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository shall initially be the registered Holder of the Book‑Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8‑102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book‑entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”:  Any:  (A) “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of  (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code; (B) “electing large partnership” within the meaning of Section 775 of the Code; or (C) other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person.  A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to income tax and a majority of its board of directors is not selected by a governmental unit.  The terms “United States,” “state” and “international organization” shall have the meanings set forth in Section 7701 of the Code.

“Distribution Account”:  The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled “Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of Long Beach Mortgage Loan Trust 2004‑6, Asset‑Backed Certificates, Series 2004‑6” and which must be a segregated Eligible Account.

“Distribution Date”:  The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in November 2004.

“Due Date”:  With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Effective Date”:  As defined in Section 3.13 hereof.

“Eligible Account”:  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short‑term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short‑term unsecured debt obligations of such holding company) are rated no lower than F‑1 by Fitch and A‑1 by S&P (or comparable ratings Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein; provided that so long as Washington Mutual Bank, FA is the Sub-Servicer, any account maintained with Washington Mutual Bank, FA shall be an Eligible Account if the long-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than “A2” by Moody’s, or “A” by Fitch and “A‑” by S&P and the short-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than A‑2 by S&P, provided that if the long-term unsecured debt obligations of Washington Mutual Bank, FA are downgraded by S&P to a rating lower than “A‑” or the short-term unsecured debt obligations of Washington Mutual Bank, FA are downgraded by S&P to a rating lower than A‑2, Washington Mutual Bank, FA shall transfer the deposits in any account maintained by Washington Mutual Bank, FA (unless any such account is otherwise qualified as an Eligible Account pursuant to (ii), (iii) or (iv) of the definition of Eligible Account) to an Eligible Account within ten (10) Business Days of notification of such downgrade, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to the NIMS Insurer and each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee.  Eligible Accounts may bear interest.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“Escrow Payments”:  As defined in Section 3.09 hereof.

“Excess Overcollateralized Amount”: With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Extra Principal Distribution Amount”:  With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Extraordinary Trust Fund Expense”:  Any amounts reimbursable to the Trustee, or any director, officer, employee or agent of the Trustee, from the Trust Fund pursuant to Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC pursuant to Section 10.01(c), any amounts payable from the Trust Fund as a trustee fee for any successor trustee and any amounts payable by the Trustee for the recording of the assignments of mortgage pursuant to Section 2.01.

“Fannie Mae”:  Federal National Mortgage Association, or any successor thereto.

“FDIC”:  Federal Deposit Insurance Corporation, or any successor thereto.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Master Servicer pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Master Servicer shall maintain records, prepared by a Servicing Representative, of each Final Recovery Determination made thereby.

“Fitch”:  Fitch Ratings, Inc., or its successor in interest.

“Fixed Rate Mortgage Loan”:  A Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto.

“Formula Rate”:  For any Distribution Date and the Class A Certificates, the Class M Certificates and the Class B Certificates, the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the related Maximum Cap Rate.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Gross Subsequent Recoveries”:  Any unexpected recoveries related to a Liquidated Mortgage Loan received by the Master Servicer which were allocated as a Realized Loss in reducing a Certificate Principal Balance of a Class of the Offered Subordinate Certificates on a Distribution Date prior to the Prepayment Period in which such funds were received.  Gross Subsequent Recoveries may include but are not limited to unanticipated insurance settlements, tax refunds, or mortgage bankruptcy distributions.

“Group I Closing Date Mortgage Loans”:  Any of the Group I Mortgage Loans included in the Trust Fund on the Closing Date.  The aggregate Cut-off Date Principal Balance of the Group I Closing Date Mortgage Loans is equal to $591,296,045.58.

“Group I Interest Remittance Amount”:  With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

“Group I Mortgage Loans”:  Those Mortgage Loans identified as Group I Mortgage Loans on the Mortgage Loan Schedule.

“Group I Principal Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Group I Principal Distribution Amount”:  The sum of (i) (x) the Group I Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount multiplied by the Group I Principal Allocation Percentage for such Distribution Date, and (ii) the Extra Principal Distribution Amount multiplied by the Group I Principal Allocation Percentage for such Distribution Date.

“Group I Principal Remittance Amount”:  With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group I Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Gross Subsequent Recoveries received during the related Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price representing principal with respect to the Group I Mortgage Loans.

“Group I Senior Certificates”:  The Class I‑A1 Certificates and the Class I‑A2 Certificates.

“Group I Senior Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 69.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,364,246.65.

“Group II Closing Date Mortgage Loans”:  Any of the Group II Mortgage Loans included in the Trust Fund on the Closing Date.  The aggregate Cut-off Date Principal Balance of the Group II Closing Date Mortgage Loans is equal to $513,001,487.00.

“Group II Interest Remittance Amount”:  With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

“Group II Mortgage Loans”:  Those Mortgage Loans identified as Group II Mortgage Loans on the Mortgage Loan Schedule.

“Group II Principal Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Group II Principal Distribution Amount”:  With respect to any Distribution Date, the sum of (i) (x) the Group II Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount multiplied by the Group II Principal Allocation Percentage for such Distribution Date, and (ii)  the Extra Principal Distribution Amount multiplied by the Group II Principal Allocation Percentage for such Distribution Date.

“Group II Principal Remittance Amount”:  With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group II Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Gross Subsequent Recoveries received during the related Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price representing principal with respect to the Group II Mortgage Loans.

“Group II Senior Certificates”:  The Class II‑A1 Certificates and the Class II‑A2 Certificates.

“Group II Senior Principal Distribution Amount”:  With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 69.50% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,051,185.93.

“Indenture”:  The indenture or a document of similar import, if any, entered into following the Closing Date, by the NIMS Issuer relating to the NIM Notes to be issued thereunder.

“Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”:  Either (i) any Person (other than the Master Servicer) that would be an “independent contractor” with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856‑4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”:  With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Initial Certificate Principal Balance”:  With respect to any Regular Certificate, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Notional Amount”:  With respect to any Class C Certificate, the amount designated “Initial Notional Amount” on the face thereof.

“Insurance Proceeds”:  Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or the related Mortgaged Property (including any related PMI Policy), to the extent such proceeds are not (i) to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage or (ii) Gross Subsequent Recoveries with respect to such Mortgage Loan.

“Insured NIM Notes”:  Net interest margin securities, if any, issued by the NIMS Issuer, which are backed, in whole or in part, by the cashflow on certain or all of the Class C Certificates and the Class P Certificates and insured by the NIMS Insurer.

“Interest Determination Date”:  With respect to the Class A Certificates, the Class M Certificates and the Class B Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

“Interest Remittance Amount”:  The Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

“Late Collections”:  With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Gross Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

“LIBOR”:  With respect to each Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the “Interest Settlement Rate” for United States dollar deposits of one‑month maturity set forth by the British Bankers’ Association (the “BBA”), as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.  With respect to any Interest Determination Date, if the BBA’s Interest Settlement Rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date the Trustee will obtain such rate from Reuters Monitor Money Rates Service page “LIBOR01” or Bloomberg L.P. page “BBAM.”  Alternatively, the Trustee may request the principal London office of each of the Reference Banks to provide a quotation of its rate.  On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

(i)         If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiples of 0.03125%); and

(ii)        If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

“LIBOR Business Day”:  Any day on which banks in The City of London, England and New York City are open for conducting transactions in foreign currency and exchange.

“Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01.  With respect to any REO Property, either of the following events:  (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 9.01.

“Liquidation Proceeds”:  The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

“Loan Group”:  Either Loan Group I or Loan Group II.

“Loan Group I”:  All of the Group I Mortgage Loans collectively.

“Loan Group II”:  All of the Group II Mortgage Loans collectively.

“Loan‑to‑Value Ratio”:  As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the (x) Principal Balance of the Mortgage Loan (if such Mortgage Loan is secured by a first lien on the related Mortgaged Property) or the sum of the Principal Balance of the Mortgage Loan and any other mortgage loan secured by a senior lien on the related Mortgaged Property (if such Mortgage Loan is secured by a junior lien on the related Mortgaged Property) and the denominator of which is (y) the Value of the related Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Marker Rate:”  With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) multiplied by the weighted average of the Pass‑Through Rates for REMIC 1 Regular Interests LT1-IA1, LT1-IA2, LT1-IIA1, LT1-IIA2, LT1-A3, LT1-M1, LT1-M2, LT1-M3, LT1-M4, LT1-M5, LT1-M6, LT1-M7, LT1-B and LT1-ZZ, with the rates on each such REMIC 1 Regular Interest (other the REMIC 1 Regular Interest LT1‑ZZ) subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin for the Corresponding Certificate for such REMIC 1 Regular Interest, and (ii) the Net WAC Rate for the Corresponding Certificates, and the rate on REMIC 1 Regular Interest LT1-ZZ subject to a cap of zero for purposes of this calculation and with the rates on all of the REMIC 1 Regular Interests multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period for each such REMIC 1 Regular Interest and the denominator of which is 30.

“Master Servicer”:  Long Beach Mortgage Company, a Delaware corporation, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

“Master Servicer Event of Default”:  One or more of the events described in Section 7.01.

“Master Servicer Prepayment Charge Payment Amount”:  The amounts (i) payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth in Section 2.04(a)(viii) or (ii) collected from the Master Servicer in its capacity as Seller in respect of a remedy for the breach of the representation and warranty made by the Master Servicer in its capacity as Seller set forth in Section 2.04(a)(vii).

“Master Servicer Remittance Date”:  With respect to any Distribution Date, 3:00 p.m. New York time on the Business Day preceding the Distribution Date.

“Master Servicer Termination Test”:  With respect to any Distribution Date, the Master Servicer Termination Test will be failed with respect to the Master Servicer if the Cumulative Loss Percentage exceeds 6.125%.

“Maximum Cap Rate”:  For any Distribution Date and the Group I Senior Certificates, a per annum rate equal to (a) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

For any Distribution Date and the Group II Senior Certificates, a per annum rate equal to (a) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

For any Distribution Date and the Offered Subordinate Certificates, a per annum rate equal to (a) the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each Loan Group the sum of the current Certificate Principal Balances of the related Classes of the Senior Certificates) of (1) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and (2) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

“Maximum LT1-ZZ Uncertificated Accrued Interest Deferral Amount”: With respect to any Distribution Date, the excess of (i) Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC 1 Regular Interest LT1-ZZ and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-ZZ over (y) the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC 1 Regular Interests LT1-IA1, LT1-IA2, LT1-IIA1, LT1-IIA2, LT1-A3, LT1-M1, LT1-M2, LT1-M3, LT1-M4, LT1-M5, LT1-M6, LT1-M7 and LT1-B, with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin for the Corresponding Certificate for such REMIC 1 Regular Interest, and (ii) the Net WAC Rate for the Corresponding Certificates; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to all of the REMIC 1 Regular Interests shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

“Maximum Mortgage Rate”:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“Minimum Mortgage Rate”:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“Monthly Interest Distributable Amount”:  With respect to any Distribution Date and the Class A Certificates, the Class M Certificates and the Class B Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date.  With respect to the Class C Interest and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Notional Amount of such Class immediately prior to such Distribution Date.  With respect to the Class C Certificates and any Distribution Date, the Monthly Interest Distributable Amount shall equal the Monthly Interest Distributable Amount for the Class C Interest.

In all cases, the Monthly Interest Distributable Amount for any Class of Certificates and the Class C Interest shall be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such Class under Section 1.03.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:  (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Sections 3.01 and 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”:  Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first priority security interest in or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”:  The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”:  Each mortgage loan transferred and assigned to the Trustee and delivered to the Trustee or another Custodian pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”:  The agreement between the Master Servicer, in its capacity as Seller, and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

“Mortgage Loan Schedule”:  As of any date, the list of Mortgage Loans included in REMIC 1 on such date, attached hereto as Exhibit D.  The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information as of the Cut‑off Date with respect to each Mortgage Loan, as applicable:

(i)           the Mortgagor’s name and the originator’s Mortgage Loan identifying number;

(ii)           the street address of the Mortgaged Property including the state and zip code;

(iii)          a code indicating whether the Mortgaged Property is owner‑occupied;

(iv)          the type of Residential Dwelling constituting the Mortgaged Property;

(v)          the original months to maturity;

(vi)          the Loan‑to‑Value Ratio and the combined Loan‑to‑Value Ratio at origination;

(vii)         the Mortgage Rate in effect immediately following the Cut‑off Date;

(viii)        the date on which the first Monthly Payment was due on the Mortgage Loan;

(ix)          the stated maturity date;

(x)          the amount of the Monthly Payment due on the first Due Date after the Cut‑off Date;

(xi)          the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xii)         the original principal amount of the Mortgage Loan;

(xiii)        the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut‑off Date;

(xiv)        whether such Mortgage Loan is a Fixed Rate Mortgage Loan or an Adjustable Rate Mortgage Loan, and with respect to each Adjustable Rate Mortgage Loan:  (a) the Gross Margin, (b) the Maximum Mortgage Rate, (c) the Minimum Mortgage Rate, (d) the Periodic Rate Cap for the first Adjustment Date and each subsequent Adjustment Date and (e) the next Adjustment Date immediately following the Cut‑off Date;

(xv)         a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash‑out refinancing);

(xvi)        the Mortgage Rate at origination;

(xvii)       a code indicating the documentation program;

(xviii)      the Seller’s risk grade and the FICO score;

(xix)        the Value of the Mortgaged Property;

(xx)         the sale price of the Mortgaged Property, if applicable;

(xxi)        whether such Mortgage Loan is secured by a first lien or a second lien on the related Mortgaged Property;

(xxii)       the date of origination;

(xxiii)      the stated remaining months to maturity as of the Cut‑off Date;

(xxiv)      the current principal and interest payment of the Mortgage Loan as of the Cut‑off Date;

(xxv)       the interest “paid to date” of the Mortgage Loan as of the Cut‑off Date;

(xxvi)      a code indicating whether the Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan;

(xxvii)     a code indicating the Index that is associated with such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

(xxviii)     the rate adjustment frequency (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

(xxix)      the number of years the prepayment penalty is in effect; and

(xxx)       a code indicating that such Mortgage Loan is covered under the PMI Policy.

The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut‑off Date:  (1) the number of Mortgage Loans; (2) the Cut‑off Date Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement.  With respect to any Qualified Substitute Mortgage Loan, Cut‑off Date shall refer to the related Cut‑off Date for such Mortgage Loan, determined in accordance with the definition of Cut‑off Date herein.  The Mortgage Loan Schedule shall clearly identify the Mortgage Loans that are included in Group I Mortgage Loans and those that are included in Group II Mortgage Loans.

“Mortgage Note”:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”:  The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”:  With respect to each Fixed Rate Mortgage Loan, the annual rate set forth in the related Mortgage Note, as amended, modified or supplemented from time to time.  With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut‑off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut‑off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note.  With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”:  The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of real property improved by a Residential Dwelling.

“Mortgagor”:  The obligor on a Mortgage Note.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

“Net Monthly Excess Cashflow”:  With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date, (b) any Remaining Principal Distribution Amount and (c) the positive excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates, the Class M Certificates and the Class B Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

“Net Mortgage Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

“Net Prepayment Interest Shortfall”:  With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net WAC Rate”:  For any Distribution Date and the Group I Senior Certificates, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.  For federal income tax purposes, the Net WAC Rate for the Group I Senior Certificates shall be expressed as a rate equal to the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1-1GRP multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

For any Distribution Date and the Group II Senior Certificates, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.  For federal income tax purposes, the Net WAC Rate for the Group II Senior Certificates shall be expressed as a rate equal to the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1-2GRP multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

For any Distribution Date and the Offered Subordinate Certificates, the Subordinated Net WAC Rate.

“Net WAC Rate Carryover Amount”:  With respect to the Class A Certificates, the Class M Certificates and the Class B Certificates and any Distribution Date for which the Pass‑Through Rate for such Class of Certificates for such Distribution Date is the related Net WAC Rate, the sum of (i) the positive excess of (A) the amount of interest that would have been payable to such Class of Certificates on such Distribution Date if the Pass‑Through Rate for such Class of Certificates for such Distribution Date were calculated at the related Formula Rate over (B) the amount of interest payable on such Class of Certificates at the related Net WAC Rate for such Distribution Date and (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid together with interest thereon at a rate equal to the related Formula Rate for such Class of Certificates for the most recently ended Accrual Period.

“New Lease”:  Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“NIM Notes”:  The Insured NIM Notes and the Other NIM Notes.

“NIMS Insurer”:  A Person, or any of its successors that shall be the insurer under an insurance policy insuring certain payments on Insured NIM Notes, if any, provided, however, upon the occurrence of certain events (as set forth in the Indenture and/or any other agreement among such Person, the NIMS Issuer, the Master Servicer, the Trustee and/or other Persons), the NIMS Insurer shall be the Person designated in the Indenture or such other agreement.  If none of the net interest margin securities have been issued by the NIMS Issuer, that are insured by an insurance policy, there shall be no NIMS Insurer under this Agreement, all references to the NIMS Insurer or Insured NIM Notes in this agreement are for administrative convenience only, shall be completely disregarded and no Person shall have any rights of the NIMS Insurer under this Agreement.

“NIMS Insurer Default”:  The existence and continuation of any default by the NIMS Insurer (including a failure by the NIMS Insurer to make a payment) under an insurance policy or policies issued in connection with the Indenture.

“NIMS Issuer”:  One or more Affiliates of the Depositor or Lehman Brothers Holdings Inc. and/or one or more entities sponsored by an Affiliate of the Depositor or Lehman Brothers Holdings Inc.

“Nonrecoverable Advance”:  Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Notional Amount”:  With respect to the Class C Interest, immediately prior to any Distribution Date, an amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests.  With respect to the Class C Certificates, immediately prior to any Distribution Date, an amount equal to the Notional Amount of the Class C Interest.

“Offered Subordinate Certificates”:  The Class A‑3 Certificates, the Class M Certificates and the Class B Certificates.

“Officers’ Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, reasonably acceptable to the Trustee, if such opinion is delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”:  The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund is equal to or less than 10% of the Cut-off Date Principal Balance of the Closing Date Mortgage Loans.

“Original Class Certificate Principal Balance”:  With respect to the Class A Certificates, the Class M Certificates, the Class B Certificates and the Class P Certificates, the corresponding Certificate Principal Balance on the Closing Date.

“Original Class Notional Amount”:  With respect to the Class C Interest, $4,415,432.58.

“Other NIM Notes”:  Net Interest Margin Securities, if any, issued by the NIMS Issuer, which are backed, in whole or in part, by the cashflow on certain Class C Certificates and the Class P Certificates and not insured by any NIMS Insurer.

“Overcollateralization Deficiency Amount”:  With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the aggregate Principal Remittance Amount is applied as a principal payment on such Distribution Date).

“Overcollateralization Floor”:  $4,415,432.58.

“Overcollateralization Release Amount”:  With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

“Overcollateralization Target Amount”:  With respect to any Distribution Date, the Overcollateralization Floor.

“Overcollateralized Amount”:  With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Class M Certificates, the Class B Certificates and the Uncertificated Principal Balance of the Class P Interest as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date, other than distributions of the Extra Principal Distribution Amount, if any).

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass‑Through Rate”:

With respect to the Class A Certificates, the Class M Certificates and the Class B Certificates for any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate for such Distribution Date.

For federal income tax purposes, the Pass-Through Rate will be calculated without respect to any amounts paid in excess of the applicable strike rate set forth in the Cap Agreement, which such amounts shall be deemed to be paid in respect of Net WAC Rate Carryover Amounts and paid outside of any REMIC created herein.

With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (P) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interests LT1-AA, LT1-IA1, LT1-IA2, LT1-IIA1, LT1-IIA2, LT1-A3, LT1-M1, LT1-M2, LT1-M3, LT1-M4, LT1-M5, LT1-M6, LT1-M7, LT1-B, LT1-ZZ and LT1‑P.  For purposes of calculating the Pass‑Through Rate for the Class C Interest, the numerator is equal to the sum of the following components:

(A)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-AA;

(B)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-IA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-IA1;

(C)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-IA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-IA2;

(D)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-IIA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-IIA1;

(E)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-IIA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-IIA2;

(F)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-A3;

(G)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M1;

(H)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M2;

(I)        the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M3;

(J)        the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M4;

(K)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M5;

(L)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M6;

(M)      the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-M7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M7;

(N)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-B;

(O)       the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-ZZ; and

(P)       100% of the interest on REMIC 1 Regular Interest LT1‑P.

The Class C Certificates will not have a Pass‑Through Rate, but will be entitled to 100% of the distributions on the Class C Interest.

“Percentage Interest”:  With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Notional Amount represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Notional Amount of the related Class.  With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, with respect to each Class referred to in this paragraph, that the sum of all such percentages for each such Class totals 100%.

“Periodic Rate Cap”:  With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the NIMS Insurer or the Trustee serves as an advisor:

(i)         direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)        (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short‑term uninsured debt rating in the highest available rating category of Fitch, Moody’s and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short‑term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short‑term rating of such institution shall be A‑1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)       repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F‑1+ or higher by Fitch, rated A‑1+ by S&P and rated A2 or higher by Moody’s;

(iv)       securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long‑term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v)        commercial paper (including both non‑interest‑bearing discount obligations and interest‑bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short‑term unsecured debt rating available at the time of such investment;

(vi)       units of taxable money market funds (which may be 12b‑1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940), which funds have the highest rating available for such securities from the Rating Agencies or which have been designated in writing by the Rating Agencies as Permitted Investments; and

(vii)      if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

The Trustee or its Affiliates are permitted to receive additional compensation (such compensation shall not be an expense of the Trust or constitute an Extraordinary Trust Fund Expense) that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

“Permitted Transferee”:  Any transferee of a Residual Certificate other than a Disqualified Organization or a non‑U.S. Person.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”:  Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“PMI Insurer”:  Radian Guaranty Inc., or its successor in interest.

“PMI Insurer Fee”:  The amount payable to the PMI Insurer on each Distribution Date, which amount shall equal one twelfth of the product of (i) the PMI Insurer Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the PMI Mortgage Loans and any related REO Properties as of the first day of the related Due Period plus any applicable premium taxes on the PMI Mortgage Loans located in the States of West Virginia and Kentucky.

“PMI Insurer Fee Rate”:  1.54% per annum.

“PMI Mortgage Loans”:  The Mortgage Loans insured by the PMI Insurer set forth on the list of Mortgage Loans attached hereto as Schedule IV.

“PMI Policy”:  The PMI Insurer primary private mortgage Insurance Policy No. 22091 and related Mortgage Guaranty Commitment Certificate reference ID# 04-998064 and related assignment.

“Preference Claim”:  As defined in Section 4.02 hereof.

“Prepayment Assumption”:  The pricing prepayment assumption as described in the Prospectus Supplement.

“Prepayment Charge”:  With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”:  As of the Cut‑off Date, a list attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

(i)         the Mortgage Loan identifying number;

(ii)        a code indicating the type of Prepayment Charge;

(iii)       the state of origination of the related Mortgage Loan;

(iv)       the date on which the first monthly payment was due on the related Mortgage Loan;

(v)        the term of the related Prepayment Charge; and

(vi)       the principal balance of the related Mortgage Loan as of the Cut‑off Date.

The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the NIMS Insurer and the Trustee.

“Prepayment Interest Shortfall”:  With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the lesser of (i) the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period and (ii) 30 days.  The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

“Prepayment Period”:  With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

“Prime Rate”:  The prime rate of United States money center commercial banks as published in The Wall Street Journal.

“Principal Balance”:  As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut‑off Date Principal Balance, minus all collections credited against the Cut‑off Date Principal Balance of any such Mortgage Loan.  For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.  As to any REO Property and any day, the Principal Balance of the related Mortgage Loan shall equal the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

“Principal Distribution Amount”:  With respect to any Distribution Date, the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

“Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”:  With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

“Prospectus Supplement”:  That certain Prospectus Supplement dated October 20, 2004, relating to the public offering of the Class A Certificates, the Class M Certificates and the Class B Certificates.

“Purchase Price”:  With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01, and as confirmed by an Officers’ Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed in respect of REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances, Advances and Nonrecoverable Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11 (a)(ix) and Section 3.16(b), (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, enforcement expenses reasonably incurred or to be incurred by the NIMS Insurer, the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation and (vi) in the case of a Mortgage Loan required to be repurchased pursuant to Section 2.03 because such Mortgage Loan is in breach of the representation in Section 6(xlvi) of the Mortgage Loan Purchase Agreement, any additional costs or damages in excess of the amounts to be paid pursuant to clauses (i) through (v) above (including attorney’s fees) incurred by the Trust as a result of the Trust’s status as an assignee or purchaser of such Mortgage Loans.

Notwithstanding the foregoing, if an amount of Mortgage Loans (measured by the aggregate principal balance) that is in excess of 2.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-Off Date has previously been repurchased (exclusive of any Mortgage Loans purchased by the Master Servicer pursuant to Section 3.16(c)) or substituted for, then in addition to those requirements set forth above, the Purchase Price shall include the amount of any related Prepayment Charge (other than with respect to a Purchase Price paid in connection with Section 9.01).

“Qualified Insurer”:  Any insurance company acceptable to Fannie Mae and Freddie Mac.

“Qualified Substitute Mortgage Loan”:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5.00% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not greater than the Maximum Mortgage Rate on the Deleted Mortgage Loan and have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current (with no contractual delinquencies outstanding) as of the date of substitution, (viii) have a Loan‑to‑Value Ratio as of the date of substitution equal to or lower than the Loan‑to‑Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (x) have been underwritten or reunderwritten by the Seller in accordance with the same or, as determined by the Seller, more favorable, underwriting guidelines as the Deleted Mortgage Loan, (xi) with respect to Qualified Substitute Mortgage Loans substituted for Deleted Mortgage Loans that are Group I Mortgage Loans, have had an original Principal Balance that conformed to Fannie Mae and Freddie Mac loan limits as of the date of its origination, (xii) be secured by the same property type as the Deleted Mortgage Loan, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan, (xiv) be covered by the PMI Policy if the Deleted Mortgage Loan was covered by the PMI Policy, and (xv) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances (applied separately for the Group I Mortgage Loans and Group II Mortgage Loans), the Mortgage Rates described in clauses (ii) through (v) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan‑to‑Value Ratios described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Notwithstanding the foregoing, if an amount of Mortgage Loans (measured by the aggregate principal balance) that is in excess of 2.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-Off Date has previously been repurchased (exclusive of any Mortgage Loans purchased by the Master Servicer pursuant to Section 3.16(c)) or substituted for, then in addition to clauses (i) through (xiv) above, each Qualified Substitute Mortgage Loan shall also have a Prepayment Charge provision at least as favorable to the Holders of the Class P Certificates as the Prepayment Charge provisions in the Deleted Mortgage Loan.

“Rating Agency or Rating Agencies”:  Fitch and S&P or their successors.  If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

“Realized Loss”:  With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds and Insurance Proceeds in respect of such Mortgage Loan.

“Record Date”:  With respect to (i) the Class C Certificates, the Class P Certificates, the Residual Certificates and any Definitive Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the Class A Certificates, the Class M Certificates and the Class B Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for a Class A Certificate, a Class M Certificate or a Class B Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

“Recording Documents”:  As defined in Section 2.01 hereof.

“Reference Banks”:  Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Trustee with the consent of the NIMS Insurer; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trustee with the consent of the NIMS Insurer which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

“Refinanced Mortgage Loan”:  A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificates”:  The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class C Certificates and the Class P Certificates.

“Relief Act”:  The Servicemembers’ Civil Relief Act of 2003.

“Relief Act Interest Shortfall”:  With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“Remaining Principal Distribution Amount”:  With respect to any Distribution Date, an amount equal to the Principal Distribution Amount remaining after the distributions set forth in Section 4.01(c)(i).

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”:  The segregated pool of assets subject hereto, constituting a primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of:  (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies, including the PMI Policy, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.  Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Fund and Master Servicer Prepayment Charge Payment Amounts.

“REMIC 1 Interest Loss Allocation Amount”:  With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass‑Through Rate for REMIC 1 Regular Interest LT1-AA minus the Marker Rate, divided by (b) 12.

“REMIC 1 Overcollateralization Target Amount ”:  0.50% of the Overcollateralization Target Amount.

“REMIC 1 Overcollateralized Amount”:  With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-IA1, REMIC 1 Regular Interest LT1-IA2, REMIC 1 Regular Interest LT1-IIA1, REMIC 1 Regular Interest LT1-IIA2, REMIC 1 Regular Interest LT1-A3, REMIC 1 Regular Interest LT1-M1, REMIC 1 Regular Interest LT1-M2, REMIC 1 Regular Interest LT1-M3, REMIC 1 Regular Interest LT1-M4, REMIC 1 Regular Interest LT1-M5, REMIC 1 Regular Interest LT1-M6, REMIC 1 Regular Interest LT1-M7, REMIC 1 Regular Interest LT1-B, REMIC 1 Regular Interest LT1-ZZ and REMIC 1 Regular Interest LT1-P minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-IA1, REMIC 1 Regular Interest LT1-IA2, REMIC 1 Regular Interest LT1-IIA1, REMIC 1 Regular Interest LT1-IIA2, REMIC 1 Regular Interest LT1-A3, REMIC 1 Regular Interest LT1-M1, REMIC 1 Regular Interest LT1-M2, REMIC 1 Regular Interest LT1-M3, REMIC 1 Regular Interest LT1-M4, REMIC 1 Regular Interest LT1-M5, REMIC 1 Regular Interest LT1-M6, REMIC 1 Regular Interest LT1-M7, REMIC 1 Regular Interest LT1-B and REMIC 1 Regular Interest LT1-P, in each case as of such date of determination.

“REMIC 1 Principal Loss Allocation Amount”:  With respect to any Distribution Date, an amount equal to the product of (i) 0.50% of the aggregate Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is 2 times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-IA1, LT1-IA2, LT1-IIA1, LT1-IIA2, LT1-A3, LT1-M1, LT1-M2, LT1-M3, LT1-M4, LT1-M5, LT1-M6, LT1-M7 and LT1-B and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interests LT1-IA1, LT1-IA2, LT1-IIA1, LT1-IIA2, LT1-A3, LT1-M1, LT1-M2, LT1-M3, LT1-M4, LT1-M5, LT1-M6, LT1-M7, LT1-B and LT1-ZZ.

“REMIC 1 Regular Interest LT1-IA1”: One of the separate non‑certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-IA1 shall accrue interest at the related Uncertificated REMIC 1 Pass‑Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-IA2”: One of the separate non‑certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-IA2 shall accrue interest at the related Uncertificated REMIC 1 Pass‑Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-IIA1”: One of the separate non‑certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-IIA1 shall accrue interest at the related Uncertificated REMIC 1 Pass‑Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-IIA2”: One of the separate non‑certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-IIA2 shall accrue interest at the related Uncertificated REMIC 1 Pass‑Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-A3”: One of the separate non‑certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-A3 shall accrue interest at the related Uncertificated REMIC 1 Pass‑Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-AA”: One of the separate non‑certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-AA shall accrue interest at the related Uncertificated REMIC 1 Pass‑Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-B”: One of the separate non‑certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-B shall accrue interest at the related Uncertificated REMIC 1 Pass‑Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-M1”:  One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-M1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-M2”:  One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-M2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-M3”:  One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-M3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-M4”:  One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-M4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-M5”:  One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-M5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-M6”:  One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-M6 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-M7”:  One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-M7 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1‑P”: One of the separate non‑certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1‑P shall accrue interest at the related Uncertificated REMIC 1 Pass‑Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the Mortgage Loans collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-XX”:  One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-XX shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1-ZZ”:  One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1.  REMIC 1 Regular Interest LT1-ZZ shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interests”:  REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-IA1, REMIC 1 Regular Interest LT1-IA2, REMIC 1 Regular Interest LT1-IIA1, REMIC 1 Regular Interest LT1-IIA2, REMIC 1 Regular Interest LT1-A3, REMIC 1 Regular Interest LT1-M1, REMIC 1 Regular Interest LT1-M2, REMIC 1 Regular Interest LT1-M3, REMIC 1 Regular Interest LT1-M4, REMIC 1 Regular Interest LT1-M5, REMIC 1 Regular Interest LT1-M6, REMIC 1 Regular Interest LT1-M7, REMIC 1 Regular Interest LT1-B, REMIC 1 Regular Interest LT1-ZZ, REMIC 1 Regular Interest LT1‑P, REMIC 1 Regular Interest LT1-1SUB, REMIC 1 Regular Interest LT1-1GRP, REMIC 1 Regular Interest LT1-2SUB, REMIC 1 Regular Interest LT1-2GRP, and REMIC 1 Regular Interest LT1-XX.

“REMIC 1 Subordinated Ratio”:  With respect to any Distribution Date, the ratio that (i) the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans in a Loan Group as of that Distribution Date over (b) the aggregate Certificate Principal Balance of the Senior Certificates related to such Loan Group immediately prior to such Distribution Date, bears to (ii) the aggregate Stated Principal Balance of the Mortgage Loans in the Loan Group as of that Distribution Date.

“REMIC 2”:  The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates and the Class P Certificates), REMIC CX, as the holder of the Class C Interest, REMIC PX, as the holder of the Class P Interest, and the Class R Certificateholders, as holders of the Class R‑2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 2 Regular Interests”:  The Class C Interest and the Class P Interest.

“REMIC CX”:  The segregated pool of assets consisting of the Class C Interest, conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class R‑CX Certificates, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC PX”:  The segregated pool of assets consisting of the Class P Interest, conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R‑PX Certificates, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Regular Interests”:  The REMIC 1 Regular Interests and the REMIC 2 Regular Interests.

“Remittance”:  As defined in Section 7.02(b) hereof.

“Remittance Report”:  A report prepared by the Master Servicer and delivered to the NIMS Insurer and the Trustee pursuant to Section 4.04.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”:  The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”:  The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

“REO Principal Amortization”:  With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”:  A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed‑in‑lieu of foreclosure, as described in Section 3.23.

“Request for Release”:  A release signed by a Servicing Representative, in the form of Exhibit E‑1 or E‑2 attached hereto.

“Reserve Fund”:  The reserve fund established pursuant to Section 3.26.

“Reserve Interest Rate”:  With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one‑month United States dollar lending rates which banks in New York City selected by the Trustee with the consent of the NIMS Insurer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one‑month United States dollar lending rate which such New York banks selected by the Trustee with the consent of the NIMS Insurer are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”:  Any one of the following:  (i) a detached one‑family dwelling, (ii) a detached two‑ to four‑family dwelling, (iii) a one‑family dwelling unit in a Fannie Mae eligible condominium project or a Freddie Mac eligible condominium project, (iv) a manufactured home, or (v) a detached one‑family dwelling in a planned unit development, none of which is a co‑operative or mobile home.

“Residual Certificates”:  The Class R Certificates, the Class R‑CX Certificates and the Class R‑PX Certificates.

“Residual Interest”:  The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”:  When used with respect to the Trustee, any managing director, director, associate, principal, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”:  Standard & Poor’s, a division of The McGraw‑Hill Companies, Inc., or its successor in interest.

“Seller”:  Long Beach Mortgage Company, a Delaware corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

“Senior Certificates”:  The Group I Senior Certificates and the Group II Senior Certificates.

“Servicing Account”:  The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”:  All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations in connection with a default, delinquencies or other unanticipated event or where reimbursement is otherwise permitted in accordance with any of the terms of this Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.14, 3.16, and 3.23.

“Servicing Fee”:  With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.  A portion of such Servicing Fee may be retained by any Sub‑Servicer as its servicing compensation.

“Servicing Fee Rate”:  0.50% per annum.

“Servicing Representative”:  Any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing representatives furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Startup Day”:  As defined in Section 10.01(b) hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan:  (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the related Cut‑off Date Principal Balance, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut‑off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut‑off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero.  With respect to any REO Property:  (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stayed Funds”:  If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

“Stepdown Date”:  The earlier of (a) the later of (i) the Distribution Date in November 2007 and (ii) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period but prior to distribution of the Principal Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 30.50% and (b) the date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.

“Subordinated Net WAC Rate”:  For any Distribution Date and the Offered Subordinate Certificates, a per annum rate equal to (i) the weighted average (weighted on the basis of Uncertificated Principal Balances) of (a) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1-1SUB for such Distribution Date (with such rate subject to a cap and a floor equal to the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1-1GRP), and (b) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1-2SUB (with such rate subject to a cap and a floor equal to the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1-2GRP), (ii) multiplied by a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

“Sub‑Servicer”:  Any Person with which the Master Servicer has entered into a Sub‑Servicing Agreement and which meets the qualifications of a Sub‑Servicer pursuant to Section 3.02.

“Sub‑Servicing Account”:  An account or accounts established by a Sub‑Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

“Sub‑Servicing Agreement”:  The written contract between the Master Servicer and a Sub‑Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

“Subsequent Recoveries”:  The Gross Subsequent Recoveries net of amounts payable or reimbursable to the Master Servicer for related (i) Advances, (ii) Servicing Advances and (iii) Servicing Fees.

“Substitution Adjustments”:  As defined in Section 2.03(d) hereof.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”:  The display designated as page “3750” on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

“Termination Price”:  As defined in Section 9.01(a) hereof.

“Terminator”:  As defined in Section 9.01.

“Transfer”:  Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”:  Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”: A Trigger Event has occurred with respect to a Distribution Date if either a Cumulative Loss Trigger Event or a Delinquency Trigger Event has occurred with respect to such Distribution Date.

“Trust”:  Long Beach Mortgage Loan Trust 2004‑6, the trust created hereunder.

“Trust Fund”:  All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC CX, REMIC PX, the Reserve Fund and any Master Servicer Prepayment Charge Payment Amounts and the Trust’s rights under the Cap Agreement.

“Trust REMIC”:  Any of REMIC 1, REMIC 2, REMIC CX and/or REMIC PX.

“Trustee”:  Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

“Trustee Fee”:  With respect to each Distribution Date, one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

“Trustee Fee Rate”:  0.0018% per annum.

“Uncertificated Accrued Interest”:  With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass‑Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such REMIC Regular Interest.  In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such REMIC Regular Interests pursuant to Section 1.03.

“Uncertificated Pass‑Through Rate”:  The Uncertificated REMIC 1 Pass-Through Rate.

“Uncertificated Principal Balance”:  With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance.  On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.05 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses and increased by Subsequent Recoveries as provided in Section 4.06, and the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-ZZ shall be increased by interest deferrals as provided in Section 4.05.  The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.  Notwithstanding the foregoing, the Uncertificated Principal Balance of (i) the Class C Interest shall always be equal to (i) the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests over (B) the sum of the Certificate Principal Balance of the Class A Certificates, the Class M Certificates, the Class B Certificates and the Class P Interest.

“Uncertificated REMIC 1 Pass-Through Rate”:  With respect to any Distribution Date and REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-IA1, REMIC 1 Regular Interest LT1-IA2, REMIC 1 Regular Interest LT1-IIA1, REMIC 1 Regular Interest LT1-IIA2, REMIC 1 Regular Interest LT1-A3, REMIC 1 Regular Interest LT1-M1, REMIC 1 Regular Interest LT1-M2, REMIC 1 Regular Interest LT1-M3, REMIC 1 Regular Interest LT1-M4, REMIC 1 Regular Interest LT1-M5, REMIC 1 Regular Interest LT1-M6, REMIC 1 Regular Interest LT1-M7, REMIC 1 Regular Interest LT1-B, REMIC 1 Regular Interest LT1-ZZ, REMIC 1 Regular Interest LT1-P, REMIC 1 Regular Interest LT1-1SUB, REMIC 1 Regular Interest LT1-2SUB, and REMIC 1 Regular Interest LT1-XX, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances of such Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

With respect to any Distribution Date and REMIC Regular Interest LT1-1GRP, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances of such Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

With respect to any Distribution Date and REMIC Regular Interest LT1-2GRP, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances of such Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

“Undercollateralized Amount”:  With respect to any Distribution Date, the amount, if any, by which (i) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Class M Certificates and the Class B Certificates and the Uncertificated Principal Balance of the Class P Interest as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

“Uninsured Cause”:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

“United States Person” or “U.S. Person”:  (i) A citizen or resident of the United States; (ii) a corporation, partnership or other entity classified as a corporation or partnership for United States federal income tax purposes created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership or entity treated as a partnership, to the extent provided in regulations) provided that, solely for purposes of the restrictions on the transfer of the Residual Certificates, no partnership or other entity treated as a partnership shall be treated as a United States Person unless all persons that own an interest in such partnership or other entity, either directly or through any entity that is not a corporation for United States federal income tax purposes, are required by the applicable operative agreement to be United States Persons; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996, was treated as a United States Person on August 19, 1996, and made a valid election to continue to be treated as a United States Person.  The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”:  With respect to the Class A Certificates, the Class M Certificates and the Class B Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class of Certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class of Certificates in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on such Class of Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass‑Through Rate for such Class of Certificates for the related Accrual Period.

“Value”:  With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  At all times the Class A Certificates, the Class M Certificates, the Class B Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Class M Certificates, the Class B Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights, provided that, if and for so long as the Class C Certificates and the Class P Certificates are held by one or more foreign entities and serve as collateral for the NIM Notes, the total combined voting power of such Classes of Certificates shall not exceed 8.9%.  The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates and the Voting Rights allocated to the Class P Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders’ respective Percentage Interest; provided, however, that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders’ respective Percentage Interests in the Certificates of such Class.  The Class R‑CX Certificates and the Class R‑PX Certificates shall not have Voting Rights.

“Washington Mutual Custodian”:  None of the Mortgage Loans are held by the Washington Mutual Custodian as custodian.  References to the Washington Mutual Custodian are left in this Agreement for administrative convenience and shall be completely disregarded.  There is no Washington Mutual Custodian under this Agreement and no Person shall have any rights of the Washington Mutual Custodian under this Agreement.

“Washington Mutual Mortgage Loans”:  The Mortgage Loans acquired by the Seller from Washington Mutual Bank, Washington Mutual Bank, FA, Washington Mutual Bank fsb, or from any of their subsidiaries.

Section 1.02          Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account, such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

Section 1.03          Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Class M Certificates, the Class B Certificates and the Class C Interest for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first to the Class C Interest to the extent of one month’s interest at the then applicable Pass‑Through Rate on the Notional Amount of such Regular Interest, and then among the Class A Certificates, the Class M Certificates and the Class B Certificates on a pro rata basis based on, and to the extent of, interest for the related Accrual Period at the then applicable respective Pass‑Through Rate on the respective Certificate Principal Balance of each such Certificate.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class C Certificates for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls allocated to the Class C Interest  pursuant to the paragraph above shall be allocated among the Class C Certificates on a pro rata basis based on one month’s interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated:

(a)        50% of any Net Prepayment Interest and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to REMIC 1 Regular Interest LT1-AA and REMIC 1 Regular Interest LT1-ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-IA1, REMIC 1 Regular Interest LT1-IA2, REMIC 1 Regular Interest LT1-IIA1, REMIC 1 Regular Interest LT1-IIA2, REMIC 1 Regular Interest LT1-A3, REMIC 1 Regular Interest LT1-M1, REMIC 1 Regular Interest LT1-M2, REMIC 1 Regular Interest LT1-M3, REMIC 1 Regular Interest LT1-M4, REMIC 1 Regular Interest LT1-M5, REMIC 1 Regular Interest LT1-M6, REMIC 1 Regular Interest LT1-M7, REMIC 1 Regular Interest LT1-B and REMIC 1 Regular Interest LT1-ZZ and REMIC 1 Regular Interest LT1-P, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest; and

(b)        50% of any Net Prepayment Interest and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to REMIC 1 Regular Interest LT1-1SUB, REMIC 1 Regular Interest LT1-1GRP, REMIC 1 Regular Interest LT1-2SUB, REMIC 1 Regular Interest LT1-2GRP, and REMIC 1 Regular Interest LT1-XX, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

Section 1.04          Rights of the NIMS Insurer.

(a)        Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as the Insured NIM Notes remain outstanding; provided, however, the NIMS Insurer shall not have any rights hereunder (except as provided in Section 9.01) so long as any NIMS Insurer Default is continuing.

(b)        Notwithstanding anything to the contrary anywhere in this Agreement, all rights and benefits of the NIMS Insurer hereunder shall permanently terminate upon such time as the Insured NIM Notes shall no longer be outstanding.

ARTICLE II

 CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01          Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (other than the Depositor’s rights under Section 17 thereof) and all other assets included or to be included in REMIC 1.  Such assignment includes all scheduled payments on the Mortgage Loans due after the Cut-off Date and all unscheduled collections in respect of the Mortgage Loans received after the Cut-Off Date (other than the portion of such collections due on or prior to the Cut-off Date).  The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement and the PMI Policy.

If the assignment and transfer of the Mortgage Loans and the other property specified in Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.01 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee as custodian (in which capacity it will, unless otherwise specified, be acting under this Article II) the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a “Mortgage File”):

(a)        the original Mortgage Note, endorsed in blank or in the following form:  “Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (in the case of not more than 1.00% of the Mortgage Loans, by aggregate principal balance as of the Cut‑off Date) a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

(b)        the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(c)        an original Assignment in blank;

(d)        the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

(e)        the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(f)         the original lender’s title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy (or a copy of the above, in the case of the Washington Mutual Mortgage Loans), insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

The Master Servicer, in its capacity as Seller, shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Trustee), following the later of the Closing Date and the date of receipt by the Master Servicer of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(c) and (d) above and shall execute each original Assignment referred to in clause (c) above in the following form:  “Deutsche Bank National Trust Company, as Trustee under applicable agreement, without recourse.” In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer, in its capacity as Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.  Notwithstanding the foregoing, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if each Rating Agency does not require recordation in order for such Rating Agency to assign the initial ratings to the Class A Certificates, the Class M Certificates and the Class B Certificates and the Other NIM Notes and the initial shadow rating to the Insured NIM Notes, without giving effect to any insurance policy issued by the NIMS Insurer; provided, however, each Assignment shall be submitted for recording by the Master Servicer, in its capacity as Seller, in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of:  (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments, such expense shall be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.

If any of the documents referred to in Sections 2.01(b), (c), (d) or (e) above (collectively, the “Recording Documents”) has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Master Servicer, in its capacity as the Seller, to deliver such Recording Documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the applicable Custodian of a copy of each such Recording Document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the applicable Custodian promptly upon receipt thereof, and in any event no later than one year after the Closing Date, of either the original or a copy of such Recording Document certified by the applicable public recording office to be a true and complete copy of the original.  In instances where, due to a delay on the part of the recording office where any such Recording Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Trustee or the applicable Custodian within one year after the Closing Date, the Master Servicer, in its capacity as the Seller, shall deliver to the Trustee or the applicable Custodian within such time period an Officer’s Certificate stating the date by which the Master Servicer, in its capacity as the Seller, expects to receive such Recording Documents from the applicable recording office.  In the event that Recording Documents have still not been received by the Master Servicer, in its capacity as the Seller, and delivered to the Trustee or the applicable Custodian by the date specified in its previous Officer’s Certificate delivered to the Trustee or the applicable Custodian, as the case may be, the Master Servicer, in its capacity as the Seller, shall deliver to the Trustee or the applicable Custodian by such date an additional Officer’s Certificate stating a revised date by which the Master Servicer, in its capacity as the Seller, expects to receive the applicable Recording Documents.  This procedure shall be repeated until the Recording Documents have been received by the Master Servicer, in its capacity as the Seller, and delivered to the Trustee or the applicable Custodian.  If the original lender’s title insurance policy (or a copy thereof, in the case of the Washington Mutual Mortgage Loans) was not delivered pursuant to Section 2.01(f) above, the Master Servicer, in its capacity as the Seller, shall deliver or cause to be delivered to the Trustee or the applicable Custodian promptly after receipt thereof, and in any event within 120 days after the Closing Date, the original lender’s title insurance policy (or a copy thereof, in the case of the Washington Mutual Mortgage Loans).  The Master Servicer, in its capacity as the Seller, shall deliver or cause to be delivered to the Trustee or the applicable Custodian promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee or the applicable Custodian are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee or the applicable Custodian.  Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) the Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Seller that no Mortgage Loan is a “high-cost” or “predatory” loan under any state or local law or regulation applicable to the originator), and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Seller that no Qualified Substitute Mortgage Loan is a “high cost” or “predatory” loan under any state or local law or regulation applicable to the originator).  It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 or a “High Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004.

Section 2.02          Acceptance of REMIC 1 by the Trustee.

Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee or a Custodian on behalf of the Trustee, as applicable, acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of “REMIC 1” under clauses (i), (iii), (iv) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and all such assets and such other assets included in the definition of “REMIC 1” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee or the Custodian, as applicable, agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date, with respect to each Mortgage Loan and to certify to the Trustee, the NIMS Insurer, the Depositor and the Master Servicer in substantially the form attached hereto as Exhibit F‑1 that, as to each Closing Date Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by the Trustee or the Washington Mutual Custodian, as applicable and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on the Trustee’s examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the Periodic Rate Cap for the first Adjustment Date and subsequent Adjustment Dates) and (xvi) of the definition of “Mortgage Loan Schedule” accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, neither the Trustee nor any Custodian is under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(f), whether such title insurance policy (a) contains all necessary endorsements, (b) insures the priority of the Mortgage as a first lien or (c) whether the interest vested in the Mortgagor is a fee interest) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (e) of Section 2.01.

Prior to the first anniversary date of this Agreement, the Trustee shall deliver (or, with respect to the Mortgage Loans held by another Custodian, such Custodian shall deliver) to the Depositor, the Master Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit F‑2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee holding such Mortgage Files or any Custodian holding such Mortgage Files finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify or such other Custodian shall notify the Depositor, the Seller, the NIMS Insurer and the Master Servicer.  In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03          Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies for Breaches by Depositor or Master Servicer; Remedies for Breaches Relating to Prepayment Charges.

(a)        Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (it being understood that (i) in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller, as to which the Seller has no knowledge, without regard to the Seller’s lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made or (ii) with respect to the representation and warranty set forth in the last sentence of Section 6 (xxxix), Section 6(xlvi), the first sentence of Section 6(xlvii) and Section 6(lxi) of the Mortgage Loan Purchase Agreement, a breach of any such representation or warranty shall in and of itself be deemed to materially and adversely affect the interest of the Certificateholders in the related Mortgage Loan), the Trustee shall promptly notify the Depositor, the Seller, the NIMS Insurer and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach (except as described in Section 2.03(e)), and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 3.02(b), the Trustee) shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC 1 at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee or a Custodian, as applicable, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File, and the Trustee or a Custodian on behalf of the Trustee, as applicable, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it or such Custodian, as applicable, and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and neither the Trustee nor any Custodian shall have any further responsibility with regard to such Mortgage File.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC 1 (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Certificateholders, the Trustee on behalf of the Certificateholders, and the NIMS Insurer.

(b)        Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.05 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall cure such breach in all material respects.

(c)        As promptly as practicable (and no later than 90 days) after the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04 which materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04(a)(vii) or (viii) which materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge, the Master Servicer shall cure such breach in all material respects.  If the representation made by the Master Servicer in its capacity as Seller in Section 2.04(a)(vii) is breached, the Master Servicer in its capacity as Seller shall pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and deposited by, or paid by, the Master Servicer into the Collection Account; and if the covenant made by the Master Servicer in Section 2.04(a)(viii) is breached, the Master Servicer shall pay into the Collection Account the amount of the waived Prepayment Charge.

(d)        Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) shall be effected prior to the date which is two years after the Startup Date for REMIC 1.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee (or, with respect to the Mortgage Loans held by another Custodian, to such Custodian) on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustments (as described below), if any, in connection with such substitution.  The Trustee shall acknowledge or with respect to the Mortgage Loans held by another Custodian such other Custodian shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Master Servicer and the NIMS Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F‑1, with any applicable exceptions noted thereon.  Within one year of the date of substitution, the Trustee shall deliver or with respect to the Mortgage Loans held by another Custodian, such other Custodian shall deliver to the Depositor, the Seller, the NIMS Insurer and the Master Servicer a certification substantially in the form of Exhibit F‑2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC 1 and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Trustee shall give or cause to be given written notice to the NIMS Insurer and the Certificateholders that such substitution has taken place, and the Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule to the NIMS Insurer and the Trustee.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amounts (the “Substitution Adjustments”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans in Loan Group I or Loan Group II, respectively, exceeds the aggregate of the Stated Principal Balance of the Qualified Substitute Mortgage Loans that will become part of Loan Group I or Loan Group II, respectively, as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances with respect to such Deleted Mortgage Loan.  On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the sum of Substitution Adjustments, if any (which for federal income tax purposes will be treated as payment for the repurchase of that portion of the Deleted Mortgage Loans), and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans (or acknowledgement of such receipt by another Custodian) and certification by the Master Servicer of such deposit, shall release or, if such Mortgage File is held by another Custodian, such Custodian shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver or, if such Mortgage File is held by another Custodian, such Custodian shall execute and deliver such instruments of transfer or assignment, without recourse, as the Seller shall deliver to it or such Custodian, as applicable, and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Master Servicer in its capacity as Seller shall obtain at its own expense and deliver to the NIMS Insurer and the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on  REMIC 1, created hereunder, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on contributions after the startup day under Section 860G(d)(1) of the Code, or (b) any Trust REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(e)        Upon discovery by the Depositor, the Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the Master Servicer in its capacity as Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) and Section 2.03(d).  The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Section 2.04          Representations, Warranties and Covenants of the Master Servicer.

(a)        The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of the Trustee and the Certificateholders, and to the Depositor, that as of the Closing Date or as of such date specifically provided herein:

(i)         The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly authorized and qualified to transact any and all business contemplated by this Agreement and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii)        The Master Servicer has the full power and authority to service each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)       The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by‑laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv)       The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

(v)        No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi)       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(vii)      The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor’s voluntary principal prepayment (except to the extent that:  (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally; or (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment); provided that the representation, warranty and covenant contained in this clause (vii) is made by the Master Servicer only in its capacity as Seller; and

(viii)      The Master Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver is related to a default or a reasonably foreseeable default and would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).

(ix)       With respect to each Mortgage Loan, the Master Servicer will furnish, or cause to be furnished, information regarding the borrower credit file related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.  The Master Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Master Servicer agrees it shall report one of the following statuses each month as follows:  new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

(b)        It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.  Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other of such parties.  The obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches (or, in the case of (a)(vii) or (a)(viii) above, to pay a Master Servicer Prepayment Charge Payment Amount) shall constitute the sole remedy against the Master Servicer available to the Certificateholders, the Depositor, the NIMS Insurer or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.04.  The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor, the NIMS Insurer or the Trustee on behalf of the Certificateholders, (i) pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Seller contained in the Mortgage Loan Purchase Agreement or (ii) pursuant to Section 7.01 hereof.

Section 2.05          Representations and Warranties of the Depositor.

The Depositor hereby represents, warrants and covenants to the Trustee, for the benefit of the Trustee and the Certificateholders, and to the Master Servicer, that as of the Closing Date or as of such date specifically provided herein:

(i)         Each of this Agreement and the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)        Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)       As of the Closing Date, the Depositor has transferred all of its right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)       The Depositor is solvent and will not be made insolvent by the transfer of the Mortgage Loans.  The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors;

(v)        The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)       The Depositor is not in violation of its articles of incorporation or by‑laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)      The execution, delivery and performance of this Agreement and the Mortgage Loan Purchase Agreement by the Depositor, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by‑laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement or the Mortgage Loan Purchase Agreement);

(viii)      To the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or blue sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement;

(ix)       There are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject:  (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement; and

(x)        The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Depositor the execution, delivery and performance of this Agreement and this Agreement, assuming the due authorization, execution and delivery thereof by the parties thereto other than the Depositor, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.06          Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or a Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the written order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

Section 2.07          Reserved.

Section 2.08          Conveyance of REMIC Regular Interests and Acceptance of REMICs by the Trustee; Issuance of Certificates.

(a)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the Certificates (other than the Class C Certificates, the Class P Certificates, the Class R‑CX Certificates and the Class R-PX Certificates), REMIC CX, as holder of the Class C Interest, REMIC PX, as holder of the Class P Interest, and the Class R‑2 Interest.  The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates (other than the Class C Certificates, the Class P Certificates, the Class R‑CX Certificates and the Class R-PX Certificates), REMIC CX, as holder of the Class C Interest, REMIC PX, as holder of the Class P Interest, and the Class R‑2 Interest.  The interests evidenced by the Class R-2 Interest, the Regular Certificates (other than the Class C Certificates and the Class P Certificates), and the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

(b)        In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates (other than the Class C Certificates and the Class P Certificates) in authorized denominations evidencing (together with the Class R‑2 Interest and the REMIC 2 Regular Interests) the entire beneficial ownership interest in REMIC 2.

(c)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest for the benefit of the holders of the Class C Certificates and the Class R‑CX Certificates.  The Trustee acknowledges receipt of the Class C Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class C Certificates and the Class R‑CX Certificates.  The interests evidenced by the Class C Certificates and the Class R‑CX Certificates constitute the entire beneficial ownership interest in REMIC CX.

(d)        In exchange for the Class C Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class C Certificates in authorized denominations evidencing (together with the Class R‑CX Interest) the entire beneficial ownership interest in REMIC CX.

(e)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest for the benefit of the holders of the Class P Certificates and the Class R‑PX Interest.  The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class P Certificates and the Class R‑PX Certificates.  The interests evidenced by the Class P Certificates and the Class R‑PX Certificates constitute the entire beneficial ownership interest in REMIC PX.

(f)         In exchange for the Class P Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class P Certificates in authorized denominations evidencing (together with the Class R‑PX Interest) the entire beneficial ownership interest in REMIC PX.

(g)        Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R‑1 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and Section 2.08(a), and (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R‑2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(b), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R‑1 Interest, the Class R‑2 Interest, the Class R‑CX Certificates evidencing the Class R‑CX Interest and the Class R-PX Certificates evidencing the Class R-PX Interest.

ARTICLE III

 ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

Section 3.01          Master Servicer to Act as Master Servicer.

The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans in the local areas where the related Mortgaged Property is located but without regard to:

(i)         any relationship that the Master Servicer, any Sub‑Servicer or any Affiliate of the Master Servicer or any Sub‑Servicer may have with the related Mortgagor;

(ii)        the ownership or non‑ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

(iii)       the Master Servicer’s obligation to make Advances or Servicing Advances; or

(iv)       the Master Servicer’s or any Sub‑Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes.  Subject only to the above‑described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub‑Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration in accordance with policies and procedures generally accepted in the mortgage banking industry.  Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub‑Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed‑in‑lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders.  The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.  The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy.  Subject to Section 3.17, the Trustee, shall execute, at the written direction of the Master Servicer, and furnish to the Master Servicer and any Sub‑Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub‑Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer and each Sub-Servicer a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and the Certificateholders.  The Trustee, at the direction of the Master Servicer, shall execute a separate power of attorney in favor of (and furnish such power of attorney to) the Master Servicer and/or each Sub-Servicer for the purposes described herein to the extent necessary or desirable to enable the Master Servicer to perform its duties hereunder.  The Trustee shall not be liable for the actions of the Master Servicer or any Sub‑Servicers under such powers of attorney.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from collections on the related Mortgage Loans from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11.  Any cost incurred by the Master Servicer or by Sub‑Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or contributions after the startup day under the REMIC Provisions.

The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

With respect to each Mortgage Loan, the Master Servicer will furnish, or cause to be furnished, information regarding the borrower credit file related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

Section 3.02          Sub‑Servicing Agreements Between the Master Servicer and Sub‑Servicers.

(a)        The Master Servicer may enter into Sub‑Servicing Agreements provided (i) that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates, any of the Other NIM Notes or any of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer), as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMS Insurer and (ii) that, except in the case of any Sub‑Servicing Agreements the Master Servicer may enter into with Washington Mutual, Inc. or any Affiliate thereof, the NIMS Insurer shall have consented to such Sub‑Servicing Agreements (which consent shall not be unreasonably withheld) with Sub‑Servicers, for the servicing and administration of the Mortgage Loans.  That certain Subservicing Agreement by and between the Master Servicer and Washington Mutual Bank, FA dated April 9, 2001 is hereby acknowledged as being permitted under this Agreement and meeting the requirements applicable to Sub-Servicing Agreements set forth in this Agreement.  The Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub‑Servicing Agreement that meets the requirements applicable to Sub‑Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

Each Sub‑Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub‑Servicer to perform its obligations hereunder and under the Sub‑Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Fannie Mae approved mortgage servicer.  Each Sub‑Servicing Agreement must impose on the Sub‑Servicer requirements conforming to the provisions set forth in Section 3.08.  The Master Servicer will examine each Sub‑Servicing Agreement and will be familiar with the terms thereof.  The terms of any Sub‑Servicing Agreement will not be inconsistent with any of the provisions of this Agreement.  The Master Servicer and the Sub‑Servicers may enter into and make amendments to the Sub‑Servicing Agreements or enter into different forms of Sub‑Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights.  Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub‑Servicing Accounts, or credits and charges to the Sub‑Servicing Accounts or the timing and amount of remittances by the Sub‑Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.  The Master Servicer shall deliver to the NIMS Insurer and the Trustee copies of all Sub‑Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer’s execution and delivery of such instruments.

(b)        As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub‑Servicer under the related Sub‑Servicing Agreement and, subject to the last sentence of this paragraph, of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub‑Servicing Agreement, or to purchase or otherwise remedy as contemplated herein a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a).  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub‑Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.  Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

Section 3.03          Successor Sub‑Servicers.

The Master Servicer, with the written consent of the NIMS Insurer, shall be entitled to terminate any Sub‑Servicing Agreement and the rights and obligations of any Sub‑Servicer pursuant to any Sub‑Servicing Agreement in accordance with the terms and conditions of such Sub‑Servicing Agreement.  In the event of termination of any Sub‑Servicer, all servicing obligations of such Sub‑Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub‑Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub‑Servicing Agreement with a successor Sub‑Servicer which qualifies under Section 3.02.

Any Sub‑Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, and the Trustee shall so terminate such Sub‑Servicing Agreement at the direction of the NIMS Insurer in the event that the Master Servicer (or the Trustee, if then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

Section 3.04          Liability of the Master Servicer.

Notwithstanding any Sub‑Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub‑Servicer or reference to actions taken through a Sub‑Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub‑Servicing Agreements or arrangements or by virtue of indemnification from the Sub‑Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans.  The Master Servicer shall be entitled to enter into any agreement with a Sub‑Servicer for indemnification of the Master Servicer by such Sub‑Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification and no such indemnification shall be an expense of the Trust.

Section 3.05          No Contractual Relationship Between Sub‑Servicers and the NIMS Insurer, the Trustee or Certificateholders.

Any Sub‑Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub‑Servicer in its capacity as such shall be deemed to be between the Sub‑Servicer and the Master Servicer alone, and the Trustee, the NIMS Insurer and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub‑Servicer except as set forth in Section 3.06.  The Master Servicer shall be solely liable for all fees owed by it to any Sub‑Servicer, irrespective of whether the Master Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees and such fees shall not be an expense of the Trust.

Section 3.06          Assumption or Termination of Sub‑Servicing Agreements by Trustee.

In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub‑Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub‑Servicing Agreement in accordance with its terms as provided in Section 3.03.  Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer’s interest therein and to have replaced the Master Servicer as a party to each Sub‑Servicing Agreement to the same extent as if each Sub‑Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub‑Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

The Master Servicer at its own expense and without reimbursement shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub‑Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub‑Servicing Agreements to the assuming party.

Section 3.07          Collection of Certain Mortgage Loan Payments.

The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to this clause (ii) shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.04(d) pursuant to which the Master Servicer shall not be required to make any such advances that are Nonrecoverable Advances.  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay‑off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; provided, that in the judgment of the Master Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loans in excess of Net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan and provided further, that the NIMS Insurer’s prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Closing Date Mortgage Loans as of the Cut‑off Date.

Section 3.08          Sub‑Servicing Accounts.

In those cases where a Sub‑Servicer is servicing a Mortgage Loan pursuant to a Sub‑Servicing Agreement, the Sub‑Servicer shall be required to establish and maintain one or more segregated accounts (collectively, the “Sub‑Servicing Account”).  The Sub‑Servicing Account shall be an Eligible Account and shall be entitled “Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2004‑6, Asset‑Backed Certificates, Series 2004‑6.  The Sub‑Servicer shall be required to deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub‑Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub‑Servicer less its servicing compensation to the extent permitted by the Sub‑Servicing Agreement, and shall thereafter deposit such amounts in the Sub‑Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account.  The Sub‑Servicer shall thereafter be required to deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub‑Servicing Account.  For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub‑Servicer receives such payments.

Section 3.09          Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts (the “Servicing Accounts”).  Servicing Accounts shall be Eligible Accounts.  The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer’s receipt thereof, all collections from the Mortgagors (or related advances from Sub‑Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors (“Escrow Payments”) collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement.  Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer (or a Sub‑Servicer to the extent provided in the related Sub‑Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account upon the termination of the Master Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX or (vi) recover amounts deposited in error.  As part of its servicing duties, the Master Servicer or Sub‑Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.  To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien.  The Master Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances shall constitute Servicing Advances.

Section 3.10          Collection Account and Distribution Account.

(a)        On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders.  On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut‑off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut‑off Date or payments (other than Principal Prepayments) received by it on or prior to the Cut‑off Date but allocable to a Due Period subsequent thereto):

(i)         all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)        all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)       all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01) and all Gross Subsequent Recoveries;

(iv)       any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)        any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)       all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16 or Section 9.01 and all Master Servicer Prepayment Charge Payment Amounts required to be deposited in the Collection Account pursuant to Section 2.03;

(vii)      all Substitution Adjustments;

(viii)      all Prepayment Charges collected by the Master Servicer; and

(ix)       without duplication, all payments of claims received by the Master Servicer under the PMI Policy.

For purposes of the immediately preceding sentence, the Cut‑off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges (other than Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall, upon collection, belong to the Master Servicer as additional compensation for its servicing activities.  In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)        On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trustee and the Certificateholders.  On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges on the Prepayment Charge Schedule collected by the Master Servicer in connection with any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amounts then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.27 and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account.”  If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub‑Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.  In order to comply with its duties under the U.S. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the owners of the account that it establishes pursuant to this Agreement, including, but not limited to, each account owner’s name, address, and other identifying information.

(c)        Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12.  The Master Servicer shall give notice to the Trustee, the NIMS Insurer, the Depositor and the Rating Agencies of the location of the Collection Account maintained by it when established and prior to any change thereof.  The Trustee shall give notice to the Master Servicer, the NIMS Insurer, the Depositor and the Rating Agencies of the location of the Distribution Account when established and prior to any change thereof.

(d)        Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d).  In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw, and the Trustee shall withdraw, such amount from the Distribution Account and remit to the Master Servicer any such amount, any provision herein to the contrary notwithstanding.  In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

(i)         any Advances, as required pursuant to Section 4.04, unless delivered directly to the Trustee by an Advancing Person;

(ii)        any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii)       any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

(iv)       any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls; and

(v)        any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

(e)        Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

Section 3.11          Withdrawals from the Collection Account and Distribution Account.

(a)        The Master Servicer shall, from time to time, make withdrawals from the Collection Account, for any of the following purposes or as described in Section 4.04, without priority:

(i)         to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)        subject to Section 3.16(d), to reimburse the Master Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on the related Mortgage Loans in accordance with the provisions of Section 4.04;

(iii)       subject to Section 3.16(d), to pay the Master Servicer or any Sub‑Servicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds, Gross Subsequent Recoveries or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan;

(iv)       to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)        to pay to the Master Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)       to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

(vii)      to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(viii)      to reimburse the NIMS Insurer, the Master Servicer or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation; provided, however, that the reimbursement to the NIMS Insurer pursuant to this clause shall be limited to an annual amount of $25,000;

(ix)       to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

(x)        to clear and terminate the Collection Account pursuant to Section 9.01.

The Master Servicer shall keep and maintain separate accounting, on an individual Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above.  The Master Servicer shall provide written notification to the Trustee and the NIMS Insurer, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

(b)        The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)         to make distributions to Certificateholders in accordance with Section 4.01;

(ii)        to pay to itself amounts to which it is entitled pursuant to Section 8.05 or to pay any other Extraordinary Trust Fund Expenses;

(iii)       to pay to itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

(iv)       to reimburse itself pursuant to Section 7.02 or pursuant to Section 7.01 to the extent such amounts in Section 7.01 were not reimbursed by the Master Servicer;

(v)        to pay any amounts in respect of taxes pursuant to Section 10.01(g);

(vi)       to remit to the Master Servicer any amount deposited in the Distribution Account by the Master Servicer but not required to be deposited therein in accordance with Section 3.10(d);

(vii)      to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.27;

(viii)      to clear and terminate the Distribution Account pursuant to Section 9.01;

(ix)       to pay the PMI Insurer the PMI Insurer Fee based on information received from the Master Servicer; and

(x)        to pay itself the Trustee Fees.

Section 3.12          Investment of Funds in the Collection Account and the Distribution Account.

(a)        The Master Servicer may direct any depository institution maintaining the Collection Account and any REO Account (for purposes of this Section 3.12, an “Investment Account”), and the Trustee, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, the Distribution Account is also an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee.  The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

(x)        consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)        demand payment of all amounts due thereunder promptly upon actual notice by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)        All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable.  The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)        All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trustee shall be for the benefit of the Trustee and shall be subject to its withdrawal at any time.  The Trustee shall deposit in the Distribution Account, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)        Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.13          Reserved.

Section 3.14          Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a)        The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the then current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy.  The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances.  The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies.  Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property.  Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)        The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer or any of its Affiliates has obtained a waiver of such Fannie Mae or Freddie Mac requirements from either Fannie Mae or Freddie Mac.  The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer or any of its Affiliates has obtained a waiver of such Fannie Mae or Freddie Mac requirements from either Fannie Mae or Freddie Mac.  The Master Servicer shall provide the Trustee and the NIMS Insurer (upon such party’s reasonable request) with copies of any such insurance policies and fidelity bond.  The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer.  Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee.  The Master Servicer shall also cause each Sub‑Servicer to maintain a comparable policy of insurance covering errors and omissions and a fidelity bond meeting such requirements.

Section 3.15          Enforcement of Due‑On‑Sale Clauses; Assumption Agreements.

The Master Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due‑on‑sale” clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes that the collections and other recoveries in respect of such Mortgage Loans could reasonably be expected to be maximized if the Mortgage Loan were not accelerated, and the Master Servicer shall not exercise any such rights if prohibited by law from doing so.  If the Master Servicer reasonably believes it is unable under applicable law to enforce such “due‑on‑sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  The Master Servicer may also enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor.  In connection with any assumption, modification or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it.  The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained.  Any fee collected by the Master Servicer in respect of any assumption, modification or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.  In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.  The Master Servicer shall notify the Trustee and the NIMS Insurer that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee (with a copy to the NIMS Insurer) the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever.  For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16          Realization Upon Defaulted Mortgage Loans.

(a)        The Master Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07.  The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will constitute and be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23.  The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)        Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee‑in‑possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

(1)        such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)        there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum‑based materials for which investigation, testing, monitoring, containment, clean‑up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

Notwithstanding the foregoing, with respect to the Mortgage Loans, if such environmental audit reveals, or if the Master Servicer has knowledge or notice, that the Mortgaged Property securing the Mortgage Loan contains such wastes or substances or is within one mile of the site of such wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.  It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean‑up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum‑based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund.  The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.  It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

(c)        The Master Servicer may at its option purchase from REMIC 1 any Mortgage Loan or related REO Property that is 90 days or more delinquent or that has been otherwise in default for 90 days or more, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency or default, purchasing first the Mortgage Loans or related REO Properties that became delinquent or otherwise in default on an earlier date; and provided, further, that such option shall expire as of the last day of the calendar quarter during which such Mortgage Loan or related REO Property became 90 days delinquent or otherwise in default for 90 days or more.  In the event the Master Servicer does not exercise its option to purchase from REMIC 1 any such Mortgage Loan or related REO Property prior to the expiration of such option, the NIMS Insurer shall be entitled to purchase such Mortgage Loan or related REO Property at any time thereafter.  The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer or the NIMS Insurer, as applicable, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer or the NIMS Insurer, as applicable, shall furnish and as shall be necessary to vest in the Master Servicer or the NIMS Insurer, as applicable, title to any Mortgage Loan or related REO Property released pursuant hereto.

(d)        Proceeds received (other than any Prepayment Charges received) in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or Gross Subsequent Recoveries, in respect of any Mortgage Loan, will be applied in the following order of priority:  first, to reimburse the Master Servicer or any Sub‑Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan.  If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows:  first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub‑Servicer pursuant to Section 3.11(a)(iii).

Section 3.17          Trustee to Cooperate; Release of Mortgage Files.

(a)        Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee and the applicable Custodian holding the related Mortgage File by a certification in the form of Exhibit E‑2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Representative and shall request delivery to it of the related Mortgage File.  Upon receipt of such certification and request, the Trustee or such Custodian, as applicable, shall promptly release the related Mortgage File to the Master Servicer.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

(b)        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee or the applicable Custodian shall, upon request of the Master Servicer and delivery to the Trustee or the applicable Custodian of a Request for Release in the form of Exhibit E‑l, release the related Mortgage File to the Master Servicer, and the Trustee or the applicable Custodian, on behalf of the Trustee, shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders.  Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee or the applicable Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non‑judicially, and the Master Servicer has delivered to the Trustee or the applicable Custodian a certificate of a Servicing Representative certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Representative stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or the applicable Custodian to the Master Servicer or its designee.

(c)        At the direction of the Master Servicer and upon written certification of a Servicing Representative, each of the Trustee or the applicable Custodian shall execute and deliver to the Master Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Master Servicer a power of attorney sufficient to authorize the Master Servicer or the Sub-Servicer to execute such documents on its behalf, provided that each of the Trustee or the applicable Custodian shall be obligated to execute the documents identified above if necessary to enable the Master Servicer or the Sub-Servicer to perform their respective duties hereunder or under the Sub-Servicing Agreement.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee or the applicable Custodian and a statement as to the reason such documents or pleadings are required.

(d)        If any Mortgage Loan is repurchased, substituted or purchased in accordance with Section 2.03, 3.16(c) or 9.01, the Trustee shall execute and deliver the Mortgage Loan Assignment Agreement in the form of Exhibit E-3 with respect to such Mortgage Loan, transferring such Mortgage Loan to the Person entitled thereto pursuant to such Section 2.03, 3.16(c) or 9.01, as applicable.

Section 3.18          Servicing Compensation.

As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24.  In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds, Liquidation Proceeds or Gross Subsequent Recoveries to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23.  The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub‑Servicer pursuant to a Sub‑Servicing Agreement entered into under Section 3.02.

Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer.  The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub‑Servicer, it being understood however, that payment of such premiums by the Master Servicer shall constitute Servicing Advances and servicing compensation of each Sub‑Servicer, and to the extent provided herein and in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.19          Reports to the Trustee; Collection Account Statements.

Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee, the NIMS Insurer and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11.  Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass‑Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date.  Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

Section 3.20          Statement as to Compliance.

The Master Servicer shall deliver to the Trustee, the Depositor, the NIMS Insurer and each Rating Agency on or before March 10 of each calendar year prior to and including the calendar year in which a Form 15 is filed with respect to the Trust Fund and April 30 of each calendar year thereafter, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trustee.

Section 3.21          Independent Public Accountants’ Servicing Report.

Not later than March 10 of each calendar year prior to and including the calendar year in which a Form 15 is filed with respect to the Trust Fund and April 30 of each calendar year thereafter, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate.  In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub‑Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub‑Servicers.  Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the NIMS Insurer and each Rating Agency.  Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer’s expense, provided that such statement is delivered by the Master Servicer to the Trustee.  In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 3.22          Access to Certain Documentation.

The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement, as may be required by applicable laws and regulations.  Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.  In addition, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement will be provided to any Certificateholder, the NIMS Insurer, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

Section 3.23          Title, Management and Disposition of REO Property.

(a)        The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders.  The Master Servicer, on behalf of REMIC 1 (and on behalf of the Trustee for the benefit of the Certificateholders), shall sell any REO Property as soon as practicable and, in any event, shall either sell any REO Property before the close of the third taxable year after the year REMIC 1 acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three‑year grace period would otherwise expire, an extension of the three‑year grace period, unless the Master Servicer shall have delivered to Trustee, the NIMS Insurer and the Depositor an Opinion of Counsel, addressed to the Trustee, the NIMS Insurer and the Depositor, to the effect that the holding by REMIC 1 of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding.  If an extension of the three‑year period is granted, the Master Servicer shall sell the related REO Property no later than 60 days prior to the expiration of such extension period.  The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any “income from non‑permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)        The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account.  The Master Servicer may allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property.  The Master Servicer may retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)        The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders.  In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer’s receipt thereof and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)         all insurance premiums due and payable in respect of such REO Property;

(ii)        all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)       all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if such Servicing Advance would not constitute a Nonrecoverable Advance.

Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

(i)         authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)        authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)       authorize any construction on any REO Property, other than construction permitted under Section 856(e)(4)(B) of the Code; or

(iv)       authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel (the cost of which shall constitute a Servicing Advance), a copy of which shall be provided to the NIMS Insurer and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC 1, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i)         the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)        any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)       none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv)       the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.  The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer’s compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

(d)        In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property:  (i) to pay itself or any Sub‑Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub‑Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan.  On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

(e)        Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

(f)         The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub‑Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01.  Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)        The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 3.24          Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount (“Compensating Interest”) equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month.

Section 3.25          Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability.  Such indemnities shall survive the termination or discharge of this Agreement.  Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law and shall not be an expense of the Trust.

Section 3.26          Reserve Fund.

No later than the Closing Date, the Trustee, on behalf of the Certificateholders, shall establish and maintain with itself a separate, segregated trust account titled, “Reserve Fund, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2004‑6, Asset‑Backed Certificates, Series 2004‑6.”  The Trustee shall account for the right to receive payments from the Reserve Fund as property that the Trustee holds separate and apart from the REMIC Regular Interests.

(a)        The following amounts shall be deposited into the Reserve Fund:

(i)         On each Distribution Date, the Trustee shall deposit all amounts received with respect to the Cap Agreement;

(ii)        On the Closing Date, the Depositor shall deposit, or cause to be deposited, into the Reserve Fund $1,000;

(iii)       On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to any of the Class A Certificates, the Class M Certificates or the Class B Certificates, the Trustee has been directed by the Holders of the Class C Certificates to, and therefore shall, deposit into the Reserve Fund the amounts described in Section 4.01(d)(i)(u); and

(iv)       On each Distribution Date as to which there are no Net WAC Rate Carryover Amounts, the Trustee shall deposit into the Reserve Fund on behalf of the Holders of the Class C Certificates, from amounts otherwise distributable to such Class C Certificates, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

(b)        The Reserve Fund shall be segregated into two separate portions, for which the Trustee shall keep separate accounts.  “Portion 1” of the Reserve Fund shall consist of amounts deposited pursuant to Section 3.26(a)(i), above, plus any amounts earned on any such funds while on deposit in the Reserve Fund.  “Portion 2” of the Reserve Fund shall consist of amounts deposited pursuant to Sections 3.26(a)(ii), (a)(iii), and (a)(iv), above, plus any amounts earned on any such funds while on deposit in the Reserve Fund.  Amounts distributed from the Reserve Fund under Sections 4.01(d)(ii) and 3.26(c) shall be deemed to be distributed first from Portion 1 of the Reserve Fund to the extent thereof and then from Portion 2.  On each Distribution Date on which there is a payment received by the Trustee under the Cap Agreement that is based on a notional amount in excess of the aggregate Certificate Principal Balance of the Class A Certificates, the Class M Certificates and Class B Certificates (such amount, the "Class C Excess Cap Amount"), the Trustee shall not treat such payments as amounts on deposit in the Reserve Fund for purposes of determining distributions to the Class A Certificates, the Class M Certificates of the Class B Certificates for any Distribution Date.  Any such Class C Excess Cap Amount shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class C Certificates, and the Trustee shall distribute such amount to the Class C Certificates pursuant to Section 4.01(d)(ii)(c).

(c)        Each Portion of the Reserve Fund shall be treated as an “outside reserve fund” under applicable Treasury regulations and shall not be part of any REMIC created hereunder.  For federal and state income tax purposes, the Holders of the Class C Certificates shall be deemed to be the owners of the Reserve Fund and all amounts deposited into Portion 2 of the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 2 to REMIC CX in respect of the Class C Interest, and then distributed by REMIC CX to the Holders of the Class C Certificates.  For federal and state income tax purposes, payments in respect of the Class A Certificates, the Class M Certificates and the Class B Certificates of Net WAC Rate Carryover Amounts and payments to the Class C Certificates (except through Portion 2 of the Reserve Fund) will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

(d)        By accepting a Class C Certificate, each Holder of a Class C Certificate shall be deemed to have directed the Trustee to, and the Trustee shall pursuant to such direction, deposit into the Reserve Fund the amounts described in Section 3.26(a)(iii) and (a)(iv) above on each Distribution Date.  By accepting a Class C Certificate, each Holder of a Class C Certificate further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

(e)        At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trustee shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment.  If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to the Reserve Fund is received by the Trustee, the Trustee shall invest the funds in Permitted Investments managed by the Trustee or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments.  Notwithstanding the foregoing, any funds in the Reserve Fund shall be invested in Deutsche Bank Cash Management Fund 541 for so long as such investment complies with clause (vi) of the definition of Permitted Investments.  All income and gain earned upon such investment shall be deposited into the Reserve Fund.

(f)         For federal tax return and information reporting, the right of the Certificateholders to receive payment on account of the Class A Certificates, the Class M Certificates and the Class B Certificates from the Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of approximately $55,214.88.

Section 3.27          Advance Facility.

(a)        The Trustee, on behalf of the Trust Fund, at the direction of the Master Servicer and with the consent of the NIMS Insurer, is hereby authorized to enter into a facility with any Person which provides that such Person (an “Advancing Person”) may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer’s obligation to fund such Advances and/or Servicing Advances.  To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.27(b).  Such notice from the Advancing Person shall specify the amount of the reimbursement and shall specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed.  The Trustee shall be entitled to rely without independent investigation on the Advancing Person’s statement with respect to the amount of any reimbursement pursuant to this Section 3.27 and with respect to the Advancing Person’s statement with respect to the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed.  An Advancing Person whose obligations are limited to the making of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub‑Servicer pursuant to Article VI hereof and will not be deemed to be a Sub‑Servicer under this Agreement.  If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund’s entering into such facility.

(b)        If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself under any Section specified or for any amount specified by the Advancing Person in the notice described under Section 3.27(a) above and acknowledged by the Master Servicer prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a).  The Trustee is hereby authorized to pay to the Advancing Person reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with the specified Sections had the Master Servicer itself made such Advance or Servicing Advance.  The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility may agree.

(c)        All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in‑first out” (FIFO) basis.

Section 3.28          Policy; Claims Under the PMI Policy

Notwithstanding anything to the contrary elsewhere in this Article III, the Master Servicer shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a  PMI Mortgage Loan that could result in denial of coverage under the PMI Policy.  The Master Servicer shall notify the PMI Insurer that the Trustee, as trustee on behalf of the Certificateholders, is the insured, as that term is defined in the PMI Policy, of each PMI Mortgage Loan.  The Master Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trustee, all claims which may be made under the PMI Policy with respect to the PMI Mortgage Loans.  The Master Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim.  Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Master Servicer, no later than two Business Days following receipt thereof, into the Collection Account.  On each Distribution Date, the Trustee shall pay to the PMI Insurer the PMI Insurer Fee for such Distribution Date from the amounts on deposit in the Distribution Account prior to making any distributions to the Certificateholders.

Section 3.29          Reserved.

Section 3.30          Cap Agreement.

(a)        The Depositor hereby directs the Trustee to execute and deliver on behalf of the Trust the Cap Agreement and authorizes the Trustee to perform its obligations thereunder on behalf of the Trust in accordance with the terms of the Cap Agreement.

(b)        [Reserved].

(c)        In the event that the Cap Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Depositor shall, to the extent a replacement contract is available, direct the Trustee to obtain from a counterparty designated by the Depositor a replacement contract comparable to the Cap Agreement (which both such counterparty and such replacement contract shall be acceptable to the Trustee and the Holders of the Certificates entitled to at least 50% of the Voting Rights) providing interest rate protection which is equal to the then-existing protection provided by the Cap Agreement, provided, however, that if the cost of any such replacement contract providing the same interest rate protection would be greater than the amount of any early termination payment received by the Trustee under the Cap Agreement, the amount of interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of such early termination payment.

ARTICLE IV

 FLOW OF FUNDS

Section 4.01          Distributions.

(a)        On each Distribution Date, the Trustee shall withdraw from the Distribution Account that portion of the Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount or the Group II Interest Remittance Amount remaining for such Distribution Date:

(i)         The Group I Interest Remittance Amount shall be distributed as follows:

(A)       first, concurrently, to the Class I‑A1 Certificates and the Class I‑A2 Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Classes, in each case allocated between the Class I‑A1 Certificates and the Class I‑A2 Certificates, pro rata, based on their respective entitlements; and

(B)       second, concurrently, to the Class II‑A1 Certificates and the Class II‑A2 Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Classes, in each case to the extent not paid pursuant to Section 4.01(a)(ii)(A) below, allocated between the Class II‑A1 Certificates and the Class II‑A2 Certificates, pro rata, based on their respective entitlements.

(ii)        The Group II Interest Remittance Amount shall be distributed as follows:

(A)       first, concurrently, to the Class II‑A1 Certificates and the Class II‑A2 Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Classes, in each case allocated between the Class II‑A1 Certificates and the Class II‑A2 Certificates, pro rata, based on their respective entitlements; and

(B)       second, concurrently, to the Class I‑A1 Certificates and the Class I‑A2 Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Classes, in each case to the extent not paid pursuant to Section 4.01(a)(i)(A) above, allocated between the Class I‑A1 Certificates and the Class I‑A2 Certificates, pro rata, based on their respective entitlements.

(iii)       The sum of any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining undistributed following the distributions pursuant to clauses (i) and (ii) above shall be distributed as follows:

first, to the Class A‑3 Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Class;

second, to the Class M-1 Certificates, the related Monthly Interest Distributable Amount;

third, to the Class M‑2 Certificates, the related Monthly Interest Distributable Amount;

fourth, to the Class M‑3 Certificates, the related Monthly Interest Distributable Amount;

fifth, to the Class M‑4 Certificates, the related Monthly Interest Distributable Amount;

sixth, to the Class M‑5 Certificates, the related Monthly Interest Distributable Amount;

seventh, to the Class M‑6 Certificates, the related Monthly Interest Distributable Amount;

eighth, to the Class M-7 Certificates, the related Monthly Interest Distributable Amount; and

ninth, to the Class B Certificates, the related Monthly Interest Distributable Amount.

(iv)       Any Group I Interest Remittance Amount or any Group II Interest Remittance Amount remaining undistributed following distributions pursuant to clause (iii) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(b)        On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Class A Certificates, the Class M Certificates and the Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount in the following amounts and order of priority:

(i)         first,

(A)       (x)        an amount equal to the Group I Principal Distribution Amount shall be distributed as follows:

            (I)        to the Class I‑A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; then

            (II)       to the Class I‑A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

(y)        any portion of the Group II Principal Distribution Amount distributable pursuant to Section 4.01(b)(i)(B)(x), below, that remains following distribution to the Group II Senior Certificates shall be distributed as set forth in Section 4.01(b)(i)(A)(x), above;

(B)       (x)        an amount equal to the Group II Principal Distribution Amount shall be distributed as follows:

            (I)        to the Class II‑A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; then

            (II)       to the Class II‑A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

(y)        any portion of the Group I Principal Distribution Amount distributable pursuant to Section 4.01(b)(i)(A)(x), above, that remains following distribution to the Group I Senior Certificates, shall be distributed as set forth in Section 4.01(b)(i)(B)(x) above.

(ii)        second, the sum of any Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining undistributed following the distributions pursuant to Section 4.01(b)(i) shall be distributed in the following order of priority:

first, to the Class A‑3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class M‑1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class M‑2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class M‑3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class M‑4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class M‑5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

seventh, to the Class M‑6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

eighth, to the Class M‑7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

ninth, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(iii)       Any principal remaining undistributed pursuant to Sections 4.01(b)(i) and 4.01(b)(ii) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(c)        On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Class A Certificates, the Class M Certificates and the Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount in the following amounts and order of priority:

(i)         first,

(A)       the Group I Principal Distribution Amount shall be distributed as follows:

first, to the Group I Senior Certificates, the Group I Senior Principal Distribution Amount to be distributed as follows:

(I)        to the Class I‑A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; then

(II)       to the Class I‑A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then second, to the Group II Senior Certificates, the Group II Senior Principal Distribution Amount, to the extent not paid pursuant to Section 4.01(c)(i)(B) below to be distributed as follows:

(I)        to the Class II‑A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

(II)       to the Class II‑A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(B)       the Group II Principal Distribution Amount shall be distributed as follows:

first, to the Group II Senior Certificates, the Group II Senior Principal Distribution Amount, to be distributed as follows:

(I)        to the Class II‑A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; then

(II)       to the Class II‑A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then second, to the Group I Senior Certificates, the Group I Senior Principal Distribution Amount, to the extent not paid pursuant to Section 4.01(c)(i)(A) above to be distributed as follows:

(I)        to the Class I‑A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

(II)       to the Class I‑A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(ii)        second, the sum of any Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining undistributed following the distribution pursuant to Section 4.01(c)(i) shall be distributed in the following order of priority:

first, to the Class A‑3 Certificates, the Class A‑3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class M‑1 Certificates, the Class M‑1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class M‑2 Certificates, the Class M‑2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class M‑3 Certificates, the Class M‑3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class M‑4 Certificates, the Class M‑4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class M‑5 Certificates, the Class M‑5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

seventh, to the Class M‑6 Certificates, the Class M‑6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

eighth, to the Class M‑7 Certificates, the Class M‑7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

ninth, to the Class B Certificates, the Class B Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

(iii)       Any principal remaining undistributed following distributions pursuant to Sections 4.01(c)(i) and 4.01(c)(ii) shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(d)        (i)         On each Distribution Date, any Net Monthly Excess Cashflow shall be paid in the following order of priority, in each case to the extent of the Net Monthly Excess Cashflow remaining undistributed:

(a)        to the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the sum of any Extra Principal Distribution Amount and the Remaining Principal Distribution Amount for such Distribution Date, payable to such Class or Classes of Certificates as part of the Group I Principal Distribution Amount or the Group II Principal Distribution Amount, as applicable, pursuant to Section 4.01(b) or Section 4.01(c) above, as applicable;

(b)        concurrently, to the Senior Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Classes for such Distribution Date to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount on such Distribution Date, allocated among such classes, pro rata, based on their respective entitlements;

(c)        to the Class A-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount on such Distribution Date;

(d)        to the Class A‑3 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(e)        to the Class M‑1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(f)         to the Class M‑1 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(g)        to the Class M‑2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(h)        to the Class M‑2 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(i)         to the Class M‑3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(j)         to the Class M‑3 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(k)        to the Class M‑4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(l)         to the Class M‑4 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(m)       to the Class M‑5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(n)        to the Class M‑5 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(o)        to the Class M‑6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(p)        to the Class M‑6 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(q)        to the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(r)        to the Class M-7 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(s)        to the Class B Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(t)         to the Class B Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

(u)        to the Reserve Fund, the amount equal to the difference between (x) any excess of the Net WAC Rate Carryover Amount, if any, with respect to the Class A Certificates, the Class M Certificates and the Class B Certificates for such Distribution Date over any amounts on deposit in the Reserve Fund on such Distribution Date with respect to the Cap Agreement and (y) any amounts deposited in the Reserve Fund pursuant to this Section 4.01(d)(i)(u) that were not distributed on prior Distribution Dates (or, if no Net WAC Rate Carryover Amounts are payable to such Classes of Certificates on such Distribution Date, to the Reserve Fund, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000);

(v)        if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to REMIC PX, as holder of the Class P Interest, in reduction of the Uncertificated Principal Balance thereof, until the Uncertificated Principal Balance thereof is reduced to zero;

(w)       to REMIC CX, as holder of the Class C Interest, the Monthly Interest Distributable Amount for the Class C Interest plus, until the Uncertificated Principal Balance of the Class C Interest is reduced to zero, any Overcollateralization Release Amount for such Distribution Date (in both cases, net of such portion of amounts payable pursuant to this clause (w) that were paid pursuant to clause (u) above); and

(x)        any remaining amounts to the Class R Certificates (in respect of the appropriate Class R-2 Interest).

(ii)        On each Distribution Date, after making the distributions of the Available Funds as provided in this Section 4.01 and after depositing in the Reserve Fund any payments received under the Cap Agreement, the Trustee shall withdraw from the Reserve Fund the amounts on deposit therein and shall distribute such amounts in the following order of priority:

(a)        first, amounts in the Reserve Fund received with respect to the Cap Agreement that are based on a notional amount in the Cap Agreement equal to or less than the aggregate Certificate Principal Balance of the Class A Certificates, the Class M Certificates and the Class B Certificates shall be distributed first, concurrently, to the Senior Certificates, up to the amount of the related Net WAC Rate Carryover Amount, allocated among the Senior Certificates, pro rata, based on their Net WAC Rate Carryover Amounts; then, to the Offered Subordinate Certificates, up to the amount of the related Net WAC Rate Carryover Amount, in the following order of priority:  first to the Class A‑3 Certificates, second to the Class M‑1 Certificates, third to the Class M‑2 Certificates, fourth to the Class M‑3 Certificates, fifth to the Class M‑4 Certificates, sixth to the Class M‑5 Certificates, seventh to the Class M‑6 Certificates, eighth to the Class M-7 Certificates, and ninth to the Class B Certificates; and then, to the Class C Certificates, in each case, to the extent of such amounts received with respect to the Cap Agreement remaining in the Reserve Fund.

(b)        second, amounts deposited in the Reserve Fund pursuant to Section 4.01(d)(i)(u) shall be distributed first, concurrently, to the Senior Certificates, up to the amount of the related Net WAC Rate Carryover Amount to the extent not paid pursuant to clause (a) above, allocated among the Senior Certificates, pro rata, based on their Net WAC Rate Carryover Amounts; then, to the Offered Subordinate Certificates, up to the amount of the related Net WAC Rate Carryover Amount to the extent not paid pursuant to clause (a) above, in the following order of priority:  first to the Class A‑3 Certificates, second to the Class M‑1 Certificates, third to the Class M‑2 Certificates, fourth to the Class M‑3 Certificates, fifth to the Class M‑4 Certificates, sixth to the Class M‑5 Certificates, seventh to the Class M‑6 Certificates, eighth to the Class M-7 Certificates and ninth to the Class B Certificates, in each case to the extent of such amounts remaining in the Reserve Fund.

(c)        third, any Class C Excess Cap Amount for such Distribution Dates shall be distributed to the Class C Certificates.

On the Distribution Date on which the Certificate Principal Balance of the Class A Certificates, the Class M Certificates and the Class B Certificates has been reduced to zero, after making all other distributions on such Distribution Date (including to the Class A Certificates, the Class M Certificates and the Class B Certificates out of the Reserve Fund), the Trustee shall distribute to the Class C Certificates all remaining amounts on deposit in the Reserve Fund.

(iii)       On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period shall be withdrawn from the Distribution Account and distributed by the Trustee to the Class P Interest, and shall not be available for distribution to any other Class of Certificates.  On each Distribution Date, all amounts representing any Master Servicer Prepayment Charge Payment Amounts paid by or collected by the Master Servicer during the related Prepayment Period shall be withdrawn from the Distribution Account and distributed by the Trustee to the Class P Interest, and shall not be available for distribution to any other Class of Certificates.  The payment of the foregoing amounts in respect of such Regular Interests shall not reduce the Uncertificated Principal Balance thereof.

(e)        Without limiting the provisions of Section 9.01(b), by acceptance of the Class R Certificates the Holders of the Class R Certificates agree, and it is the understanding of the parties hereto, for so long as any of the NIM Notes are outstanding, to pledge their rights to receive any amounts otherwise distributable to the Holders of the Class R Certificates (and such rights are hereby assigned and transferred) to the Holders of the Class C Certificates to be paid to the Holders of the Class C Certificates.  By acceptance of the Class R Certificates, the Holders of the Class R Certificates direct the Trustee to pay any amounts due to the Holders of the Class R Certificates on the first Distribution Date to the Holders of the Class C Certificates.

(f)         All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests.  Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in this Section 4.01 or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii) two‑thirds of the Original Class Certificate Principal Balance or Original Class Notional Amount of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book‑Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book‑Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Depositor, the Master Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

(g)        The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement.  None of the Holders of any Class of Certificates, the Trustee or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(h)        Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates shall be made on the next Distribution Date, the Trustee shall, no later than three (3) days before the related Distribution Date, mail to the NIMS Insurer and each Holder on such date of such Class of Certificates a notice to the effect that:

(i)         the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

(ii)        no interest shall accrue on such Certificates from and after the end of the related Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non‑tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non‑tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to the remaining non‑tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non‑tendering Certificateholders.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Lehman Brothers Inc. and WaMu Capital Corp., equally, all such amounts, and all rights of non‑tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

(i)         Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of an Offered Subordinate Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.06 and (b) distributed to such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01, and (ii) in no event shall the Uncertificated Principal Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 4.06 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Principal Balance thereof pursuant to Section 4.05.

(j)         Any amounts distributed to REMIC CX on any Distribution Date in respect of the Class C Interest under Section 4.01(d)(i) shall, on such Distribution Date, be distributed by REMIC CX to the Holders of the Class C Certificates.  Any amounts remaining in REMIC CX shall be distributed to the Holders of the Class R-CX Certificates in respect of the Class R-CX Interest.  Any amounts distributed to REMIC PX on any Distribution Date in respect of the Class P Interest shall, on such Distribution Date, be distributed by REMIC PX to the Holders of the Class P Certificates.  Any amounts remaining in REMIC PX shall be distributed to the Holders of the Class R-PX Certificates in respect of the Class R-PX Interest.  For the avoidance of doubt, the provisions of Sections 4.01(f), 4.01(g) and 4.01(h) shall apply to the Class C Certificates and the Class P Certificates.

Section 4.02          Preference Claims.

The Trustee shall promptly notify the NIMS Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a “Preference Claim”) of any distribution made with respect to the Class C Certificates or the Class P Certificates.  Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates, the Master Servicer and the Trustee hereby agree that the NIMS Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal.  In addition and without limitation of the foregoing, the NIMS Insurer shall be subrogated to the rights of the Master Servicer, the Trustee and each Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMS Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the Trustee, as indenture trustee or indenture administrator with respect to the Insured NIM Notes or the holder of any Insured NIM Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the Insured NIM Notes, as applicable, and the NIMS Insurer made a payment in respect of such relinquished amount.

Section 4.03          Statements.

(a)        On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trustee shall prepare and make available by electronic medium (as set forth in the penultimate paragraph of this Section 4.03(a)) to each Holder of the Regular Certificates, the Trustee, the Master Servicer, the NIMS Insurer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

(i)           the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts;

(ii)           the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates), allocable to interest, separately identified;

(iii)          the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool, for such Distribution Date;

(iv)          the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v)          reserved;

(vi)          the aggregate amount of Advances for the related Due Period;

(vii)         the aggregate Stated Principal Balance of the Mortgage Loans at the Close of Business at the end of the related Due Period;

(viii)        the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(ix)          the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30‑59 days, (b) delinquent 60‑89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month provided, however that any aggregate unpaid principal balance of Mortgage Loans shall be reported as of the last day of the related Due Period, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

(x)          with respect to any Mortgage Loan that became an REO Property during the preceding Prepayment Period, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(xi)          the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

(xii)         the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xiii)        by Loan Group and in the aggregate, the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

(xiv)        the aggregate amount of Extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xv)         the Certificate Principal Balance of the Class A Certificates, the Class M Certificates, the Class B Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date, and the Notional Amount of the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

(xvi)        the Monthly Interest Distributable Amount in respect of the Class A Certificates, the Class M Certificates, the Class B Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates, the Class M Certificates and the Class B Certificates for such Distribution Date;

(xvii)       the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24, and the aggregate amount of any Relief Act Interest Shortfalls for such Distribution Date;

(xviii)      the Credit Enhancement Percentage for such Distribution Date;

(xix)        the related Net WAC Rate Carryover Amount for the Class A Certificates, the Class M Certificates and the Class B Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xx)         the Trustee Fee on such Distribution Date;

(xxi)        whether a Stepdown Date or a Trigger Event has occurred;

(xxii)       the Available Funds;

(xxiii)      the respective Pass‑Through Rates applicable to the Class A Certificates, the Class M Certificates, the Class B Certificates and the Class C Certificates for such Distribution Date and the Pass‑Through Rate applicable to the Class A Certificates, the Class M Certificates and the Class B Certificates for the immediately succeeding Distribution Date;

(xxiv)      reserved;

(xxv)       any other information that is required by the Code and regulations thereunder to be made available to Certificateholders;

(xxvi)      the amount on deposit in the Reserve Fund;

(xxvii)     (A) the dollar amount of payments received related to claims under the PMI Policy during the related Prepayment Period (and the number of Mortgage Loans to which such payments related) and (B) the aggregate dollar amount of payments received related to claims under the PMI Policy since the Cut-off Date (and the number of Mortgage Loans to which such payments related);

(xxviii)     (A) the dollar amount of claims made under the PMI Policy that were denied during the related Prepayment Period (and the number of Mortgage Loans to which such denials related) and (B) the aggregate dollar amount of claims made under the PMI Policy that were denied since the Cut-off Date (and the number of Mortgage Loans to which such denials related);

(xxix)      for such Distribution Date, the amount of any payment made by the Cap Provider under the Cap Agreement; and

(xxx)       the amount of Subsequent Recoveries and Gross Subsequent Recoveries for the related Prepayment Period and the cumulative amount of Subsequent Recoveries and Gross Subsequent Recoveries in the aggregate and for each of Loan Group I and Loan Group II.

The Trustee shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the NIMS Insurer and the Rating Agencies via the Trustee’s internet website.  The Trustee’s internet website shall initially be located at https://www.tss.db.com/invr.  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 1‑800‑735‑7777.  Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Closing Date.

(b)        Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)        On each Distribution Date, the Trustee shall forward to the Holders of the Residual Certificates and the NIMS Insurer a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

(d)        Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Holder of a Residual Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of a Residual Certificate.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

(e)        On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P.  (“Bloomberg”) CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

Section 4.04          Remittance Reports; Advances.

(a)        Within one Business Day after each Determination Date, but in no event later than such date which would allow the Trustee to submit a claim to the NIMS Insurer under the Indenture, the Master Servicer shall deliver to the NIMS Insurer and the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer, the NIMS Insurer and the Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date.  Not later than each Master Servicer Remittance Date (or, in the case of certain information, as agreed between the Trustee and the Master Servicer, not later than four Business Days after the end of each Due Period), the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03.  The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

(b)        The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties.  Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances.  The Trustee will provide notice to the NIMS Insurer and the Master Servicer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date.

(c)        The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to Section 4.04(d) below, and, with respect to any Mortgage Loan, shall continue until the payment of the Mortgage Loan in full or the recovery of all Liquidation Proceeds thereon.

(d)        Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance.  The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers’ Certificate of the Master Servicer delivered to the NIMS Insurer, the Depositor and the Trustee.

Section 4.05          Distributions on the REMIC Regular Interests.

(a)        On each Distribution Date, the Trustee shall cause the sum of the Group I Interest Remittance Amount, Group II Interest Remittance Amount, Group I Principal Remittance Amount, and the Group II Principal Remittance Amount, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R‑1 Interest), as the case may be:

(i)         first, to the Holders of REMIC 1 Regular Interests LT1-AA, LT1-IA1, LT1-IA2, LT1-IIA1, LT1-IIA2, LT1-A3, LT1-M1, LT1-M2, LT1-M3, LT1-M4, LT1-M5, LT1-M6, LT1-M7, LT1-B, LT1-ZZ, pro rata, an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT1-ZZ shall be reduced and deferred when the REMIC 1 Overcollateralized Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1-ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 1 Regular Interests LT1-IA1, LT1-IA2, LT1-IIA1, LT1-IIA2, LT1-A3, LT1-M1, LT1-M2, LT1-M3, LT1-M4, LT1-M5, LT1-M6, LT1-M7 and LT1-B in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates;

(ii)        second, to the Holders of REMIC 1 Regular Interest LT1-1SUB, REMIC 1 Regular Interest LT1-1GRP, REMIC 1 Regular Interest LT1-2SUB, REMIC 1 Regular Interest LT1-2GRP, and REMIC 1 Regular Interest LT1-XX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(iii)       third, an amount equal to 50% of the remainder of the Available Funds for such Distribution Date after the distributions in clauses (i) and (ii), allocated as follows:

(a)        98.00% to the Holders of REMIC 1 Regular Interest LT1-AA and REMIC 1 Regular Interest LT1-P, in that order, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero, provided, however, that REMIC 1 Regular Interest LT1-P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 1 Regular Interest LT1-P, until $100 has been distributed pursuant to this clause;

(b)        to the Holders of REMIC 1 Regular Interests LT1-IA1, LT1-IA2, LT1-IIA1, LT1-IIA2, LT1-A3, LT1-M1, LT1-M2, LT1-M3, LT1-M4, LT1-M5, LT1-M6, LT1-M7 and LT1-B, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero;

(c)        to the Holders of REMIC 1 Regular Interest LT1-ZZ, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; then

(d)        any remaining amount to the Holders of the Class R Certificates (in respect of the Class R‑1 Interest);

(iv)       fourth, an amount equal to 50% of the remainder of the Available Funds for such Distribution Date, after the distributions in clauses (i) and (ii), allocated as follows:

(a)        first to the Holders of REMIC 1 Regular Interest LT1-1GRP, REMIC 1 Regular Interest LT1-1SUB, REMIC 1 Regular Interest LT1-2GRP, and REMIC 1 Regular Interest LT1-2SUB in such a manner as to keep the Uncertificated Principal Balance of each REMIC 1 Regular Interest ending with the designation “GRP” equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (determined as of the current Distribution Date), and the Uncertificated Principal Balance of each REMIC 1 Regular Interest ending with the designation “SUB” equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the current Distribution Date over (y) the Certificate Principal Balance of the Senior Certificates related to such Loan Group immediately prior to such Distribution Date (except that if such excess is larger than it was for the preceding Distribution Date, the least amount of principal shall be distributed such that the REMIC 1 Subordinated Ratio is maintained); and then to the Holder of REMIC 1 Regular Interest LT1-XX, in each case until the Uncertificated Principal Balances of the REMIC 1 Regular Interests have been reduced to zero; and

(b)        any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest); and

(v)        On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1 to the Holders of REMIC 1 Regular Interest LT1-P. The payment of the foregoing amounts to the Holders of REMIC 1 Regular Interest LT1-P shall not reduce the Uncertificated Principal Balance thereof.

Section 4.06          Allocation of Realized Losses.

(a)        Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property:  (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal.  Prior to each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan:  (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period.  The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers’ Certificate delivered to the NIMS Insurer and the Trustee by the Master Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

(b)        If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Class A Certificates, the Class M Certificates and the Class B Certificates on such Distribution Date, the Uncertificated Principal Balance of the Class C Interest is equal to zero, Realized Losses equal to the Undercollateralized Amount shall be allocated by the Trustee on such Distribution Date as follows:  first, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class M‑7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class M‑6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fourth, to the Class M‑5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class M‑4 Certificates until the Certificate Principal Balance thereof has been reduced to zero, sixth, to the Class M‑3 Certificates until the Certificate Principal Balance thereof has been reduced to zero, seventh, to the Class M‑2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, eighth to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and ninth, to the Class A-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero.  All Realized Losses to be allocated to the Certificate Principal Balances of the Offered Subordinate Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided in Section 4.01.  All references above to the Certificate Principal Balance of the Offered Subordinate Certificates shall be to the Certificate Principal Balance of the Offered Subordinate Certificates immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses or increase thereof by any Subsequent Recoveries, in each case to be allocated to such Offered Subordinate Certificates on such Distribution Date.

Any allocation of Realized Losses to an Offered Subordinate Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated.  No allocations of any Realized Losses shall be made to the Senior Certificates or the Class P Certificates.  Any Realized Losses that reduce the distributions in respect of and/or the Uncertificated Principal Balance of the Class C Interest, shall be allocated by the Trustee to reduce the distributions in respect of and/or the Certificate Principal Balance of the Class C Certificates.

(c)        (i)         50% of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 1 Regular Interests in the specified percentages, as follows:

first, to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest LT1-AA and REMIC 1 Regular Interest LT1-ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively;

second, to the Uncertificated Principal Balances of the REMIC 1 Regular Interest LT1-AA and REMIC 1 Regular Interest LT1-ZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively;

third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-B and REMIC 1 Regular Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-B has been reduced to zero;

fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M7 and REMIC 1 Regular Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M7 has been reduced to zero;

fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M6 and REMIC 1 Regular Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M6 has been reduced to zero;

sixth, to the Uncertificated Principal Balances of (i) REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M5 and REMIC 1 Regular Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M5 has been reduced to zero;

seventh, to the Uncertificated Principal Balances of (i) REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M4 and REMIC 1 Regular Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M4 has been reduced to zero;

eighth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M3 and REMIC 1 Regular Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M3 has been reduced to zero;

ninth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M2 and REMIC 1 Regular Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M2 has been reduced to zero;

tenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M1 and REMIC 1 Regular Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-M1 has been reduced to zero; and

eleventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-A3 and REMIC 1 Regular Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-A3 has been reduced to zero.

(ii)        50% of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 1 Regular Interest LT1-1GRP, REMIC 1 Regular Interest LT1-1SUB, REMIC 1 Regular Interest LT1-2GRP, REMIC 1 Regular Interest LT1-2SUB, and REMIC 1 Regular Interest LT1-XX, as follows:

after all distributions have been made on such Distribution Date, Realized Losses shall be applied in such a manner as to keep the Uncertificated Principal Balance of each REMIC 1 Regular Interest ending with the designation “GRP” equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (determined as of the current Distribution Date), and the Uncertificated Principal Balance of each REMIC 1 Regular Interest ending with the designation “SUB” equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the current Distribution Date over (y) the Certificate Principal Balance of the Senior Certificates related to such Loan Group immediately prior to such Distribution Date (except that if such excess is larger than it was for the preceding Distribution Date, the least amount of Realized Loss shall be allocated such that the REMIC 1 Subordinated Ratio is maintained); and then to REMIC 1 Regular Interest LT1-XX.

(d)        If on any Distribution Date Allocated Realized Loss Amounts are to be reinstated due to Subsequent Recoveries, the Allocated Realized Loss Amounts shall be reinstated by the Trustee on such Distribution Date to increase the Certificate Principal Balances of the Offered Subordinate Certificates in the following order of priority, in each case until the related Allocated Realized Loss Amount has been reduced to zero:  first, to the Class A‑3 Certificates, second to the Class M‑1 Certificates, third to the Class M‑2 Certificates, fourth to the Class M‑3 Certificates, fifth to the Class M‑4 Certificates, sixth to the Class M‑5 Certificates, seventh to the Class M‑6 Certificates, eighth to the Class M-7 Certificates and ninth to the Class B Certificates.  All Subsequent Recoveries to be allocated to the Certificate Principal Balances of the Offered Subordinate Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided in Section 4.01.  All references above to the Certificate Principal Balance of the Offered Subordinate Certificates shall be to the Certificate Principal Balance of the Offered Subordinate Certificates immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses or increase thereof by any Subsequent Recoveries, in each case to be allocated to the Offered Subordinate Certificates on such Distribution Date.

Any Allocated Realized Loss Amounts to be reinstated to a Certificate on any Distribution Date due to Subsequent Recoveries shall be made by increasing the Certificate Principal Balance thereof by the amount so reinstated.  No allocations of any Subsequent Recoveries shall be made to the Senior Certificates or the Class P Certificates.

(e)        If on any Distribution Date Subsequent Recoveries occurred in the related Prepayment Period, the amount of such Subsequent Recoveries shall be allocated among the REMIC 1 Regular Interests as follows:

(i)         50% of the Subsequent Recoveries from both Loan Groups shall be allocated among the REMIC 1 Regular Interests in the same proportions and amounts, but in the reverse order, as Realized Losses were allocated under Section 4.06(c)(i).

(ii)        50% of the Subsequent Recoveries from both Loan Groups shall be allocated in the same proportions, but in reverse order, as the Realized Losses were allocated under Section 4.06(c)(ii).

Section 4.07          Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.  In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

Section 4.08          Commission Reporting.

(a)        Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards and applicable regulations, file with the Commission via the Electronic Data Gathering Analysis and Retrieval system, a Form 8‑K with a copy of the statement to Certificateholders for such Distribution Date as an Exhibit thereto.  Prior to January 30, in the year following the year of execution of this Agreement, the Trustee shall file in accordance with industry standards a Form 15 Suspension Notification with respect to the Trust Fund, if applicable, unless notified by the Depositor by January 10 or the preceding Business Day of such year not to file such a Form 15 with respect to the Trust Fund.  Prior to March 30, in the year following the year of execution of this Agreement, the Depositor shall execute and the Trustee shall file a Form 10‑K, in substance conforming to industry standards and applicable regulations, with respect to the Trust Fund together with the accompanying certification described below.  The Trustee shall provide the Form 10‑K to the Depositor by March 20 (or the preceding Business Day if such day is not a Business Day) of the year that such Form 10‑K is required to be filed.  The Depositor shall execute such Form 10‑K and return the original to the Trustee by March 25 (or the preceding Business Day if such day is not a Business Day).  The Trustee shall prepare, execute, file and deliver on behalf of the Depositor Form 8-Ks required to be filed under the Exchange Act so long as no certification in respect of such Form 8-K is required by the Commission.  The Depositor shall prepare and the appropriate person shall execute, in accordance with the Exchange Act or any other applicable law, any certification required under the Exchange Act or any other applicable law to accompany the Form 10‑K or any other periodic report.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor, provided, however, that the Trustee shall not execute the Form 10-K on behalf of the Depositor.  Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund.  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Trustee shall have no responsibility to file any items other than those specified in this Section.

ARTICLE V

 THE CERTIFICATES

Section 5.01          The Certificates.

(a)        The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC 1.

The Certificates will be substantially in the forms annexed hereto as Exhibits A‑1 through A‑18.  The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof.  Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed by the Trustee and authenticated and delivered by the Trustee, to or upon the order of the Depositor.  The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory.  Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

(b)        The Book Entry Certificates shall initially be issued as one or more Certificates held by the Book‑Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of the Book‑Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold the Book‑Entry Certificates for the respective Certificate Owners with Ownership Interests therein.  The Certificate Owners shall hold their respective Ownership Interests in and to the Book‑Entry Certificates through the book‑entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests.  All transfers by Certificate Owners of their respective Ownership Interests in the Book‑Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer the Ownership Interests in the Book‑Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The Trustee is hereby initially appointed as the Book‑Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such.  The Book‑Entry Custodian may, and if it is no longer qualified to act as such, the Book‑Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer and if the Trustee is not the Book‑Entry Custodian, the Trustee and any other transfer agent (including the Depository or any successor Depository) to act as Book‑Entry Custodian under such conditions as the predecessor Book‑Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book‑Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository.  If the Trustee resigns or is removed in accordance with the terms hereof, successor Trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book‑Entry Custodian.  The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book‑Entry Certificates by the Book‑Entry Custodian.

The Trustee, the Master Servicer, the NIMS Insurer and the Depositor may for all purposes (including the making of payments due on the Book‑Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book‑Entry Certificates for the purposes of the exercise by Certificateholders of the rights of Certificateholders hereunder.  The rights of Certificate Owners with respect to the Book‑Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.  The Depositor is hereby authorized to execute and deliver on behalf of the Trust the Letter of Representations to be submitted on behalf of the Trust to the Depository and to perform the obligations of the Issuer (as defined in the Letter of Representations) thereunder.  The Trustee is hereby authorized to execute and deliver as agent of the Trust the Letter of Representations to be submitted on behalf of the Trust to the Depository and to perform the obligations of the Agent (as defined in the Letter of Representations) thereunder.  Multiple requests and directions from, and votes of, the Depository as Holder of the Book‑Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.  The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies the Trustee and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants with a position in the Book Entry Certificates agree to initiate such termination, or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book‑Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book‑entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Trustee of the Book‑Entry Certificates by the Book‑Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates.  Such Definitive Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership that was represented by a Book‑Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book‑Entry Certificate.  None of the Depositor, the Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

Section 5.02          Registration of Transfer and Exchange of Certificates.

(a)        The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)        No transfer, sale, pledge or other disposition of any Class C Certificate, Class P Certificate or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws.  In the event of any such transfer of any Class C Certificate, Class P Certificate or Residual Certificate (other than in connection with (i) the initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller, (ii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust, the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates, Class P Certificates or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii) or (iii) above) (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in‑house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor.  The Holder of a Class C Certificate, Class P Certificate or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Trust Fund against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)        Each Transferee of a Class A Certificate, Class M Certificate or Class B Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets as defined below, (b) it has acquired and is holding such Certificate in reliance on DOL Authorization Number 2003-14E (2003) and Prohibited Transaction Exemption (“PTE”) 91-14 at 56 F.R. 7413 (February 22, 1991), as such PTE is further amended by PTE 2000‑58, 65 F. R. 67765 (November 13, 2000) and PTE 2002‑41, 67 F.R. 163 (August 22, 2002) (the “Exemption”), and that it understands that there are certain conditions to the availability of the Exemption including that the Cap Agreement is an “eligible yield supplement agreement” within the meaning of PTE 2000-58 and that such Certificate must be rated, at the time of purchase, not lower than “BBB‑” (or its equivalent) by a Rating Agency, or (c) the following conditions are satisfied:  (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95‑60, and (iii) the conditions set forth in Sections I and III of PTCE 95‑60 have been satisfied.

No transfer of a Class C Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3‑101 (“Plan Assets”) unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund.  Neither an Opinion of Counsel nor any certification will be required in connection with the (i) initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller, (ii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificates, Class P Certificates or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates, Class P Certificates or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii) or (iii) above (in which case, the Depositor, the Seller, any such Affiliate and such entities sponsored by such Affiliate shall have deemed to have represented that the applicable transferee is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of each transferee, the Seller or such an Affiliate.  Each transferee of a Class C Certificate, Class P Certificate or Residual Certificate shall sign a letter substantially in the form of Exhibit I to demonstrate its compliance with this Section 5.02(c) (other than in connection with the (i) initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller, (ii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificates, Class P Certificates or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates, Class P Certificates or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii) or (iii) above).

If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(d)        Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney‑in‑fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)         Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)        No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)       In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

A.        an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

B.         a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

(iv)       Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  The Trustee shall not be under any liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii).  The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate.  Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v)        If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate.  The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim.  The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi)       If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons designated in Section 860E(e)(3) of the Code, information needed to compute the tax imposed under Section 860E(e)(1) of the Code on such transfer.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of any of the Other NIM Notes, the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer) or the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(e)        Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee designated from time to time for such purpose pursuant to Section 8.12, the Trustee shall execute and authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f)         At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12.  Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

(g)        No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be canceled by the Trustee and disposed of pursuant to its standard procedures.

Section 5.03          Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Depositor and (in the case of a Class C Certificate or Class P Certificate) the NIMS Insurer such security or indemnity as may be required by them to save each of them, and the Trust Fund, harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04          Persons Deemed Owners.

The Master Servicer, the Depositor, the Trustee, the NIMS Insurer and any agent of the Master Servicer, the Depositor, the Trustee or the NIMS Insurer may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Depositor, the Trustee, the NIMS Insurer nor any agent of any of them shall be affected by notice to the contrary.

ARTICLE VI

 THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01          Liability of the Master Servicer and the Depositor.

The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

Section 6.02          Merger or Consolidation of the Depositor or the Master Servicer.

Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation.  Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing.  The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies’ ratings of the Other NIM Notes, the Class A Certificates, the Class M Certificates and the Class B Certificates and the shadow rating of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer) in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies to the Trustee).

Section 6.03          Limitation on Liability of the Depositor, the Master Servicer and Others.

None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer or the Depositor, as applicable, pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

The Master Servicer (except the Trustee to the extent it has succeeded the Master Servicer as required hereunder) indemnifies and holds the Trustee, the Depositor and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor or the Trust Fund may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.  The Master Servicer shall immediately notify the Trustee, the NIMS Insurer and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Trustee, the Depositor and/or the Trust Fund in respect of such claim.  The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

Section 6.04          Limitation on Resignation of Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee and the NIMS Insurer and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor and the Trustee) that such resignation will not cause such Rating Agency to reduce the then current rating of any of the Other NIM Notes, the Class A Certificates, the Class M Certificates or the Class B Certificates or the shadow rating of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer).  Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee.  No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer reasonably acceptable to the NIMS Insurer shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder.  The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a Sub‑Servicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub‑Servicer shall be a third‑party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub‑Servicer as an indemnitee under this Agreement.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

Section 6.05          Rights of the Depositor, the NIMS Insurer and the Trustee in Respect of the Master Servicer.

The Master Servicer shall afford (and any Sub‑Servicing Agreement shall provide that each Sub‑Servicer shall afford) the Depositor, the NIMS Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub‑Servicer) in respect of the Master Servicer’s rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub‑Servicer) responsible for such obligations.  Upon request, the Master Servicer shall furnish to the Depositor, the NIMS Insurer and the Trustee its (and any such Sub‑Servicer’s) most recent financial statements and such other information relating to the Master Servicer’s capacity to perform its obligations under this Agreement that it possesses.  To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s (or any such Sub‑Servicer’s) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the NIMS Insurer, the Trustee or the Trust Fund, and in either case, the Depositor or the Trustee, as the case may be, shall use, and the NIMS Insurer shall be deemed to have agreed with the parties hereto to use, its best efforts to assure the confidentiality of any such disseminated non‑public information.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee.  The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

ARTICLE VII

 DEFAULT

Section 7.01          Master Servicer Events of Default.

“Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i)         any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.04) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii)        any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 45 days (30 days in the case of any failure to maintain a Sub‑Servicing Agreement with an eligible Sub‑Servicer to the extent required in accordance with Section 3.02(c)) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Representative of the Master Servicer; or

(iii)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding‑up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

(iv)       the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v)        the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors; or

(vi)       any failure by the Master Servicer of the Master Servicer Termination Test; or

(vii)      any failure of the Master Servicer to make, or cause an Advancing Person to make, any Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.04 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date; or

(viii)      the Master Servicer ceases to be an approved seller or servicer of Fannie Mae.

If a Master Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the NIMS Insurer or the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the NIMS Insurer and the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof.  If a Master Servicer Event of Default described in clauses (vii) or (viii) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer (delivered immediately by facsimile and effective on the date of acknowledgement of receipt in the case of a Master Servicer Event of Default described in clause (vii)), the NIMS Insurer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney‑in‑fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination).  For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, any of the Trust REMICs or this Agreement.

The Trustee shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

Section 7.02          Trustee to Act; Appointment of Successor.

(a)        On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter, which shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer’s obligations to make Advances pursuant to Section 4.04; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent Mortgage Loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.04; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected.  As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation).  Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein.  After the Master Servicer receives a notice of termination, notwithstanding the above and subject to the next paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent Mortgage Loans, or if the NIMS Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency, having a net worth of not less than $15,000,000 and reasonably acceptable to the NIMS Insurer, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s responsibilities, duties and liabilities hereunder.  In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder.  The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

Upon removal or resignation of the Master Servicer, the Trustee, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer.  The Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the first paragraph of this Section 7.02 (including the Trustee or any affiliate thereof).  Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee.  Within thirty days after any such public announcement, the Trustee with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing.  The Trustee, upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder.  After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale.

(b)        If the Master Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a “Remittance”) because the Master Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the Bankruptcy Code, the Trustee shall upon written notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, shall be treated as though it had succeeded to the Master Servicer and shall advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date.  The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so.  Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee’s rights to recover from the Master Servicer’s own funds interest on the amount of any such advance.  If the Trustee at any time makes an advance under this subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

Section 7.03          Notification to Certificateholders.

(a)        Upon any termination of the Master Servicer pursuant to Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the NIMS Insurer.

(b)        Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates and to the NIMS Insurer notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

Section 7.04          Waiver of Master Servicer Events of Default.

The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may, with the consent of the NIMS Insurer, waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates and the NIMS Insurer (as evidenced by the written consent of the NIMS Insurer).  Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

 THE TRUSTEE

Section 8.01          Duties of Trustee.

The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)         Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

(ii)        The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)       The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

Section 8.02          Certain Matters Affecting the Trustee.

(a)        Except as otherwise provided in Section 8.01:

(i)         The Trustee may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)        The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)       The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMS Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMS Insurer or such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)       The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)        Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the NIMS Insurer or such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from the NIMS Insurer or such Certificateholders as a condition to taking any such action;

(vi)       The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

(vii)      The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to Section 3.12; and

(viii)      Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of this Agreement) if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(b)        All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 8.03          Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Trustee, the execution and authentication of the Trustee on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor, and the Trustee shall not assume any responsibility for their correctness.  The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.13) or of the Certificates (other than execution and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of the Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10.

Section 8.04          Trustee May Own Certificates.

The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may transact banking and/or trust business with the Seller, the Depositor, the Master Servicer or their Affiliates.

Section 8.05          Trustee’s Fees and Expenses.

(a)        On the Closing Date, the Depositor shall pay to the Trustee as specified in a separate agreement between the Depositor and the Trustee.  The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee for such Distribution Date and one day’s interest earnings (net of losses) on amounts on deposit in the Distribution Account.  The right to receive the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee’s responsibilities and obligations under this Agreement.

The Trustee, and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations (including, without limitation, its obligation to enter into the Cap Agreement) and duties under this Agreement, other than any loss, liability or expense (i) in any way relating to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement, (ii) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, including as a result of a breach of the Trustee’s obligations under Article X hereof.  Any amounts payable to the Trustee or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee or any director, officer, employee or agent of the Trustee may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time.  Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee.

As a limitation on the foregoing with respect to certain expenses of the Trustee, the Trustee shall receive from the Trust Fund amounts with respect to indemnification for counsel fees and expenses (collectively, “Legal Fees”) in connection with any third‑party litigation or other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the Trust Fund (collectively, “Third Party Claims”) in an amount not greater than $25,000 per month, and $600,000 in the aggregate (with amounts in excess of $25,000 for any month carried‑forward to subsequent months, until the $600,000 aggregate maximum is reached).  The Trustee shall have no obligation to incur additional expenses for which reimbursement is limited pursuant to this paragraph in excess of the aggregate limit set forth above unless it has received reasonable security or indemnity for such additional expenses.  The Certificateholders shall hold the Trustee harmless for any consequences to such Certificateholders resulting from any failure of the Trustee to incur any such additional expenses in excess of the aforementioned aggregate limit.

(b)        Without limiting the Master Servicer’s indemnification obligations under Section 6.03, the Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer’s obligations and duties under this Agreement.  Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee.  Any payment under this Section 8.05(b) made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from the Trust Fund therefor.

Section 8.06          Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07          Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the NIMS Insurer, the Depositor, the Master Servicer and the Certificateholders.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee acceptable to the NIMS Insurer and to the Holders of Certificates entitled to at least 51% of the Voting Rights.  A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer, may remove the Trustee and the Depositor may appoint a successor Trustee, acceptable to the NIMS Insurer and to the Holders of Certificates entitled to at least 51% of the Voting Rights, by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee.  A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

The Holders of Certificates entitled to at least 51% of the Voting Rights, with the consent of the NIMS Insurer, may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by the NIMS Insurer or such Holders, as applicable, or their attorneys‑in‑fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.  A copy of such instrument shall be delivered to the NIMS Insurer, the Certificateholders and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08          Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein.  The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor Trustee hereunder), and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the ratings of any of the Other NIM Notes or of any Class of Certificates or of the shadow ratings of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer) by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09          Merger or Consolidation of Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10          Appointment of Co‑Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC 1, or property securing the same may at the time be located, the Master Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer, to act as co‑trustee or co‑trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC 1, and to vest in such Person or Persons, in such capacity, such title to REMIC 1, or any part thereof and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment or the NIMS Insurer shall not have approved such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co‑trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co‑trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.  If such appointment is at the request of the Master Servicer then any expense of the Trustee shall be deemed a Servicing Advance for all purpose of this Agreement, otherwise it will be an expense of the Trustee and will be payable out of the Trustee’s funds.

In the case of any appointment of a co‑trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co‑trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC 1, or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co‑trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co‑trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co‑trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co‑trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

Any separate trustee or co‑trustee may, at any time, constitute the Trustee, its agent or attorney‑in‑fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co‑trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11          Appointment of Custodians.

The Trustee may, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement.  The Trustee shall initially serve as the Custodian and this Agreement shall serve as the Custodial Agreement.  The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trustee and the consent of the NIMS Insurer, the consent to which shall not be unreasonably withheld.  The Trustee shall pay any and all fees and expenses of any Custodian (other than the Washington Mutual Custodian) in accordance with each Custodial Agreement.  Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian.  Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  Each Custodial Agreement may be amended only as provided in Section 11.01.  In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder.  The Trustee shall at all times remain responsible under the terms of this Agreement notwithstanding the fact that certain duties have been assigned to the Custodian (other than the Washington Mutual Custodian), but only to the extent the Trustee is responsible for its own acts hereunder.  Any documents delivered by the Depositor or the Master Servicer to a Custodian other than the Trustee, if any, shall be deemed to have been delivered to the Trustee for all purposes hereunder; and any documents held by such a Custodian, if any, shall be deemed to be held by the Trustee for all purposes hereunder.  In order to comply with its duties under the U.S. Patriot Act, the Custodian shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, such parties’ name, address, and other identifying information.

Section 8.12          Appointment of Office or Agency.

The Trustee will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.  As of the Closing Date, the Trustee designates its offices located at the office of Trustee’s agent, located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, NY  10041 for such purpose.

Section 8.13          Representations and Warranties of the Trustee.

The Trustee hereby represents and warrants to the Master Servicer and the Depositor, as of the Closing Date, that:

(i)         it is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(ii)        the execution and delivery of this Agreement, and the performance and compliance with the terms of this Agreement, will not violate its charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)       it has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)       this Agreement, assuming due authorization, execution and delivery by the Master Servicer and the Depositor, constitutes its valid, legal and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

ARTICLE IX

TERMINATION

Section 9.01          Termination Upon Purchase or Liquidation of All Mortgage Loans.

(a)        Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments in respect of the REMIC 1 Regular Interests, REMIC 2 Regular Interests and the Classes of Certificates as hereinafter set forth) shall terminate upon the payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC 1 and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC 1; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.  The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC 1 shall be at a price (the “Termination Price”) equal to (a) if the Terminator is the Master Servicer, 100% of the aggregate Stated Principal Balance of all the Mortgage Loans included in REMIC 1 and accrued interest on the Stated Principal Balance of each such Mortgage Loan at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the related Mortgagor or by an advance by the Master Servicer to but not including the first day of the month in which such purchase is to be effected, plus the appraised value of each REO Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser selected by the Terminator in its reasonable discretion and (b) if the Terminator is the NIMS Insurer, the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC 1, plus the appraised value of each REO Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser selected by the Terminator in its reasonable discretion, and (B) the aggregate fair market value of all of the assets of REMIC 1 (as determined by the Terminator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), and any additional amounts necessary to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS Insurer for all amounts paid under the NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid.

(b)        The Master Servicer shall have the right and, if the Master Servicer does not exercise such right, the NIMS Insurer, shall have the right (the party exercising such right, the “Terminator”) to purchase all of the Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i) of the preceding paragraph only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is equal to or less than 10% of the Cut-off Date Principal Balance of the Closing Date Mortgage Loans.  Additionally, if the Terminator is the Master Servicer, the Terminator may elect to  purchase all of the Mortgage Loans and each REO Property in REMIC 1 pursuant to clause (i) of the preceding paragraph only if (A) the Termination Price is (1) equal to or less than the aggregate fair market value of all of the assets of REMIC 1 (as determined by the Terminator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 9.01(c)) and (2) will result in distributions on the Certificates sufficient (together with all amounts received under the Indenture other than on account of the Certificates) to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS Insurer for all amounts paid under the NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid (unless the NIMS Insurer consents to a lesser Termination Price) and (B) the NIMS Insurer (or if there is no NIMS Insurer, the holders of all of the outstanding NIM Notes) consents to such purchase, unless no NIM Notes are outstanding and no amounts are owed to the NIMS Insurer as provided in the Indenture.  By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree for so long as any NIM Notes are outstanding, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

(c)        Notice of the liquidation of the REMIC 1 Regular Interests shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC 1 Regular Interests and the related Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC 1 Regular Interests or the related Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee designated in such notice for purposes of such surrender.  The Trustee shall remit to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and (ii) any other amounts otherwise payable by the Trustee to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.01(d) below.  Upon certification to the Trustee by a Servicing Representative of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(d)        Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered.  Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non‑tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non‑tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining related non‑tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Lehman Brothers Inc. and WaMu Capital Corp., equally, all such amounts, and all rights of non‑tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

Section 9.02          Additional Termination Requirements.

(a)        In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC 1 pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)         The Trustee shall specify the first day in the 90‑day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F‑l and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder with respect to each Trust REMIC, as evidenced by an Opinion of Counsel delivered to the Trustee and the Depositor obtained at the expense of the Terminator;

(ii)        During such 90‑day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC 1 to the Terminator for cash; and

(iii)       At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b)        At the expense of the Terminator, the Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to the Section 9.02(a).

(c)        By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90‑day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X

REMIC PROVISIONS

Section 10.01      REMIC Administration.

(a)        The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, copies of which forms and returns shall promptly be furnished by the Trustee to the NIMS Insurer.  For the purposes of the REMIC election in respect of REMIC 1, the REMIC 1 Regular Interests shall be designated as the Regular Interests in REMIC 1 and the Class R‑1 Interest shall be designated as the Residual Interest in REMIC 1.  For the purposes of the REMIC election in respect of REMIC 2, (i) the Regular Certificates (other than the Class C Certificates and the Class P Certificates) and the REMIC 2 Regular Interests shall be designated as the Regular Interests in REMIC 2 and (ii) the Class R-2 Interest shall be designated as the Residual Interest in REMIC 2.  For the purposes of the REMIC election in respect of REMIC CX, the Class C Certificates shall be designated as the Regular Interests in REMIC CX and the Class R‑CX Interest shall be designated as the Residual Interest in REMIC CX.  For the purposes of the REMIC election in respect of REMIC PX, the Class P Certificates shall be designated as the Regular Interests in REMIC PX and the Class R‑PX Interest shall be designated as the Residual Interest in REMIC PX.  The Trustee shall not permit the creation of any “interests” in REMIC 1, REMIC 2, REMIC CX or REMIC PX (within the meaning of Section 860G of the Code) other than the REMIC 1 Regular Interests, the REMIC 2 Regular Interests and the interests represented by the Certificates.

(b)        The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

(c)        The Trustee shall pay, out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Trustee’s willful misfeasance, bad faith or negligence.  The Trustee, as agent for each Trust REMIC’s tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Trustee in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Trustee’s willful misfeasance, bad faith or negligence.  The holder of the largest Percentage Interest of the Class R Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F‑4(d) and Treasury regulations Section 301.6231(a)(7)‑1, as the tax matters person of each Trust REMIC created hereunder other than REMIC CX and REMIC PX.  The holder of the largest Percentage Interest of the Class R-CX Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of REMIC CX.  The holder of the largest Percentage Interest of the Class R-PX Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of REMIC PX.  By its acceptance thereof, each such holder hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person of each respective REMIC.

(d)        The Trustee shall prepare, sign and file in a timely manner, all of the Tax Returns in respect of each REMIC created hereunder, copies of which Tax Returns shall be promptly furnished to the NIMS Insurer.  The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.  The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its respective obligations under this Article.

(e)        The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, as required by the Code, the REMIC Provisions or such other compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate (or other person designated in Section 860E(e)(3) of the Code) and to the Internal Revenue Service such information as is necessary for the computation of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC.  The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection.  In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.  The Depositor shall also provide such information or data to the NIMS Insurer.

(f)         The Trustee shall take such action and shall cause each Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do specific actions in order to assist in the maintenance of such status).  The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions set forth in Section 860F(a) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel.  The Trustee shall deliver to the NIMS Insurer a copy of any such advice or opinion.  In addition, prior to taking any action with respect to any Trust REMIC or the assets thereof, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to a Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided that the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing.  The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.  At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of REMIC 1 will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)        If any tax is imposed on prohibited transactions of any Trust REMIC created hereunder pursuant to Section 860F(a) of the Code, on the net income from foreclosure property of  any such REMIC pursuant to Section 860G(c) of the Code, or on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or if any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or (iii) otherwise against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h)        On or before April 15 of each calendar year commencing after the date of this Agreement, the Trustee shall deliver to the Master Servicer, the NIMS Insurer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee’s compliance with this Article X.

(i)         The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

(j)         Following the Startup Day, the Trustee shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)        Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services or permit any Trust REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

Section 10.02      Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC 1, (iii) the termination of REMIC 1 pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

Section 10.03      Trustee, Master Servicer and Depositor Indemnification.

(a)        The Trustee agrees to indemnify the Trust Fund, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer as a result of a breach of the Trustee’s covenants set forth in this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trustee.

(b)        The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee as a result of a breach of the Master Servicer’s covenants set forth in Article III or this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Master Servicer or any subservicer.

(c)        The Depositor agrees to indemnify the Trust Fund, the Master Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Master Servicer or the Trustee as a result of a breach of the Depositor’s covenants set forth in this Article X.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01      Amendment.

This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the Custodian, with the consent of the NIMS Insurer, and without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the NIMS Insurer, the Depositor and the Master Servicer have received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interest of any Certificateholder or (iv) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that, in each case, such action shall not, as evidenced by an Opinion of Counsel delivered to the parties hereto and the NIMS Insurer, adversely affect in any material respect the interests of any Certificateholder and, provided, further, that (A) such action will not affect in any material respect the permitted activities of the Trust and (B) such action will not increase in any material respect the degree of discretion which the Master Servicer is allowed to exercise in servicing the Mortgage Loans.  No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the Custodian, with the consent of the NIMS Insurer, and with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

Notwithstanding any contrary provision of this Agreement, the Trustee and the NIMS Insurer shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder and the NIMS Insurer.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 11.02      Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03      Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04      Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05      Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Master Servicer, Long Beach Mortgage Company, 1400 South Douglass Road, Suite 100, Anaheim, California 92868, Attention:  General Counsel (telecopy number:  (206) 554-2717), or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Master Servicer, (b) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 St. Andrew Place, Santa Ana, California 92705‑4934, Attention:  Trust Administration Services LB0406 (telecopy number (714) 247‑6478) or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Trustee, (c) in the case of the Depositor, Long Beach Securities Corp., 1400 South Douglass Road, Suite 100, Anaheim, California 92869, Attention:  General Counsel (telecopy number:  (206) 554-2717), or such other address or telecopy number as may be furnished to the other parties hereto in writing by the Depositor, and (d) in the case of the NIMS Insurer, the NIMS Insurer’s address or telecopy number as set forth in the Indenture, or such other addresses or telecopy number as may be furnished to the other parties thereto in writing by the NIMS Insurer.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Notice of any Master Servicer default shall be given by telecopy and by certified mail.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06      Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07      Notice to the Rating Agencies and the NIMS Insurer.

The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which it has actual knowledge:

1.         Any amendment to this Agreement;

2.         The occurrence of any Master Servicer Event of Default that has not been cured or waived;

3.         The resignation or termination of the Master Servicer or the Trustee;

4.         The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

5.         The final payment to the Holders of any Class of Certificates;

6.         Any change in the location of the Collection Account or the Distribution Account;

7.         The Trustee were it to succeed as Master Servicer, is unable to make advances regarding delinquent Mortgage Loans; and

8.         The filing of any claim under the Master Servicer’s blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

In addition, the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

1.         each annual statement as to compliance described in Section 3.20 hereof;

2.         each annual independent public accountants’ servicing report described in Section 3.21 hereof.

Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Fitch, Inc., One State Street Plaza, New York, New York 10004, Standard & Poor’s Rating Services, Inc., 55 Water Street, New York, New York 10041 and the NIMS Insurer at the address provided in Section 11.05.

In addition, each party hereto agrees that it will furnish or make available to the NIMS Insurer a copy of any opinions, notices, reports, schedules, certificates, statements, rating confirmation letters or other information that are furnished hereunder to the Trustee or the Certificateholders.

Section 11.08      Article and Section References.

All Article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.09      Third-Party Beneficiaries.

The NIMS Insurer shall be deemed a third‑party beneficiary of this Agreement, and shall be entitled to enforce such rights, in each case, as if it were a party hereto.  Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the NIMS Insurer hereunder (i) shall be suspended whenever rights of the NIMS Insurer under the Indenture (other than the right to consent to amendments to the Indenture) are suspended and (ii) except in the case of any right to indemnification hereunder shall permanently terminate upon the later to occur of (A) the payment in full of the Insured NIM Notes as provided in the Indenture and (B) the payment in full to the NIMS Insurer of any amounts owed to the NIMS Insurer as provided in the Indenture.

Section 11.10      Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the other property specified in Section 2.01 by the Depositor to the Trustee be, and be construed as, a sale and not a pledge to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans or other property conveyed to the Trustee pursuant to Section 2.01 are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans and all other property conveyed to the Trustee pursuant to Section 2.01 by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans and all other property conveyed to the Trustee pursuant to Section 2.01 in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence.  Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

LONG BEACH SECURITIES CORP.,
  as Depositor

By:  /s/ Deven Patel

Name:     Deven Patel

Title:        Authorized Officer

LONG BEACH MORTGAGE COMPANY,
  as Master Servicer

By: /s/ Deven Patel

Name:     Deven Patel

Title:        Assistant Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
  as Trustee

By:  /s/ Ronaldo Reyes

Name:     Ronaldo Reyes

Title:        Assistant Vice President

By:  /s/ Valerie Delgado

Name:     Valerie Delgado

Title:        Associate

STATE OF CALIFORNIA                 )
                                                       )  ss.:
COUNTY OF ORANGE                    )

On October 19, 2004 before me, Kathy Atkinson, personally appeared Deven Patel, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature /s/ Kathy Atkinson

Kathy Atkinson
Commission # 1491546
Notary Public - California
Orange County
My Comm. Expires May 25, 2008

(Seal)

STATE OF CALIFORNIA                )
                                                      )  ss.:
COUNTY OF                                   )

On October 19, 2004 before me, Curtis Hall, personally appeared RONALDO REYES, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature /s/ Curtis Hall

Curtis M. Hall
Commission # 1476974
Notary Public - California
Los Angeles County
My Comm. Expires Mar 16, 2008

(Seal)

STATE OF                                          )
                                                          )  ss.:
COUNTY OF                                      )

On October 19, 2004 before me, Curtis Hall, personally appeared VALERIE DELGADO, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature /s/ Curtis Hall

Curtis M. Hall
Commission # 1476974
Notary Public - California
Los Angeles County
My Comm. Expires Mar 16, 2008

(Seal)

EXHIBIT A-1

CLASS I-A1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	I-A1
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class I-A1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class I-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-A1 Certificate (obtained by dividing the Denomination of this Class I-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class I-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class I-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class I-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class I-A1 Certificates referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class I-A1 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-2

CLASS IA-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	IA-2
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class IA-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class IA-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class IA-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IA-2 Certificate (obtained by dividing the Denomination of this Class IA-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class IA-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class IA-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class IA-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class IA-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class IA-2 Certificates
referenced in the within-mentioned
Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class IA-2 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

 EXHIBIT A-3

CLASS II-A1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	II-A1
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class II-A1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class II-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A1 Certificate (obtained by dividing the Denomination of this Class II-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class II-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class II-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class II-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class II-A1 Certificates
referenced in the within-mentioned
Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class II-A1 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-4

CLASS II-A2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	II-A2
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class II-A2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class II-A2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A2 Certificate (obtained by dividing the Denomination of this Class II-A2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class II-A2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class II-A2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class II-A2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class II-A2 Certificates
referenced in the within-mentioned
Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class II-A2 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-5

CLASS A-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS I-A2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES AND THE CLASS II-A2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	A-3
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class A-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class A-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the Denomination of this Class A-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class A-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class A-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class A-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class A-3 Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class A-3 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-6

 CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS IA-2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, AND THE CLASS A-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	M-1
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class M-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class M-1 Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class M-1 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-7

CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS IA-2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS A-3 CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	M-2
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class M-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class M-2 Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class M-2 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-8

CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS IA-2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	M-3
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class M-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class M-3 Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class M-3 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-9

CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS IA-2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	M-4
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class M-4

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class M-4 Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class M-4 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-10

CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS IA-2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	M-5
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class M-5

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class M-5 Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class M-5 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-11

CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS IA-2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	M-6
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class M-6

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class M-6 Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class M-6 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-12

CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS IA-2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	M-7
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class M-7

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class M-7 Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class M-7 Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-13

CLASS B CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS IA-2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[____]%
Initial Pass-Through Rate	:	Variable
CUSIP	:	[____]
Class	:	B
Assumed Maturity Date	:	November, 2034

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class B

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class B Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the Denomination of this Class B Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class B Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class B Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class B Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-14

CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A1 CERTIFICATES, THE CLASS IA-2 CERTIFICATES, THE CLASS II-A1 CERTIFICATES, THE CLASS II-A2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS B CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Original Certificate Principal Balance	:	$[_______]
Initial Notional Amount of this Certificate (“Denomination”)	:	$[_______]
Original Notional Amount of this Class	:	$[_______]
Percentage	:	[____]%
Pass-Through Rate	:	Variable
Class	:	C

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class C

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that TFINN Co. (on behalf of Lehman Pass-Through Securities Inc.) is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Notional Amount) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer.  In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class C Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class C Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-15

CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$[_______]
Original Class Certificate Principal Balance of this Class	:	$[_______]
Percentage Interest	:	[_______]%
Class	:	P

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class P

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that TFINN Co. (on behalf of Lehman Pass-Through Securities Inc.) is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

                No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer.  In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class P Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class P Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-16

CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS “RESIDUAL INTERESTS” IN TWO SEPARATE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A “DISQUALIFIED ORGANIZATION,” AS SUCH TERM IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Percentage Interest	:	[_______]%
Class	:	R

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that TFINN Co. (on behalf of Lehman Pass-Through Securities Inc.) is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.  In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency designated by the Trustee.

                No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer.  In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.  Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any Disqualified Organization acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

                Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class R Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class R Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                By acceptance of the Class R Certificates the Holders of the Class R Certificates agree that for so long as any of the NIM Notes are outstanding or any amounts are reimbursable or payable to the NIMS Insurer, if any, in accordance with the terms of the Indenture, in connection with any amounts distributable to the Holders of the Class R Certificates pursuant to Section 4.01(d)(i)(v) of the Agreement, their rights to receive the amounts so distributable are assigned and transferred and any such amounts shall be paid by the Trustee out of the Trust Fund, and to the extent received by the Holders of the Class R Certificates they shall pay any such amounts, to the Holders of the Class C Certificates.  By acceptance of the Class R Certificates, the Holders of the Class R Certificates direct the Trustee to pay any amounts due to the Holders of the Class R Certificates on the first Distribution Date to the Holders of the Class C Certificates.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-17

CLASS R-CX CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-CX CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A “DISQUALIFIED ORGANIZATION,” AS SUCH TERM IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Percentage Interest	:	[_______]%
Class	:	R-CX

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class R-CX

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that TFINN Co. (on behalf of Lehman Pass-Through Securities Inc.) is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.  In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency designated by the Trustee.

                No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer.  In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.  Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any Disqualified Organization acquires an Ownership Interest on a Class R-CX Certificate in violation of the restrictions mentioned above.

                Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class R-CX Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class R-CX Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT A-18

CLASS R-PX CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-PX CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A “DISQUALIFIED ORGANIZATION,” AS SUCH TERM IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, October 1, 2004
First Distribution Date	:	November 26, 2004
Percentage Interest	:	[_______]%
Class	:	R-PX

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6
Class R-PX

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien, fixed rate and adjustable rate mortgage loans (the “Mortgage Loans”)

LONG BEACH SECURITIES CORP., as Depositor

                This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                This certifies that TFINN Co. (on behalf of Lehman Pass-Through Securities Inc.) is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among the Depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.  In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency designated by the Trustee.

                No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer.  In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.  Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any Disqualified Organization acquires an Ownership Interest on a Class R-PX Certificate in violation of the restrictions mentioned above.

                Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October __, 2004

LONG BEACH MORTGAGE LOAN TRUST 2004‑6

By:           DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as
Trustee

By

This is one of the Class R-PX Certificates
referenced in the within-mentioned Agreement

By
                Authorized Signatory of
                Deutsche Bank National Trust Company,
                as Trustee

[Reverse of Class R-PX Certificate]

Long Beach Mortgage Loan Trust 2004‑6
Asset-Backed Certificates,
Series 2004‑6

                This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

                The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

                On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in November, 2034.

                Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

                The assignee should include the following for purposes of distribution:

                Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                                                                                                                  ,
account number                                                                                                                                                                                      ,
 or, if mailed by check, to _________________________________________________________________________________________                ..

Applicable statements should be mailed to
                                                                                                                                                                                                              ..

                This information is provided by                                                                                                                                             ,
the assignee named above, or                                                                                                                                                                 ,
as its agent.

EXHIBIT B

Form of Cap Agreement

Multicurrency-Cross Border)

ISDA

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of October 25, 2004

LEHMAN BROTHERS SPECIAL FINANCING INC.	and	LONG BEACH MORTGAGE LOAN TRUST 2004-6

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule  (the “Schedule”), and  the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:¾

1.                             Interpretation

(a)           Definitions.  The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)           Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c)           Single Agreement.  All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.             Obligations

(a)           General Conditions.

(i)   Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)  Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.  Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)   Each obligation of each party under Section 2(a)(i) is subject to  (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright ã 1992 by International Swap Dealers Association, Inc.

(b)           Change of Account.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)           Netting.  If on any date amounts would otherwise be payable:—

(i)            in the same currency; and

(ii)           in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction.  The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date).  This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)           Deduction or Withholding for Tax.

(i)            Gross-Up.  All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.  If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)           promptly notify the other party (“Y”) of such requirement;

(2)           pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)           promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)           if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required.  However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)          the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)           the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)           Liability.  If: —

(1)           X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)           X does not so deduct or withhold; and

(3)           a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)           Default Interest, Other Amounts.  Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.             Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)           Basic Representations.

(i)            Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)           Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)          No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)          Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)           Obligations Binding.  Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)           Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support

Document to which it is a party.

(c)           Absence of Litigation.  There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)           Accuracy of Specified Information.  All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)           Payer Tax Representation.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)            Payee Tax Representations.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.             Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)           Furnish Specified Information.  It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i)            any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)           any other documents specified in the Schedule or any Confirmation, and

(iii)          upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)           Maintain Authorisations.  It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)           Comply with Laws.  It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)           Tax Agreement.  It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)           Payment of Stamp Tax.  Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.             Events of Default and Termination Events

(a)           Events of Default.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i)            Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)           Breach of Agreement.  Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)          Credit Support Default.

(1)           Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)           the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)           the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document:

(iv)          Misrepresentation.  A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)           Default under Specified Transaction.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)          Cross Default.  If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)         Bankruptcy.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: —

(1)           is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)        Merger Without Assumption.  The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: —

(1)           the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)           the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)           Termination Events.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)            Illegality.  Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —

(1)           to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)           to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)           Tax Event.  Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)          Tax Event Upon Merger.  The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (i) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)).  in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)          Credit Event Upon Merger.  If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)           Additional Termination Event.  If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)           Event of Default and Illegality.  If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an illegality and will not constitute an Event of Default.

6.             Early Termination

(a)           Right to Terminate Following Event of Default.  If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions.  If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)           Right to Terminate Following Termination Event.

(i)            Notice.  If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)           Transfer to Avoid Termination Event.  If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)          Two Affected Parties.  If an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)          Right to Terminate.  If: —

(1)           a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)           an illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)           Effect of Designation.

(i)            If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)           Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement.  The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)           Calculations.

(i)            Statement.  On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid.  In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)           Payment Date.  An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event).  Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)           Payments on Early Termination.  If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation’ or “Loss”, and a payment method, either the “First Method” or the “Second Method”.  If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply.  The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)            Events of Default.  If the Early Termination Date results from an Event of Default: —

(1)           First Method and Market Quotation.  If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (a) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (b) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)           First Method and Loss.  if the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)           Second Method and Market Quotation.  If the Second Method and Market Quotation apply, an amount will be payable equal to (a) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (b) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)           Second Method and Loss.  If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)           Termination Events.  If the Early Termination Date results from a Termination Event: —

(1)           One Affected Party.  If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)           Two Affected Parties.  If there are two Affected Parties: —

(A)          if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)           if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the pasty with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)          Adjustment for Bankruptcy.  In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)          Pre-Estimate.  The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty.  Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.             Transfer.

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a)           a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)           a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.             Contractual Currency

(a)           Payment in the Contractual Currency.  Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”).  To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement.  If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.  If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)           Judgments.  To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.  The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)           Separate Indemnities.  To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)           Evidence of Loss.  For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.             Miscellaneous

(a)           Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)           Amendments.  No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)           Survival of Obligations.  Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)           Remedies Cumulative.  Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)           Counterparts and Confirmations.

(i)            This Agreement (and each amendment, modification and waiver iii respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)           The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise).  A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement.  The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)            No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)           Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.          Offices; Multibranch Parties

(a)           If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office.  This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)           Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)           If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.          Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.          Notices

(a)           Effectiveness.  Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)            if in writing and delivered in person or by courier, on the date it is delivered;

(ii)           if sent by telex, on the date the recipient’s answerback is received;

(iii)          if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)          if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)           if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)           Change of Addresses.  Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.          Governing Law and Jurisdiction

(a)           Governing Law.  This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)           Jurisdiction.  With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)            submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)           waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)           Service of Process.  Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings.  If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party.  The parties irrevocably consent to service of process given in the manner provided for notices in Section 12.  Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)           Waiver of Immunities.  Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.          Definitions.

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person.  For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)           in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party.  the Default Rate;

(b)           in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)           in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)           in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“Consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“Law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i).  in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them).  Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies.  Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11.  A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable.  A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers.  Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date.  For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.  The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree.  The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date.  The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.  If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values.  If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations.  For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded.  If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rule” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —

(a)           the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)           such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date.  The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of  that  which was  (or would have been)  required to be  delivered as  of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so  obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

LEHMAN BROTHERS SPECIAL FINANCING INC.	DEUTSCHE BANK NATIONAL TRUST COMPANY SOLELY IN ITS CAPACITY AS TRUSTEE OF THE LONG BEACH MORTGAGE LOAN TRUST 2004-6
(Name of Party)	(Name of Party)
By:___________________________________	By:___________________________________
Name:	Name:
Title:	Title:
Date:	Date:
By:___________________________________
Name:
Title:
Date:

SCHEDULE
TO THE
MASTER AGREEMENT
dated as of October 25, 2004
between
LEHMAN BROTHERS SPECIAL FINANCING  INC.
(“Party A”)
and

LONG BEACH MORTGAGE LOAN TRUST 2004-6
(“Party B”)

Part 1.    Termination Provisions

(a)           “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),     None Specified

Section 5(a)(vi),    None Specified

Section 5(a)(vii),   None Specified

Section 5(b)(iv),    None Specified

and in relation to Party B for the purpose of:

Section 5(a)(v),     None Specified

Section 5(a)(vi),    None Specified

Section 5(a)(vii),   None Specified

Section 5(b)(iv),    None Specified

(b)           “Specified Transaction” has the meaning specified in Section 14.

(c)           Events of Default.  The following Events of Default shall apply to the specified party:

		Party A	Party B
(i)	Section 5(a)(i), Failure to Pay or Deliver	Applicable	Applicable
(ii)	Section 5(a)(ii), Breach of Agreement	Not Applicable	Not Applicable
(iii)	Section 5(a)(iii), Credit Support Default	Applicable	Not Applicable
(iv)	Section 5(a)(iv), Misrepresentation	Applicable	Not Applicable
(v)	Section 5(a)(v), Default Under Specified Transaction	Not Applicable	Not Applicable
(vi)	Section 5(a)(vi), Cross Default	Not Applicable	Not Applicable
(vii)	Section 5(a)(vii), Bankruptcy	Applicable	Not Applicable
(viii)	Section 5(a)(viii), Merger Without Assumption	Applicable	Not Applicable

(d)           Termination Events.  The following Termination Events shall apply the specified party

		Party A	Party B
(i)	Section 5(b)(i), Illegality	Applicable	Applicable
(ii)	Section 5(b)(ii), Tax Event	Not Applicable	Not Applicable
(iii)	Section 5(b)(iii), Tax Event Upon Merger	Not Applicable	Not Applicable
(iv)	Section 5(b)(iv), Credit Event Upon Merger	Applicable	Not Applicable

(e)           The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B

(f)            Payments on Early Termination.  “Market Quotation” and “Second Method” will apply for the purpose of Section 6(e) of this Agreement.

(g)           “Termination Currency” means United States Dollars.

(h)           Additional Termination Event:  The following shall constitute an Additional Termination Event for purposes of which Party A shall be the sole Affected Party:

If at any time Party A’s Credit Support Provider shall fail to maintain the Minimum Credit Rating: provided that no Additional Termination Event shall be deemed to exist under this paragraph if Party A shall (at Party A's sole cost and expense), within thirty (30) Business Days following its Credit Support Provider’s failure to maintain the Minimum Credit Rating transfer all of its rights and obligations under this Agreement to a transferee that, at the time of such transfer, satisfies the Minimum Credit Rating (as defined below).

"Minimum Credit Rating" shall mean a long-term senior unsecured debt rating by Moody's Investors Service, Inc. of at least "Baa1" and a long-term senior unsecured debt rating by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. of at least "BBB+."

Part 2.    Tax Representations

(a)           Party A and Party B Payer Tax Representations.  For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f); (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)           Payee Tax Representations

(i)            For the purpose of Section 3(f), Party A makes the following representation:

It is a corporation duly organized and incorporated under the laws of the State of Delaware and is not a foreign corporation for United States tax purposes.

(ii)           For the purpose of Section 3(f), Party B makes the following representation:

It is a trust created pursuant to a pooling agreement, which is governed by the laws of the State of New York and is not a foreign corporation for United States tax purposes.

Part 3.    Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable.

(a)           Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered

Party B	An executed United States Internal Revenue Service Form W-9 (or any successor thereto	Upon request.

(b)           Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B

Either (1) a signature booklet containing secretary’s certificate and resolutions (“authorizing resolutions”) authorizing the party to enter into derivatives transactions of the type contemplated by the parties or (2) a secretary’s certificate, authorizing resolutions and incumbency certificate, in either case, for such party and any Credit Support Provider of such party reasonably satisfactory in form and substance to the other party.

		The earlier of the fifth Business Day after the Trade Date of the first Transaction or upon execution of this Agreement and as deemed necessary for any further documentation.	Yes
Party A

A copy of the annual report of its Credit Support Provider containing audited consolidated financial statements for each such fiscal year, certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which its Credit Support Provider is organized.

		Upon request.	Yes
Party B	Master Servicer’s monthly remittance report to Certificateholders	Upon request.	Yes
Party A and Party B

Certified copies of documents evidencing each party’s capacity to execute this Agreement, each Confirmation and any Credit Support Document (if applicable) and to perform its obligations hereunder and thereunder.

		As soon as practicable after the execution of this Agreement	Yes
Party A and Party B	An opinion of counsel reasonably satisfactory in form and substance to the other party.	Upon execution of this Agreement.	No
Party A and Party B	Such other documents as the other party may reasonably request	Upon request.	No.

Part 4.    Miscellaneous

(a)                 Addresses for Notices.  For the purpose of Section 12(a):

(i)                   Address for notices or communications to Party A:

Lehman Brothers Special Financing Inc.

c/o Lehman Brothers Inc.
Transaction Management Dept
745 7th Avenue 28th Floor
New York, NY 10019

Facsimile No.: (212) 526-7672             Telephone No.: (212) 526-7187

(ii)                 Address for notices or communications to Party B:

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705-4934

Attn: Trust Administration - LB0406

Responsible Employee(s):  Valerie Delgado

Facsimile No.: (714) 247-6322                             Telephone No.: (714) 247-6273

(b)           Notices.  Section 12(a) is amended by adding in the third line thereof after the phrase “messaging system” and before the “)” the words, “, provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied to the party providing notice, or if answer back confirmation is not received within one hour from the party to whom the telex is sent.”

(c)           Process Agent.  Party B irrevocably appoints as its agent for service of process:

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705-4934

Attn: Trust Administration - LB0406

(d)           Offices.  The provisions of Section 10(a) will apply to Party A and to Party B.

(e)           Multibranch Party.  For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(f)            “Calculation Agent” means Party A.

(g)           Credit Support Document.  Details of any Credit Support Document:  A guarantee of Lehman Brothers Holdings Inc. in regards to Party A

(h)           Credit Support Provider means: Lehman Brothers Holdings Inc.

(i)            Governing Law; Jurisdiction.  This Agreement, each Credit Support Document and each Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law doctrine.  Section 13(b) is amended by: (1) deleting “non-“ from the second line of clause (i); and (2) deleting the final paragraph.

(j)            Waiver of Jury Trial.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(k)           Netting of Payments.  Section 2(c) will not apply to any amounts payable with respect to Transactions from the date of this Agreement.

(l)            “Affiliate” will have the meaning specified in Section 14, provided that Party A does not have any Affiliates for purposes of this Agreement.

(m)          Setoff will not apply to the transaction

Part 5.  Other Provisions

(a)           Additional Representations.  Section 3 is hereby amended by adding at the end thereof the following Subparagraphs:

(i)                   It is an “eligible contract participant” as that term is defined in the Commodities Futures Modernization Act of 2000.

(ii)                 It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(iii)                It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(b)           Accuracy of Specified Information.  Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements, a fair presentation, in all material respects, of the financial condition of the relevant person.

(c)           [Reserved].

(d)           [Reserved].

(e)           Relationship Between Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)                   Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)                 Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)          Status of Parties.  The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(f)            Trustee Accounting.  Party A hereby acknowledges and agrees that Party B shall treat this Agreement as consisting of two discreet components , (i) the Class C Cap and (ii) the Basis Risk Cap (each, as defined in the Pooling Agreement).  The Trustee shall hold any payments allocable to (i) the Class C Cap for the benefit of the holders of the Trust's Class C Certificates and (ii) the Basis Risk Cap, for the benefit of the holders of the Trust's Class I-A1, Class I-A2, Class II-A1, Class II-A2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class B Certificates.

 (g)          [Reserved].

(h)           Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank National Trust Company, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Deutsche Bank National Trust Company but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall Deutsche Bank National Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

(i)            [Reserved].

(j)            Non-Petition.  Party A hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction until one year and one day after the termination of this Trust.

(k)           Additional Definitions.

“Pooling Agreement” shall mean the Pooling and Servicing Agreement dated as of October 1, 2004, among Long Beach Securities Corporation, as Depositor,  Long Beach Mortgage Company,  as Master Servicer and Deutsche Bank National Trust Company, as Trustee.

 “Trustee” shall mean Deutsche Bank National Trust Company, a national banking association, and any successor thereto, not in its individual capacity, but solely as trustee under the Pooling Agreement.

“Rating Agency” shall meanFitch, Inc., and Standard & Poor’s, a division of The McGraw‑Hill Companies, Inc., or any successor in each interest.

“Trust” shall mean Long Beach Mortgage Loan Trust 2004-6.

(l)            Amendments and Transfers

Any amendments, transfers or assignments of obligations under the Master Agreement shall not be effective unless the Rating Agency confirms in writing any rating dependent of this agreement will be unaffected by such action.

IN WITNESS WHEREOF,the parties have executed this Schedule by their duly authorized officers as of the date hereof.

LEHMAN BROTHERS SPECIAL FINANCING  INC.

By:  _______________________________
        Name:
        Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Not in its individual capacity but solely as Trustee of the Long Beach Mortgage Loan Trust 2004-6

By:  _______________________________
        Name:
        Title:

By:  _______________________________
        Name:
        Title:

Transaction

Date:                25 October 2004

To:                   Long Beach Mortgage Loan Trust 2004-6
                        Attention:          Documentation Unit

From:                Lehman Brothers Special Financing Inc.
Transaction Management Group

Facsimile:          646-885-9551 (United States of America)

Telephone:        212-526-9570 (Louis P. Bardos)

Ref. Numbers:  Risk ID: 789973L / Effort ID: N520192 / Global Deal ID: 2004666

Dear Sir or Madam:

The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Lehman Brothers Special Financing Inc. (“Party A”) and Deutsche Bank National Trust Company, solely in its capacity as trustee (the “Trustee”) of the Long Beach Mortgage Loan Trust 2004-6, a trust (the “Trust”) (“Party B”) formed under the Pooling and Servicing Agreement (defined below) which is governed by the laws of the State of New York on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 25 October, 2004, as amended and supplemented from time to time, between Party A and Party B (the “Agreement”).  All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) are incorporated into this Confirmation.  In the event of any inconsistency between the Definitions and the terms of this Confirmation, this Confirmation will govern.  For the purpose of the Definitions, references herein to a “Transaction” shall be deemed to be references to a “Swap Transaction”.

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party.  Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives.  Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors’ rights generally and to equitable principles of general application.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:            Cap Transaction

Trade Date:                        October 18, 2004

Effective Date:                    November 26, 2004

Termination Date:                February 25, 2008, subject to adjustment in accordance with the Modified Following Business Day Convention.

Notional Amount:                As set forth in Schedule A.

Fixed Amount -

Fixed Amount Payer:           Party B

Fixed Amount:                     By its execution hereof and with effect from the Trade Date above Party A irrevocably acknowledges receipt of all agreed consideration from Party B in respect of this Transaction.

Floating Amounts -

Floating Rate Payer:            Party A

Floating Rate:                      The lesser of (i) the Maximum Rate (as set forth in Schedule A) and (ii) the greater of (a) 0% and (b) USD-LIBOR-BBA with a Designated Maturity of one month minus the Strike Rate for the related Calculation Period (as set forth in Schedule A)

Floating Amount:                 Floating Rate multiplied by the Notional Amount multiplied by the Day Count Fraction

Floating Rate Payer

Period End Dates:               The twenty-fifth (25th) calendar day of each month, commencing December 25, 2004, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Payer

Payment Dates:                   One (1) Business Day preceding each Floating Rate Payer Period End Date.

Spread:                               None

Floating Rate Option:           USD-LIBOR-BBA

Designated Maturity:           One Month

Floating Rate Day

Count Fraction:                    Actual/360

Reset Dates:                       The first day of each Calculation Period

Business Days:                    New York

Governing Law:                   New York, without reference to choice of law doctrine.

Miscellaneous:
Calculation Agent:	Party A
Office:	For the purposes of this Transaction, Party A is not a Multibranch Party, and the Office of Party B is its Head Office Branch.

Additional Provisions:

            Limitation of Liability: It is expressly understood and agreed by the parties hereto that (a) this Confirmation is executed and delivered by the Trustee, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement (the “Pooling Agreement”) dated as of October 1, 2004, among the Trustee, Long Beach Mortgage Company, as Master Servicer and Long Beach Securities Corporation, as Depositor, (b) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken  by the Trust under this Confirmation.

            Non-Petition: Lehman Brothers Special Financing Inc. hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, the Party B, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction until one year and one day after the termination of this Trust.

Payment Instructions for Party A in USD:

JPMorgan CHASE BANK, NEW YORK
ABA # 021000021
A/C of Lehman Brothers Special Financing Inc.   A/C # 066-143543

Payment Instructions for Party B in USD:

Deutsche Bank
ABA 021001033
AC # 01419663
Acct. Name: NYLTD Funds Control/Stars West
Ref: Long Beach 2004-6

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number 646-885-9551 (United States of America), Attention: Documentation.

                                                                                                Very truly yours,

Lehman Brothers Special Financing Inc.

By:_______________________________________
Authorized Signatory

Accepted and confirmed as

of the date first written

Long Beach Mortgage Loan Trust 2004-6

By:  Deutsche Bank National Trust Company

not in its individual capacity but solely as Trustee under the Pooling Agreement

By:_______________________________________

Name:_____________________________________

Title:______________________________________

By:_______________________________________

Name:_____________________________________

Title:______________________________________

Schedule A

*Calculation Period from and including	*Calculation Period up to but excluding	Strike Rate (%)	Maximum Rate (%)	Notional Amount (in USD)
11/25/2004	12/25/2004	2.00000	4.00000	1,067,652,574.88
12/25/2004	1/25/2005	2.00000	4.00000	1,036,364,416.27
1/25/2005	2/25/2005	2.00000	4.00000	1,005,990,009.02
2/25/2005	3/25/2005	2.00000	4.00000	976,502,642.96
3/25/2005	4/25/2005	2.00000	4.00000	947,876,456.63
4/25/2005	5/25/2005	2.00000	4.00000	920,086,312.92
5/25/2005	6/25/2005	2.00000	4.00000	893,107,668.07
6/25/2005	7/25/2005	2.00000	4.00000	866,916,803.47
7/25/2005	8/25/2005	2.00000	4.00000	841,490,694.34
8/25/2005	9/25/2005	2.00000	4.00000	816,806,989.48
9/25/2005	10/25/2005	2.00000	4.00000	792,843,991.49
10/25/2005	11/25/2005	2.00000	4.00000	769,580,637.68
11/25/2005	12/25/2005	2.00000	4.00000	746,996,481.43
12/25/2005	1/25/2006	2.00000	4.00000	725,071,674.24
1/25/2006	2/25/2006	2.00000	4.00000	703,786,948.14
2/25/2006	3/25/2006	2.00000	4.00000	683,123,598.76
3/25/2006	4/25/2006	2.00000	4.00000	663,063,468.78
4/25/2006	5/25/2006	2.00000	4.00000	643,588,931.96
5/25/2006	6/25/2006	2.00000	4.00000	624,682,877.59
6/25/2006	7/25/2006	2.00000	4.00000	606,328,695.36
7/25/2006	8/25/2006	2.00000	4.00000	581,349,694.36
8/25/2006	9/25/2006	2.00000	4.00000	546,445,454.56
9/25/2006	10/25/2006	2.00000	4.00000	513,726,307.99
10/25/2006	11/25/2006	6.80000	2.20000	538,007,190.31
11/25/2006	12/25/2006	6.80000	2.20000	522,070,106.53
12/25/2006	1/25/2007	6.80000	2.20000	506,600,770.87
1/25/2007	2/25/2007	6.80000	2.20000	491,585,458.33
2/25/2007	3/25/2007	7.60000	1.40000	477,010,846.62
3/25/2007	4/25/2007	7.60000	1.40000	462,864,004.41
4/25/2007	5/25/2007	7.60000	1.40000	449,132,379.81
5/25/2007	6/25/2007	7.60000	1.40000	435,803,789.23
6/25/2007	7/25/2007	7.60000	1.40000	422,866,406.60
7/25/2007	8/25/2007	7.60000	1.40000	410,308,752.87
8/25/2007	9/25/2007	8.50000	0.50000	398,119,685.82
9/25/2007	10/25/2007	8.50000	0.50000	386,288,460.55
10/25/2007	11/25/2007	8.50000	0.50000	374,801,850.50
11/25/2007	12/25/2007	8.50000	0.50000	363,652,460.11
12/25/2007	1/25/2008	8.50000	0.50000	352,830,392.13
1/25/2008	2/25/2008	8.50000	0.50000	342,326,041.70

*subject to adjustment in accordance with the relevant Business Day Convention.

EXHIBIT A to Schedule of 39 Month Interest Rate Cap

GUARANTEE OF LEHMAN BROTHERS HOLDINGS INC.

LEHMAN BROTHERS SPECIAL FINANCING INC. (“Party A”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, solely in its capacity as trustee (the “Trustee”) of the Long Beach Mortgage Loan Trust 2004-6 (“Party B”) have entered into a Master Agreement dated as of October 25, 2004, together with the Schedule thereto dated October 25, 2004 and the Confirmation thereto dated as of October 25, 2004 (collectively, the “Master Agreement”), pursuant to which Party A and Party B have entered and/or anticipate entering into one or more transactions (each a “Transaction”), the Confirmation of each of which supplements, forms part of, and will be read and construed as one with, the Master Agreement (collectively referred to as the “Agreement”).  This Guarantee is a Credit Support Document as contemplated in the Agreement.  For value received, and in consideration of the financial accommodations accorded to Party A by Party B under the Agreement, LEHMAN BROTHERS HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware (the “Guarantor”), hereby agrees to the following:

(a)                 Guarantor hereby unconditionally guarantees to Party B the due and punctual payment of all amounts payable to Party A under each Transaction when and as Party A’s obligations thereunder shall become due and payable in accordance with the terms of the Agreement.  In case of the failure of Party A to pay punctually any such amounts, Guarantor hereby agrees to pay or cause to be paid any such amounts punctually when and as the same shall become due and payable.

(b)                 Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection and that its payment obligations arising under this Guarantee rank pari passu with all of Guarantor’s other senior unsecured debt obligations.

(c)                 Guarantor hereby further agrees that its obligations under this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement against Party A (other than as a result of the unenforceability thereof against Party B), the absence of any action to enforce Party A’s obligations under the Agreement, any waiver or consent by Party B with respect to any provisions thereof, the entry by Party A and Party B into additional Transactions under the Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (excluding the defense of payment or statute of limitations, neither of which is waived); provided, however, that Guarantor shall be entitled to exercise any right that Party A could have exercised under the Agreement to cure any default in respect of its obligations under the Agreement or to setoff, counterclaim or withhold payment in respect of any Event of Default or Potential Event of Default in respect of Party B or any Affiliate, but only to the extent such right is provided to Party A under the Agreement.  The Guarantor acknowledges that Party A and Party B may from time to time enter into one or more Transactions pursuant to the Agreement and agrees that the obligations of the Guarantor under this Guarantee will upon the execution of any such transaction by Party A and Party B extend to all such Transactions without the taking of further action by the Guarantor.

(d)                 This Guarantee may not be amended without the written consent of Party B and shall remain in full force and effect until such time as Party A’s obligations under the Transactions shall have been performed in full.  Termination of this Guarantee shall not affect Guarantor’s liability hereunder as to obligations incurred or arising out of Transactions entered into prior to the termination hereof.

(e)                 Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligation or interest thereon is rescinded or must otherwise be restored by Party B upon an Event of Default as set forth in Section 5(a)(vii) of the Master Agreement affecting Party A or Guarantor.

(f)                  Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order, notice of any kind in connection with the Agreement and this Guarantee, or (ii) any requirement that Party B exhaust any right to take any action against Party A or any other person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine.  All capitalized terms not defined in this Guarantee, but defined in the Agreement, shall have the meanings assigned thereto in the Agreement.

Any notice hereunder will be sufficiently given if given in accordance with the provisions for notices under the Agreement and will be effective as set forth therein.  All notices hereunder shall be delivered to Lehman Brothers Holdings Inc., Attention:  Treasurer, at 745 7th Avenue, New York, NY  10019 USA with a copy to Lehman Brothers Special Financing Inc., Attention:  Documentation Manager at 745 Seventh Avenue, 17th Floor, New York, NY  10019 (Facsimile No. (646) 836-0609).

IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed in its corporate name by its duly authorized officer as of the date of the Agreement.

LEHMAN BROTHERS HOLDINGS INC.

Name:

Title:

Date:

EXHIBIT C

MORTGAGE LOAN PURCHASE AGREEMENT

This is a Mortgage Loan Purchase Agreement (the “Agreement”), dated October 20, 2004, between Long Beach Securities Corp., a Delaware corporation (the “Purchaser”) and Long Beach Mortgage Company, a Delaware corporation (the “Seller”).

Preliminary Statement

The Seller intends to sell certain mortgage loans to the Purchaser on the terms and subject to the conditions set forth in this Agreement.  The Purchaser intends to deposit the mortgage loans into a mortgage pool constituting the trust fund.  The trust fund will issue fixed rate and adjustable rate asset backed certificates designated as Long Beach Mortgage Loan Trust 2004‑6 Asset-Backed Certificates, Series 2004‑6 (the “Certificates”).  The Certificates will consist of eighteen classes of certificates.  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2004 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, Deutsche Bank National Trust Company, as trustee (the “Trustee”) and the Seller, as master servicer (in such capacity, the “Master Servicer”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The parties hereto agree as follows:

SECTION 1.                Agreement to Purchase.

The Seller agrees to sell, and the Purchaser agrees to purchase, on or before October 25, 2004 (the “Closing Date”), those certain fixed-rate and adjustable-rate residential mortgage loans (the “Mortgage Loans”).

SECTION 2.                Mortgage Loan Schedule.

The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement on the Closing Date and the Seller shall prepare or cause to be prepared on or prior to the Closing Date a final schedule (the “Closing Schedule”) that shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement.  The Closing Schedule shall conform to the requirements set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Pooling and Servicing Agreement.  The Closing Schedule shall be the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

SECTION 3.                Consideration.

In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall on the Closing Date, as described in Section 8 hereof, (i) pay to or upon the order of the Seller in immediately available funds an amount (the “Purchase Price”) equal to the proceeds of the Class I‑A1 Certificates, the Class I‑A2 Certificates, the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class A‑3 Certificates, the Class M Certificates, net of the aggregate amount of the underwriting commissions and discounts applicable to such certificates, and the purchase price of the Class B Certificates; (ii) deliver to the Seller, or upon Seller’s direction, to another party, upon the order of the Seller, the Class C Certificates, the Class P Certificates, the Class R Certificates, the Class R-CX Certificates and the Class R-PX Certificates (the “Long Beach Certificates”); and (iii) pay to the Seller in immediately available funds a securitization fee of $668,980.45 (the “Securitization Fee”).

The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to (i) all scheduled payments of principal due after October 1, 2004 (the “Cut-off Date”), (ii) all unscheduled collections in respect of the Mortgage Loans received after the Cut-off Date (other than the portion of such collections due on or prior to the Cut-off Date), (iii) all other payments of principal due and collected after the Cut-off Date, and (iv) all payments of interest on the Mortgage Loans due after the Cut-off Date.  All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

Pursuant to the Pooling and Servicing Agreement, the Purchaser will transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Purchaser in and to the Mortgage Loans, together with its rights under this Agreement (other than Section 17 hereof).

SECTION 4.                Transfer of the Mortgage Loans.

(a)                Possession of Mortgage Files.  The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans.  The contents of each Mortgage File related to a Mortgage Loan not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser and promptly transferred to the Trustee.  Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the related Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered promptly to the Purchaser or as otherwise directed by the Purchaser.

(b)                Delivery of Mortgage Loan Documents.  The Seller will, on or prior to the Closing Date deliver or cause to be delivered to the Purchaser, the Trustee or their designee each of the following documents for each Mortgage Loan:

(i)                         the original Mortgage Note, endorsed in blank or in the following form:  “Pay to the order of Deutsche Bank National Trust Company, as Trustee, under the applicable agreement, without recourse,” with all prior and intervening endorsements, showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (in the case of not more than 1.00% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date) a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

(ii)                       the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)                      an original Assignment in blank;

(iv)                     the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

(v)                       the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(vi)                     the original lender’s title insurance policy, (or a copy of the above, in the case of any Washington Mutual Mortgage Loans) together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of the title issued by the title insurance or escrow company.

The Seller shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Seller and the Purchaser) following the later of the Closing Date and the date of receipt by the Seller of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Purchaser, in the appropriate public office for real property records, each Assignment referred to in (iii) and (iv) above and shall execute each original Assignment referred to in clause (iii) above in the following form:  “Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse.”  In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.  Notwithstanding the foregoing, the Assignments referred to in (iii) and (iv) above shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if each Rating Agency does not require recordation for such Rating Agency to assign the initial ratings to the Class A Certificates, the Class M Certificates, the Class B Certificates and the Other NIM Notes and initial shadow rating to the Insured NIM Notes, without giving effect to any insurance policy issued by the NIMS Insurer; provided, however, each Assignment referred to in (iii) and (iv) above shall be submitted for recording by the Seller, in the manner described above, at no expense to the Purchaser, Trust Fund or the Trustee, upon the earliest to occur of:  (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

If any document referred to in Section 4(b)(ii), Section 4(b)(iii), Section 4(b)(iv), or Section 4(b)(v) above (collectively, the “Recording Documents”) has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such Recording Documents shall be deemed to be satisfied upon (1) delivery to the Purchaser, the Trustee or their designee of a copy of each such Recording Document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Purchaser, the Trustee or their designee upon receipt thereof, and in any event no later than one year after the Closing Date (except as provided below), of either the original or a copy of such Recording Document certified by the applicable public recording office to be a true and complete copy of the original.  In instances where, due to a delay on the part of the applicable recording office where any such Recording Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Purchaser, the Trustee or their designee within one year after the Closing Date, the Seller shall deliver to the Purchaser, the Trustee or their designee within such time period an Officer’s Certificate stating the date by which the Seller expects to receive such Recording Documents from the applicable recording office.  If the Recording Documents have still not been received by the Seller and delivered to the Purchaser, the Trustee or their designee by such date, the Seller shall deliver to the Purchaser, the Trustee or their designee by such date an additional Officer’s Certificate stating a revised date by which Seller expects to receive the applicable Recording Documents.  This procedure shall be repeated until the Recording Documents have been received by the Seller and delivered to the Purchaser, the Trustee or their designee.  If the original or copy of the lender’s title insurance policy was not delivered pursuant to Section 4(b)(vi) above, the Seller shall deliver or cause to be delivered to the Purchaser, the Trustee or their designee promptly after receipt thereof, and in any event within 120 days after the Closing Date such title insurance policy.  The Seller shall deliver or cause to be delivered to the Purchaser, the Trustee or their designee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Each original document relating to a Mortgage Loan which is not delivered to the Purchaser, the Trustee or their designee, if held by the Seller, shall be so held for the benefit of the Purchaser, the Trustee or their designees.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Purchaser, the Trustee or their designee.  Any such original document that is not required pursuant to the terms of this Section to be a part of a Mortgage File shall be held by the Seller in its capacity as Master Servicer.

(c)                Acceptance of Mortgage Loans.  The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before, on and after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

(d)                Transfer of Interest in Agreements.  The Purchaser has the right to assign its interest under this Agreement (other than Section 17 hereof), in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the Trustee shall succeed to the rights and obligations hereunder of the Purchaser.  Any expense reasonably incurred by or on behalf of the Purchaser, the Trustee, or the NIMS Insurer, if any, in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

(e)                Examination of Mortgage Files.  Prior to the Closing Date the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination.  Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours at any time before or after the Closing Date.  If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans with respect to which the Seller’s representations and warranties contained in this Agreement are not correct, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule.  The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.  The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the related Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

SECTION 5.                Representations, Warranties and Covenants of the Seller.

The Seller hereby represents and warrants and covenants to the Purchaser, as of the date hereof and as of the Closing Date:

(i)                         The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

(ii)                       The Seller had the full corporate power and authority to originate, hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that  the enforceability thereof may be limited by (a) bankruptcy, insolvency, moratorium, receivership, conservatorship, arrangement, moratorium and other similar laws relating to creditors’ rights generally and (b) the general principles of equity, whether such enforcement is sought in equity or at law;

(iii)                      The execution and delivery of this Agreement by the Seller, the servicing of the Mortgage Loans by the Seller under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and does not (A) result in a breach of any term or provision of the charter or by-laws of the Seller, (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement, instrument or indenture to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or any of its property or (C) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Seller’s knowledge, would in the future result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans or materially and adversely affect (x) the ability of the Seller to perform its obligations under this Agreement or the Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

(iv)                     No consent, approval, authorization, or order of, any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same;

(v)                       The Seller is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

(vi)                     No litigation or proceeding is pending or, to the best knowledge of the Seller, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the Pooling and Servicing Agreement or the issuance of the Certificates or the ability of the Seller to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof and the terms of the Pooling and Servicing Agreement or, that would result in a material adverse change in the financial or operating conditions of the Seller;

(vii)                    No certificate of an officer, statement or other information furnished in writing or report delivered by the Seller to the Purchaser, any Affiliate of the Purchaser or the Trustee for use in connection with the purchase of the Mortgage Loans and the transactions contemplated hereunder and under the Pooling and Servicing Agreement contains any untrue statement of a material fact, or omits a material fact necessary to make the information, certificate, statement or report not misleading in any material respect;

(viii)                  The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(ix)                     Each Mortgage Note, each Mortgage, each Assignment and any other document required to be delivered by or on behalf of the Seller under this Agreement or the Pooling and Servicing Agreement to the Purchaser or any assignee, transferee or designee of the Purchaser for each Mortgage Loan has been or will be, in accordance with Section 4(b) hereof, delivered to the Purchaser or any such assignee, transferee or designee.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with the Pooling and Servicing Agreement, except for such documents that have been delivered (1) to the Purchaser or any assignee, transferee or designee of the Purchaser or (2) for recording to the appropriate public recording office and have not yet been returned;

(x)                       The Seller (A) is a solvent entity and is paying its debts as they become due, (B) immediately after giving effect to the transfer of the Mortgage Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due and (C) did not sell the Mortgage Loans to the Purchaser with the intent to hinder, delay or defraud any of its creditors; and

(xi)                     The transfer of the Mortgage Loans to the Purchaser at the Closing Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets.

SECTION 6.                Representations and Warranties of the Seller Relating to the Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, that as of the Closing Date with respect to each Mortgage Loan:

(i)                         The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Cut-off Date, unless another date is set forth on the Mortgage Loan Schedule;

(ii)                       [reserved];

(iii)                      Each Mortgage is a valid and enforceable first or second lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of non-delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, only to a first lien on such Mortgaged Property;

(iv)                     Immediately prior to the assignment of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same.  The form of endorsement of each Mortgage Note satisfied the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note; and each Assignment to be delivered hereunder is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment relates;

(v)                       To the best of the Seller’s knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

(vi)                     There is no valid offset, defense or counterclaim to any Mortgage Note (including any obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note) or the Mortgage, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vii)                    To the best of the Seller’s knowledge, there are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (xi) below;

(viii)                  To the best of the Seller’s knowledge, each Mortgaged Property is free of material damage and is at least in average repair;

(ix)                     Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, predatory and abusive lending, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby, including without limitation the receipt of interest does not involve the violation of any such laws;

(x)                       Neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect, satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto (except that a Mortgage Loan may have been modified by a written instrument signed by the Seller or a prior holder of the Mortgage Loan which has been recorded, if necessary, to protect the interests of the Seller and the Purchaser and which has been delivered to the Purchaser or any assignee, transferee or designee of the Purchaser as part of the Mortgage File, and the terms of which are reflected in the Mortgage Loan Schedule);

(xi)                     A lender’s policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each Adjustable Rate Mortgage Loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the Mortgage Loan as of the Cut-off Date or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser and the Trustee does not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac and in a form acceptable to Fannie Mae or Freddie Mac on the date of origination of such Mortgage Loan, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first or second, as the case may be, priority lien of the Mortgage; to the best of the Seller’s knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

(xii)                    Each Mortgage Loan was originated by, or generated on behalf of, the Seller, or originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

(xiii)                  With respect to each Adjustable Rate Mortgage Loan, on each Adjustment Date, the Mortgage Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate.  The related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest (unless such Mortgage Loan is a mortgage loan that requires the payment of interest only with respect to some or all of the related monthly payments as indicated on the Mortgage Loan Schedule), with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate.  No Mortgage Loan is subject to negative amortization.  All rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any;

(xiv)                  To the best of the Seller’s knowledge, all of the improvements which were included for the purpose of determining the Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xv)                   All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and to the best of the Seller’s knowledge, the Mortgaged Property is lawfully occupied under applicable law;

(xvi)                  All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(xvii)                The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the Mortgagor enforceable against the Mortgagor by the mortgagee or its representative in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by law.  To the best of the Seller’s knowledge, all parties to the Mortgage Note and the Mortgage had full legal capacity to execute all Mortgage Loan documents and to convey the estate purported to be conveyed by the Mortgage and each Mortgage Note and Mortgage have been duly and validly executed by such parties;

(xviii)               The proceeds of each Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

(xix)                  The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(xx)                   With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxi)                  There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note;

(xxii)                The origination, underwriting and collection practices used by the Seller with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the subprime mortgage servicing business.  Each Mortgage Loan is currently being serviced by Washington Mutual Bank, FA;

(xxiii)               There is no pledged account or other security other than real estate securing the Mortgagor’s obligations;

(xxiv)              No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

(xxv)                [reserved];

(xxvi)              The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and coverage of such other hazards as are customarily covered by hazard insurance policies with extended coverage in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis.  All individual insurance policies and flood policies referred to in this clause (xxvi) and in clause (xxvii) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(xxvii)             If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as subject to special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

(xxviii)           There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and neither the Seller nor any other entity involved in originating or servicing the Mortgage Loan has waived any default, breach, violation or event of acceleration;

(xxix)              Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Seller’s knowledge, does not include cooperatives and does not constitute property other than real property under state law;

(xxx)                There is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;

(xxxi)              Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxii)             Each Mortgage Loan was underwritten in accordance with the Seller’s underwriting guidelines as described in the Prospectus Supplement as applicable to its credit grade in all material respects;

(xxxiii)           Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Seller’s underwriting guidelines, and included an assessment by the appraiser of the fair market value of the related Mortgaged Property at the time of the appraisal.  The Mortgage File contains an appraisal of the applicable Mortgaged Property;

(xxxiv)           None of the Mortgage Loans is a graduated payment Mortgage Loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

(xxxv)            As of the Cut-off Date, there were no Mortgage Loans with respect to which the monthly payment due thereon in September, 2004 had not been made, none of the Mortgage Loans has been contractually delinquent for more than 30 days more than once during the preceding twelve months and, no Mortgage Loan has ever experienced a delinquency of 60 or more days since the origination thereof;

(xxxvi)           Each Mortgage contains a provision that is, to the extent not prohibited by federal or state law, enforceable for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(xxxvii)       To the best of the Seller’s knowledge no misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxviii)      Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(xxxix)           The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor’s voluntary Principal Prepayment (except to the extent that:  (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally; or (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment).  No Mortgage Loan originated before October 1, 2002 has a Prepayment Charge for a term in excess of five years from the date of its origination and no Mortgage Loan originated on or after October 1, 2002 has a prepayment charge for a term in excess of three years from the date of its origination;

(xl)                     The Loan-to-Value Ratio for each Mortgage Loan was no greater than 100% at the time of origination;

(xli)                    The first date on which each Mortgagor must make a payment on the related Mortgage Note is no later than 60 days from the date of this Agreement;

(xlii)                  With respect to each Mortgage Loan, the related Mortgagor shall not fail or has not failed to make the first Monthly Payment due under the terms of the Mortgage Loan by the second succeeding Due Date after the Due Date on which such Monthly Payment was due;

(xliii)                 The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

(xliv)                There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(xlv)                  There is no proceeding pending, or to best of the Seller’s knowledge threatened, for the total or partial condemnation of the Mortgaged Property or the taking by eminent domain of any Mortgaged Property;

(xlvi)                No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994, as amended, or is a “high cost” or “predatory” loan under any state or local law or regulation applicable to the originator.  In the event that Financial Security Assurance, Inc. becomes a NIMS Insurer, no Mortgage Loan will be a “covered” loan under the laws of the states of California, Colorado or Ohio;

(xlvii)               No proceeds from any Mortgage Loans were used to finance single-premium credit insurance policies.  No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

(xlviii)             The Seller did not select the Mortgage Loans with the intent to adversely affect the interests of the Purchaser;

(xlix)                The Seller has not received any notice that any Mortgagor has filed for any bankruptcy or similar legal protection;

(l)                         No Group I Mortgage Loan is a “High-Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”), and no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, is secured by a Mortgaged Property located in the State of Georgia;

(li)                       No Group I Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(lii)                      No Group I Mortgage Loan is a “High Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46; 10B-22 et seq.);

(liii)                    No Group I Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity Protection Act;

(liv)                    No Group I Mortgage Loan is a “High-Cost Home Loan” as defined in New York Banking Law 6-1;

(lv)                     No Group I Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

(lvi)                    No Group I Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Am. §§ 58-21A-1 et seq.);

(lvii)                  No Group I Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(lviii)                 Each Group I Mortgage Loan was originated in compliance with the following anti-predatory lending guidelines:

a.                           Each Group I Mortgage Loan satisfies the eligibility for purchase requirements and was originated in compliance with Lender Letter # LL03-00 dated April 11, 2000 for Fannie Mae Sellers (the “Lender Letter”);

b.                           No borrower was encouraged or required by the Seller to select a Group I Mortgage Loan product offered by the Group I Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Group I Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Group I Mortgage Loan’s originator or any affiliate of the Group I Mortgage Loan’s originator;

c.                           The methodology used in underwriting the extension of credit for each Group I Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology provided reasonable assurance that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Group I Mortgage Loan;

d.                           With respect to any Group I Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, (i) the Seller’s pricing methods include mortgage loans with and without prepayment premiums; borrowers selecting Group I Mortgage Loans which include such prepayment premiums receive a monetary benefit, including but not limited to a rate or fee reduction, in exchange for selecting a Group I Mortgage Loan with a prepayment premium, (ii) prior to the Group I Mortgage Loan’s origination, the borrower had the opportunity to choose between an array of mortgage loan products which included mortgage loan products with prepayment premiums and mortgage loan products that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Master Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

e.                           All points and fees related to each Group I Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law.  Except in the case of a Group I Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation calculated in accordance with the Lender Letter;

f.                            All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group I Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

(lix)                    No Group I Mortgage Loan had a principal balance at origination in excess of Fannie Mae’s conforming loan balance limitations for single family loans set forth in the Fannie Mae Charter Act and the Fannie Mae Selling Guide in effect at the time of such Group I Mortgage Loan's origination;

(lx)                     With respect to each Group I Mortgage Loan, information regarding the borrower credit file related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations; and

(lxi)                    No Mortgage Loan is a “High Cost Loan” or “Covered Loan” (as such terms are defined in the Standard & Poor’s LEVELS® Glossary in effect on the Closing Date which is now Version 5.6 Revised, Exhibit E, a copy of which is attached hereto as Exhibit A) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Act.

SECTION 7.                Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

(a)                The representations and warranties contained in Section 5(ix) and Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of asset-backed certificates evidencing an interest in all or a portion of the Mortgage Loans.  With respect to the representations and warranties contained herein which are made to the knowledge or the best of knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee’s initial certification), as part of any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest of the Purchaser or the Purchaser’s assignee, transferee or designee (it being understood that with respect to the representations and warranties set forth in the last sentence of (xxxix), (xlvi), the first sentence of (xlvii) and (lxi) of Section 6 herein, a breach of any such representation or warranty shall in and of itself be deemed to materially and adversely affect the interest therein of the Purchaser and the Purchaser’s assignee, transferee or designee) in any Mortgage Loan, the party discovering the breach shall give prompt written notice to the others.  Within ninety (90) days of the earlier of the discovery or the Seller’s receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller cannot deliver such missing document or such defect or breach cannot be cured, the Seller shall, within 90 days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at a price equal to the Purchase Price (as defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans; provided, however, that in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in Section 6(i), if such breach relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge and such Prepayment Charge has been triggered pursuant to the terms of the related Mortgage Note, then in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price (as defined in the Pooling and Servicing Agreement), the Seller shall pay the amount of the incorrectly identified Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge), and the Seller shall have no obligation to repurchase or substitute for such Mortgage Loan.  In the event of a substitution permitted hereunder, the Seller shall amend the Closing Schedule to reflect the withdrawal of each removed Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition of the Qualified Substitute Mortgage Loan(s).  The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment.  Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price (as defined in the Pooling and Servicing Agreement) in accordance with Section 2.03 of the Pooling and Servicing Agreement.  Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement and any remedy by the Seller for a breach of a representation or warranty that materially and adversely affects the value of any Prepayment Charge shall be made in a manner consistent with Section 2.03(c) of the Pooling and Servicing Agreement.

(b)                It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing or defective document or a breach of the representations and warranties contained in Section 5 or Section 6.

SECTION 8.                Closing; Payment for the Mortgage Loans.

The closing of the purchase and sale of the Mortgage Loans shall be held at the Seattle office of Heller Ehrman White & McAuliffe LLP at 9:30 am New York time on the Closing Date (or such other location or time as is mutually agreeable to the parties).

The Purchaser’s obligation to close the transactions contemplated by this Agreement shall be subject to each of the following conditions:

(a)                All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)                The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c)                The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

(d)                All other terms and conditions of this Agreement to be complied with by Seller, shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price and Securitization Fee in immediately available funds and delivery of the Long Beach Certificates to the Seller or, upon the direction of the Seller, to Long Beach Asset Holdings Corp. or another entity.

SECTION 9.                Closing Documents.

Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

(a)                An Officers’ Certificate of the Seller, dated the Closing Date, upon which the Purchaser, Lehman Brothers Inc. and WaMu Capital Corp. (the “Underwriters”) and the NIMS Insurer, if any, may rely and attached thereto copies of the certificate of incorporation, bylaws and certificate of good standing of the Seller under the laws of the State of Delaware;

(b)                An Officers’ Certificate of the Seller, dated the Closing Date, upon which the Purchaser, the Underwriters and the NIMS Insurer, if any, may rely, with respect to certain facts regarding the sale of the Mortgage Loans, by the Seller to the Purchaser;

(c)                An Opinion of Counsel of the Seller (which may be in-house counsel of the Seller), dated the Closing Date and addressed to the Purchaser, the Underwriters and the NIMS Insurer, if any;

(d)                Such opinions of counsel as the Rating Agencies, the Underwriters, the Trustee or the NIMS Insurer, if any, may reasonably request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller’s execution and delivery of, or performance under, this Agreement;

(e)                A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions “Summary of Terms—Mortgage Loans”, “Risk Factors”, “The Mortgage Pool” and “Long Beach Mortgage Company” agrees with the records of the Seller;

(f)                 The Seller shall deliver to the Purchaser for inclusion in the Prospectus Supplement under the caption “Long Beach Mortgage Company” or for inclusion in other offering materials, such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information and a computer tape with respect to the pool information, as the Representative may reasonably request;

(g)                Letters from at least two nationally recognized statistical rating agencies rating the Offered Certificates (as defined in the Prospectus Supplement); and

(h)                Such further information, certificates, opinions and documents as the Purchaser or the Representative may reasonably request.

SECTION 10.             Costs.

The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording Assignments, the fees and expenses of the Seller’s in-house accountants and in-house attorneys; the costs and expenses incurred in connection with determining the Seller’s loan loss, foreclosure and delinquency experience, the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e), the cost of an opinion of counsel regarding the true sale of the Mortgage Loans and non-consolidation of the Seller, the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, the Prospectus Supplement, any blue sky filings and private placement memorandum relating to the Certificates and other related documents, costs and expenses of the Trustee, the fees and expenses of the Purchaser’s counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of any opinions of outside special counsel that may be required for the Seller and the fees charged by any Rating Agency to rate the Certificates.  All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 11.             Servicing.

The Seller has represented to the Purchaser that the Mortgage Loans are being serviced in accordance with the terms of the Pooling and Servicing Agreement, and it is understood and agreed by and between the Seller and the Purchaser that any interim servicing arrangements with the Seller will be superseded by the servicing arrangements set forth in the Pooling and Servicing Agreement.

SECTION 12.             Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the Closing Date of the Mortgage Loans in accordance with the terms and conditions of this Agreement is mandatory.  It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the Closing Date and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller’s failure to deliver the Mortgage Loans on or before the Closing Date.

The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller’s interest in each Mortgage Loan, and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to (i) the Purchaser’s right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) the Purchaser’s obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof.  Any Mortgage Loan rejected by the Purchaser shall concurrently therewith be automatically released from the security interest created hereby.  The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that any security interest held by the Seller in such Mortgage Loans shall be released.

All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.  Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or shall not have delivered or caused to be delivered the Long Beach Certificates to the Seller or, upon the direction of the Seller, to Long Beach Asset Holding Corp., or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price or not to deliver or cause to be delivered the Long Beach Certificates to Long Beach Asset Holding Corp, the Purchaser shall immediately effect the re-delivery of the Mortgage Loans, if delivery to the Purchaser has occurred and any security interest created by this Section 12 shall be deemed to have been released.

SECTION 13.             Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 1201 Third Ave., WMT1706, Seattle, Washington 98101, Attn:  LBSC Legal Counsel, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 1201 Third Ave., WMT1706, Seattle, Washington 98101, Attn:  LBMC Legal Counsel, or to such other address as the Seller may designate in writing to the Purchaser.

SECTION 14.             Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 15.             Agreement of Parties.

The Seller and the Purchaser each agree to execute and deliver such instruments (including UCC financing statements and continuation statements) and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

SECTION 16.             Survival.

The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser and its successors and assigns, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

SECTION 17.             Indemnification, Representative.

(a)                The Seller indemnifies and holds harmless the Purchaser, the Purchaser’s officers and directors and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) or Section 20 of the Exchange Act of 1934, as amended, (the “Exchange Act”), as follows:

(i)                         against any and all losses, claims, expenses, damages or liabilities, joint or several, to which the Purchaser or such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof, including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Class A Certificates, the Class M Certificates or the Class B Certificates arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse, as incurred, the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Purchaser or such controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller will be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made therein in reliance upon and in conformity with written information furnished to the Purchaser by the Seller specifically for use in the preparation thereof (the “Seller’s Information”);

(ii)                       against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller; and

(iii)                      against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Purchaser, subject to Section 17(c) below), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

(b)                The Purchaser agrees to indemnify and hold harmless the Seller, each of its directors, each of its officers and each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Seller or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, other than in the Seller’s Information, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any legal or other expenses reasonably incurred by the Seller or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

(c)                Promptly after receipt by an indemnified party under this Section 17 of notice of the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 17, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under this Section 17 unless the indemnifying party is materially prejudiced by such omission to notify and in any event the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under this Agreement.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party under this Section 17, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and preparation for a defense.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing (i) by the Seller if the indemnified parties under this Section 17 consist of the Seller or any of its officers, directors or controlling persons, or (ii) the Purchaser, if the indemnified party under this Section 17 consist of the Purchaser or any of the Purchaser’s directors, officers or controlling persons.

Each indemnified party, as a condition of the indemnity agreements contained in Section 17(a) and Section 17(b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in Section 17(a) or Section 17(b) as applicable) by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of an indemnified party.

Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)                If the indemnification provided for in Section 17(a) or 17(b) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Purchaser on the one hand and the Seller on the other from the offering of the Class A Certificates, the Class M Certificates or the Class B Certificates (as defined in the Prospectus Supplement) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Purchaser on the one hand and the Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  If the indemnification provided for in Section 17(b) is unavailable or insufficient to hold harmless the indemnified party under Section 17(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 17(b) in such proportion as appropriate to reflect the relative fault of the Purchaser on one hand and the Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Purchaser on the one hand and the Seller on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Purchaser bear to the total underwriting discounts and commissions received by the Underwriters (as defined in the Prospectus Supplement).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Purchaser or by the Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 18.             Governing Law.

THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 19.             Miscellaneous.

This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans, and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of the Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.  Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby.  The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

SECTION 20.             Third Party Beneficiary.

Each of the Trustee and the NIMS Insurer, if any, shall be a third-party beneficiary hereof (except with respect to Section 17) and shall be entitled to enforce the provisions hereof as if a party hereto, except the provisions of Section 17 hereof.  The Underwriters (as defined in the Prospectus Supplement), shall be a third-party beneficiary hereof solely with respect to Section 17 and shall be entitled to enforce the provisions of Section 17 as if it were a party hereto.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

LONG BEACH SECURITIES CORP.

By:           _________________________

Name:      Deven Patel

Title:       Authorized Officer

LONG BEACH MORTGAGE COMPANY

By:           _________________________

Name:      Deven Patel

Title:       Assistant Vice President

EXHIBIT A TO MORTGAGE LOAN PURCHASE AGREEMENT

STANDARD & POOR’S LEVELS®GLOSSARY in effect on the CLOSING DATE

As of October 25, 2004 (Update as of the Closing Date)

APPENDIX E TO GLOSSARY FOR FILE FORMAT FOR LEVELS® VERSION 5.6: Standard & Poor's Predatory Lending Categorization

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High-Cost Loan Categorization
State/jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under applicable anti-predatory lending law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, Ohio	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado	Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq. Effective for covered loans offered or entered into on or after Jan. 1, 2003. Other provisions of the Act took effect on June 7, 2002	Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective Oct. 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after Jan. 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective Oct. 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – March 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective Oct. 1, 2002–March 6, 2003	High Cost Home Loan
Georgia as amended (March 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34. Effective Oct. 1, 1995, amendments Oct. 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective Jan. 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective for loans originated on or after Jan. 1, 2005.	High Cost Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207); and High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective Sept. 29, 1995, and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001, and amended from time to time.	High Cost Home Loan
	Massachusetts Predatory Home Loan Practices Act. Mass. Gen. Laws ch. 183C, §§ 1 et seq. Effective Nov. 7, 2004.	High Cost Home Mortgage Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective Oct. 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after Nov. 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of Jan. 1, 2004; Revised as of Feb. 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l. Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A). Effective July 1, 2000; amended effective Jan. 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after Jan. 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/jurisdiction	Name of Anti-Predatory Lending Law/Effective Date
Georgia (Oct. 1, 2002 – March 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective Oct. 1, 2002-March 6, 2003
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective Nov. 27, 2003-July 5, 2004

Standard & Poor’s Home Loan Categorization
State/jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under applicable anti-predatory lending law
Georgia (Oct. 1, 2002- March 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective Oct. 1, 2002–March 6, 2003	Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective for loans originated on or after Jan. 1, 2005.	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after Nov. 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of Jan. 1, 2004; revised as of Feb. 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended Oct. 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after Jan. 1, 2004	Consumer Home Loan

EXHIBIT D

MORTGAGE LOAN SCHEDULE

Copies of the Mortgage Loan Schedule (which has been intentionally omitted from this filing) may be obtained from Long Beach Securities Corp. by contacting:

Deven Patel

Long Beach Securities Corp.

1400 South Douglass Road, Suite 100

Anaheim, California  92806

Telephone:              (714) 939-5200

Facsimile: (714) 939-7880

EXHIBIT E-1

REQUEST FOR RELEASE
(for Trustee /Custodian)

Loan Information

Name of Mortgagor:

Master Servicer
Loan No.:

Trustee /Custodian

Name:

Address:

Trustee/
Custodian
Mortgage File No.:

Depositor

Name:                                      LONG BEACH SECURITIES CORP.

Address:

Certificates:                             Long Beach Mortgage Certificates, Series 2004‑6.

                The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6, the documents referred to below (the “Documents”).  All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of October 1, 2004, among the Trustee, the Depositor and the Master Servicer (the “Pooling and Servicing Agreement”).

(a)            Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by ___________________, payable to, or endorsed to the order of, the Trustee.

(b)            Mortgage recorded on _____________________ as instrument no. ________________ in the County Recorder’s Office of the County of _________________, State of ____________ in book/reel/docket _________________ of official records at page/image _____________.

(c)            Deed of Trust recorded on ___________________ as instrument no. ________________ in the County Recorder’s Office of the County of _________________, State of ____________________ in book/reel/docket _________________ of official records at page/image ______________.

(d)            Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ___________________ as instrument no. _________ in the County Recorder’s Office of the County of _______________, State of _______________________ in book/reel/docket ____________ of official records at page/image ____________.

(e)            Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(f)            _____________________________________________

(g)            _____________________________________________

(h)           _____________________________________________

(i)            _____________________________________________

                The undersigned Master Servicer hereby acknowledges and agrees as follows:

                (1)           The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                (2)           The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                (3)           The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

                (4)           The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be ear-marked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer’s possession, custody or control.

Dated:

LONG BEACH MORTGAGE COMPANY

By:
Name:
Title:

EXHIBIT E-2

REQUEST FOR RELEASE
(Certificate – Mortgage Loan Paid in Full)

OFFICERS’ CERTIFICATE AND TRUST RECEIPT
MORTGAGE LOAN PASS-THROUGH CERTIFICATES
SERIES 2004‑6

____________________________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:                                                                                    BORROWER’S NAME:

COUNTY:

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION 3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

DATED:

/ / VICE PRESIDENT

/ / ASSISTANT VICE PRESIDENT

EXHIBIT E-3

FORM OF MORTGAGE LOAN ASSIGNMENT AGREEMENT

This MORTGAGE LOAN ASSIGNMENT AGREEMENT (this “Agreement”), dated as of ________________, 200___, is by and between ________________, a ________________, as purchaser (the “Company”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but as trustee (the “Trustee”) for LONG BEACH MORTGAGE LOAN TRUST 2004‑6, as seller (the “Trust”).

In consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.     DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of October 1, 2004 (the “Pooling and Servicing Agreement”) by and among Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Securities Corp., as depositor, and the Trustee, as trustee.

ARTICLE 2.            SALE AND CONVEYANCE OF MORTGAGE LOAN;
POSSESSION OF FILES; PAYMENT OF PURCHASE
PRICE; DELIVERY OF MORTGAGE LOAN DOCUMENTS;
RECORDATION OF ASSIGNMENTS OF MORTGAGE

Section 2.1             Sale and Conveyance of Mortgage Loans; Possession of Files

(a)                Pursuant to Section 2.03 of the Pooling and Servicing Agreement and Section 6.____________ of the Mortgage Loan Purchase Agreement, subject to the provisions  of the Pooling and Servicing Agreement and after the deposit of the Purchase Price in the Collection Account and the Trustee’s receipt of a written certification from the Master Servicer of such deposit (the “Certification”), the Trustee hereby sells, transfers, assigns, sets over, and conveys to the Company, without recourse, or, except as set forth in Article 3, representations or warranties,  all the right, title, and interest of the Trust in and to the mortgage loan identified on Schedule I attached hereto (the “Mortgage Loan”).

(b)               In accordance with Section 3.17 of the Pooling and Servicing Agreement, the Trustee will deliver to the Company, or to such third party as the Company may direct, the documents comprising the Mortgage File with respect to the Mortgage Loan upon the Trustee’s receipt of the Certification.  Upon payment for the Mortgage Loan pursuant to Section 2.1(c) below, the beneficial ownership of the Mortgage Note, the Mortgage, and each of the other documents comprising the Mortgage File with respect to the Mortgage Loan is and shall be vested in the Company, and the ownership of all records and documents with respect to the Mortgage Loan prepared by or which come into the possession of the Trustee or any agent or designee thereof shall immediately vest in the Company and shall be delivered to the Company or as the Company may otherwise direct.

(c)                In full consideration for the sale of the Mortgage Loan pursuant to Section 2.1(a) hereof, and upon the terms and conditions of this Agreement, the Company hereby purchases the Mortgage Loan.

(d)               Subject to the fulfillment of any other conditions to such [purchase/repurchase] under the Pooling and Servicing Agreement and following the deposit of the Purchase Price in the Collection Account and the Trustee’s receipt of the Certification, the Company shall own and be entitled to receive with respect to the Mortgage Loan all Monthly Payments and all other recoveries of principal and interest.  All such amounts that are collected after the date of the deposit of the Purchase Price and the Trustee’s receipt of the Certification shall be held and remitted by the Master Servicer to the Company in accordance with the terms of this Agreement.

ARTICLE 3.            REPRESENTATIONS AND WARRANTIES OF
THE TRUSTEE CONCERNING THE MORTGAGE LOAN

The Trustee hereby represents and warrants to, and agrees with the Company that, as to the Mortgage Loan and as of the date first written above:

The Trustee, to its actual knowledge has not taken any action with respect to the Mortgage Loans, other than at the direction of the Company, its attorneys and subservicers or Long Beach Securities Corp., which would result in the imposition of any lien on, security interest in, or other encumbrance of, the real property securing the Mortgage Loan, other than permitted pursuant to the Pooling and Servicing Agreement, and other than such action as might be required to preserve and maintain the Mortgage.

ARTICLE 4.            MISCELLANEOUS PROVISIONS

Section 4.1             Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

Section 4.2             Severability of Provisions

If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions, or terms of this Agreement or the rights of the parties hereunder.

Section 4.3             Schedules

The schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 4.4             Counterparts; Successors and Assigns

This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  This Agreement shall inure to the benefit of and be binding upon the Company and the Trustee.

Section 4.5             Effect of Headings

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.6             Survival

The representations, warranties, covenants and agreements of the parties provided in this Agreement and the parties’ obligations hereunder shall survive the execution, delivery and termination of this Agreement.

Section 4.7             Costs

The Company shall pay all costs, fees and expenses incurred in connection with the transfer and delivery of the Mortgage Loan purchased by the Company under this Agreement.

[Signature page follows]

TO WITNESS THIS, the Company and the Trustee have caused their names to be signed to this Mortgage Loan Assignment Agreement by their duly authorized respective officers as of the day and year first above written.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee for Long Beach Mortgage Loan Trust 2004‑6 and not in its individual capacity

By:     _________________________________

Name:____________________________

Title:  ____________________________

[_________________________________] By: _________________________________ Name:____________________________ Title: ____________________________

STATE OF ____________________                                             )

                                                                                                        ) ss.

COUNTY OF __________________                                              )

This instrument was acknowledged before me on ______________________, 200___, by _____________________ as _________________________ of Long Beach Mortgage Company.

[Print Name]_________________________
NOTARY PUBLIC in and for the State of _____________, residing at
My commission expires _________________________________

STATE OF                                                                                      )

                                                                                                        ) ss.

COUNTY OF                                                                                   )

This instrument was acknowledged before me on ______________________, 200___, by _____________________ as _________________________ of Deutsche Bank National Trust Company, as trustee for Long Beach Mortgage Loan Trust 200___-___ and not in its individual capacity.

[Print Name]_________________________
NOTARY PUBLIC in and for the State of
                        , residing at _______________________________
My commission expires _________________________________

SCHEDULE I

MORTGAGE LOAN SCHEDULE

EXHIBIT F-1

FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                                                                                [Date]

Long Beach Securities Corp.                                                                     Long Beach Mortgage Company
1400 South Douglass Road, Suite 100                                                       1400 South Douglass Road, Suite 100
Anaheim, CA 92806                                                                                Anaheim, CA 92806

Re:           Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of October 1, 2004 among Long Beach Securities Corp., Long Beach Mortgage Company and Deutsche Bank National Trust Company,
 Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6

Ladies and Gentlemen:

                Pursuant to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby acknowledges receipt of each Mortgage File and certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered by this certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e) of the Pooling and Servicing Agreement) required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the Periodic Rate Cap for the first Adjustment Date and subsequent Adjustment Dates) and (xvi) of the definition of “Mortgage Loan Schedule” of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

                The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement.  The Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:

Name:

Title:

EXHIBIT F-2

FORM OF TRUSTEE’S FINAL CERTIFICATION

                [Date]

Long Beach Securities Corp.                                                                     Long Beach Mortgage Company
1400 South Douglass Road, Suite 100                                                       1400 South Douglass Road, Suite 100
Anaheim, CA 92806                                                                                Anaheim, CA 92806

Re:           Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of October 1, 2004 among Long Beach Securities Corp., Long Beach Mortgage Company and Deutsche Bank National Trust Company,
Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6

Ladies and Gentlemen:

                In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

                (a)            the original Mortgage Note, endorsed in blank or in the following form:  “Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

                (b)            the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                (c)            an original Assignment in blank;

                (d)            the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

                (e)            the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                (f)            the original lender’s title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy (or a copy of the above, in the case of the Washington Mutual Mortgage Loans), insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement.  The Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:

Name:

Title:

EXHIBIT G

[RESERVED]

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

                Personally appeared before me the undersigned authority to administer oaths, who first being duly sworn deposes and says:  Deponent is
                 of                                                                            , successor by merger to
                 (“Seller”) and who has personal knowledge of the facts set out in this affidavit.

On                           ,                                                did execute and deliver a promissory note in the
principal amount of $                                              ..

                That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

                Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as Trustee on behalf of Long Beach Mortgage Loan Trust 2004‑6, to accept the transfer of the above described loan from Seller.

                Seller agrees to indemnify Deutsche Bank National Trust Company, Long Beach Securities Corp. and Long Beach Mortgage Company harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:

STATE OF                                              )
                                                              )       SS:
COUNTY OF                                           )

                On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared ____________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

                Witness my hand and Notarial Seal this _________ day of 20__.

My commission expires                                           ..

EXHIBIT I

FORM OF ERISA REPRESENTATION

[DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Long Beach Mortgage Company
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Re:           Long Beach Mortgage Loan Trust 2004‑6,
Asset-Backed Certificates, Series 2004‑6

Ladies and Gentlemen:

                ___________________ (the “Transferee”) intends to acquire from __________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of the Class [____] Certificate of Long Beach Mortgage Loan Trust 2004‑6, Asset-Backed Certificates, Series 2004‑6, (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among Long Beach Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement.  The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

_____ (1)                The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. § 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. § 2510.3-101; or

_____ (2)                The Transferee will provide an Opinion of Counsel to the Depositor, the Trustee and the Master Servicer which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Master Servicer, or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement.

IN WITNESS WHEREOF, the Transferee executed this certificate.

[Transferee]

By:

Name:

Title:

EXHIBIT J

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Re:           Long Beach Mortgage Loan Trust 2004‑6,
Asset-Backed Certificates Series 2004‑6

Ladies and Gentlemen:

                In connection with our acquisition of $______ Initial Certificate Principal Balance of the Class [__] Certificate of Long Beach Mortgage Loan Trust 2004‑6 Asset-Backed Certificates, Series 2004‑6 (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among Long Beach Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
                Authorized Officer

FORM OF RULE 144A INVESTMENT LETTER

[DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Re:           Long Beach Mortgage Loan Trust 2004‑6,
Asset-Backed Certificates Series 2004‑6

Ladies and Gentlemen:

                In connection with our acquisition of $______ Initial Certificate Principal Balance of the Class [__] Certificate of Long Beach Mortgage Loan Trust 2004‑6 Asset-Backed Certificates, Series 2004‑6 (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among Long Beach Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Very truly yours,

[NAME OF TRANSFEREE]

By:
                Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

                The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                1.             As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Buyer.

                2.             In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis at least $100,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

_____      Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

_____      Bank.  The Buyer (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificates in the case of a U.S. bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

_____      Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificates in the case of a U.S. savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, and not more than 18 months preceding such date of sale for a foreign savings and loan association, or equivalent institution.

_____      Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

_____      Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

_____      State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_____      ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

_____      Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisers Act of 1940.

_____      Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                3.             The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) if the Buyer is a dealer, securities that are part of an unsold allotment to or subscription by the Buyer as a participant in a public offering, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer did not include any of the securities referred to in this paragraph.

                4.             For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer, except the Buyer reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case, the securities were valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                5.             The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

____        ____                        Will the Buyer be purchasing the Certificates only for the Buyer's own account?

                                Yes          No

                6.             If the answer to the foregoing question is “no”, then in each case where the Buyer is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Buyer through one or more of the appropriate methods contemplated by Rule 144A.

                7.             Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                Print Name of Buyer

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

                The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                1.             As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

                2.             In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone owned and/or invested on a discretionary basis, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except where the Buyer or any member of the Buyer’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case, the securities of such entity were valued at market.

_____      The Buyer owned and/or invested on a discretionary basis, $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____      The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                3.             The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                4.             The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, or owned by the Buyer’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

                5.             The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.

____        ____                        Will the Buyer be purchasing the Certificates only for the Transferee's own account?

                                Yes          No

                6.             If the answer to the foregoing question is “no”, then in each case where the Buyer is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Buyer through one or more of the appropriate methods contemplated by Rule 144A.

                7.             Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:
Name:
Title:

IF AN ADVISER:

                Print Name of Buyer

Date:

EXHIBIT K

Form of Class R Certificate, Class R‑CX Certificate
and Class R‑PX Certificate

Transfer Affidavit

TRANSFER AFFIDAVIT AND AGREEMENT

LONG BEACH MORTGAGE LOAN TRUST 2004‑6,

ASSET-BACKED CERTIFICATES, SERIES 2004‑6

STATE OF ____________     )
                                           ) ss.:
COUNTY OF __________      )

                The undersigned, being first duly sworn, deposes and says as follows:

                1.             The undersigned is an officer of ________________________, the proposed Transferee of an Ownership Interest in the Class [___] Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2004 (the “Agreement”), relating to the above-referenced Certificates, among Long Beach Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

                2.             The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit.  The Transferee has no knowledge that any such affidavit is false.

                3.             The Transferee has been advised and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) of a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

                4.             The Transferee has been advised and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

                5.             The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

                6.             The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

                7.             The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

                8.             The Transferee’s taxpayer identification number is _____________.

                9.             The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

                10.           The Transferee is aware that the Certificate may be “noneconomic residual interests” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to impede the assessment or collection of tax.  The Transferee understands that, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the Certificates.  The Transferee intends to pay taxes associated with holding the Certificate as they become due.

                11.           The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

                IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its _________________, attested by its Secretary, this ___ day of [__________].

[TRANSFEREE NAME]

By:

Name:

Title:

ATTEST:

Secretary

On __________, 2004 before me, _____________________________, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature _________________________________

(Seal)

EXHIBIT L

FORM OF TRANSFEROR CERTIFICATE

[DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California  92705

Re:           Long Beach Mortgage Loan Trust 2004‑6,
Asset-Backed Certificates Series 2004‑6

Ladies and Gentlemen:

                In connection with our disposition of the Class [__] Certificates (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2004 (the “Agreement”) among Long Beach Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the Class [__] Certificate, we have no knowledge that the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the Class [__] Certificate is to impede the assessment or collection of tax.

Very truly yours,

TRANSFEROR

By:
Name:
Title:

SCHEDULE I

PREPAYMENT CHARGE SCHEDULE

AVAILABLE UPON REQUEST

SCHEDULE II

 CAP PREMIUM SCHEDULE

Distribution Date	Cap Scheduled Notional Amount ($)(1)	LIBOR (%)	Maximum LIBOR (%)
December 25, 2004....................	1,067,652,574.88	2.00	6.00
January 25, 2005........................	1,036,364,416.27	2.00	6.00
February 25, 2005......................	1,005,990,009.02	2.00	6.00
March 25, 2005.........................	976,502,642.96	2.00	6.00
April 25, 2005...........................	947,876,456.63	2.00	6.00
May 25, 2005............................	920,086,312.92	2.00	6.00
June 25, 2005.............................	893,107,668.07	2.00	6.00
July 25, 2005.............................	866,916,803.47	2.00	6.00
August 25, 2005.........................	841,490,694.34	2.00	6.00
September 25, 2005...................	816,806,989.48	2.00	6.00
October 25, 2005.......................	792,843,991.49	2.00	6.00
November 25, 2005...................	769,580,637.68	2.00	6.00
December 25, 2005....................	746,996,481.43	2.00	6.00
January 25, 2006........................	725,071,674.24	2.00	6.00
February 25, 2006......................	703,786,948.14	2.00	6.00
March 25, 2006.........................	683,123,598.76	2.00	6.00
April 25, 2006...........................	663,063,468.78	2.00	6.00
May 25, 2006............................	643,588,931.96	2.00	6.00
June 25, 2006.............................	624,682,877.59	2.00	6.00
July 25, 2006.............................	606,328,695.36	2.00	6.00
August 25, 2006.........................	581,349,694.36	2.00	6.00
September 25, 2006...................	546,445,454.56	2.00	6.00
October 25, 2006.......................	513,726,307.99	2.00	6.00
November 25, 2006...................	538,007,190.31	6.80	9.00
December 25, 2006....................	522,070,106.53	6.80	9.00
January 25, 2007........................	506,600,770.87	6.80	9.00
February 25, 2007......................	491,585,458.33	6.80	9.00
March 25, 2007.........................	477,010,846.62	7.60	9.00
April 25, 2007...........................	462,864,004.41	7.60	9.00
May 25, 2007............................	449,132,379.81	7.60	9.00
June 25, 2007.............................	435,803,789.23	7.60	9.00
July 25, 2007.............................	422,866,406.60	7.60	9.00
August 25, 2007.........................	410,308,752.87	7.60	9.00
September 25, 2007...................	398,119,685.82	8.50	9.00
October 25, 2007.......................	386,288,460.55	8.50	9.00
November 25, 2007...................	374,801,850.50	8.50	9.00
December 25, 2007....................	363,652,460.11	8.50	9.00
January 25, 2008........................	352,830,392.13	8.50	9.00
February 25, 2008......................	342,326,041.70	8.50	9.00

__________

(1)        The “Cap Scheduled Notional Amount” for any Distribution Date will be equal to the lesser of (i) the amount set forth in this Annex II for such Distribution Date and (ii) the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to such Distribution Date.

SCHEDULE III

[RESERVED]

SCHEDULE IV

PMI MORTGAGE LOAN SCHEDULE

	Total Number of Insured Loans:		957
	Total Amount of Insured Loans:		$180,088,924.50

	LOAN NUMBER	ORIG LTV	ORIG LOAN AMOUNT
1	6280334	88.58	$155,000.00
2	6285474	90.68	$175,000.00
3	6281975	94.97	$126,300.00
4	6285180	95.00	$320,600.00
5	6286699	81.86	$110,500.00
6	6276015	86.36	$367,000.00
7	6274458	87.41	$148,500.00
8	6282386	84.89	$146,000.00
9	6287068	93.58	$393,000.00
10	6286934	89.11	$139,000.00
11	6282818	94.46	$112,400.00
12	6278743	86.37	$247,000.00
13	6286739	89.98	$314,000.00
14	6288589	82.20	$600,000.00
15	6289054	84.93	$107,000.00
16	6289864	94.83	$106,200.00
17	6280655	89.15	$187,200.00
18	6289603	80.65	$157,250.00
19	6280710	89.80	$193,500.00
20	6290945	82.78	$197,000.00
21	6283701	83.08	$112,150.00
22	6283421	89.99	$132,500.00
23	6291327	94.34	$141,500.00
24	6290707	89.48	$170,000.00
25	6287694	84.37	$178,000.00
26	6286591	94.14	$206,150.00
27	6279332	85.97	$245,000.00
28	6271728	94.33	$278,250.00
29	6291088	84.18	$117,000.00
30	6290209	93.29	$125,000.00
31	6290777	87.99	$205,000.00
32	6288876	89.56	$300,000.00
33	6267621	89.48	$425,000.00
34	6289671	83.34	$350,000.00
35	6276836	84.49	$333,700.00
36	6285314	94.56	$191,000.00
37	6292092	91.04	$264,000.00
38	6286678	89.37	$126,000.00
39	6289354	83.34	$137,500.00
40	6290260	90.00	$116,900.00
41	6294944	87.34	$131,000.00
42	6292440	81.94	$195,000.00
43	6293760	94.97	$132,000.00
44	6300304	89.14	$82,000.00
45	6294335	87.40	$201,000.00
46	6294762	83.55	$129,410.00
47	6298502	81.21	$108,000.00
48	6288014	83.34	$110,000.00
49	6301431	84.79	$195,000.00
50	6296815	88.81	$230,000.00
51	6302103	84.97	$226,000.00
52	6283781	82.95	$282,000.00
53	6291148	89.85	$283,000.00
54	6291408	85.78	$205,000.00
55	6277564	94.88	$148,000.00
56	6295787	84.28	$88,400.00
57	6285417	92.17	$294,000.00
58	6292241	84.99	$76,400.00
59	6285767	84.11	$65,600.00
60	6296401	92.78	$385,000.00
61	6294139	84.89	$452,000.00
62	6293771	80.83	$590,000.00
63	6295783	89.89	$51,187.00
64	6298180	84.68	$365,795.00
65	6295040	90.82	$170,000.00
66	6292328	94.36	$234,000.00
67	6291547	84.70	$415,000.00
68	6287987	83.34	$650,000.00
69	6282239	84.77	$267,000.00
70	6290958	86.12	$193,750.00
71	6282481	90.00	$46,800.00
72	6282604	91.79	$51,400.00
73	6281731	90.00	$60,300.00
74	6283749	85.00	$73,950.00
75	6285151	85.00	$76,500.00
76	6284783	84.45	$82,000.00
77	6283626	85.00	$85,000.00
78	6286065	86.96	$100,000.00
79	6277290	84.33	$106,250.00
80	6275581	84.51	$120,000.00
81	6287794	85.00	$120,275.00
82	6286011	91.93	$148,000.00
83	6280428	95.00	$152,000.00
84	6276494	90.00	$153,900.00
85	6281167	85.00	$157,250.00
86	6283577	90.00	$157,500.00
87	6273425	90.00	$162,000.00
88	6285481	95.00	$165,775.00
89	6281260	85.00	$175,100.00
90	6281478	90.00	$180,000.00
91	6280329	85.00	$189,550.00
92	6279312	85.00	$191,250.00
93	6282860	85.00	$301,750.00
94	6286527	90.00	$477,000.00
95	6287328	95.00	$104,500.00
96	6288819	90.00	$139,500.00
97	6283547	85.00	$148,750.00
98	6284622	95.00	$178,600.00
99	6286383	90.00	$553,500.00
100	6282861	90.00	$82,800.00
101	6286726	94.54	$56,250.00
102	6286729	95.00	$323,000.00
103	6281929	95.00	$122,550.00
104	6282908	90.00	$113,850.00
105	6284738	90.00	$84,600.00
106	6285707	95.00	$161,500.00
107	6285944	90.00	$94,500.00
108	6265188	95.00	$426,550.00
109	6273746	85.00	$199,750.00
110	6281557	95.00	$286,900.00
111	6283466	90.00	$63,900.00
112	6283582	90.00	$296,100.00
113	6281473	90.00	$63,900.00
114	6278661	90.00	$135,900.00
115	6279380	90.00	$357,300.00
116	6284914	95.00	$179,550.00
117	6281516	90.00	$75,600.00
118	6287622	95.00	$80,750.00
119	6280364	95.00	$90,250.00
120	6281457	90.00	$56,700.00
121	6284465	90.00	$114,300.00
122	6284553	85.00	$561,000.00
123	6284829	90.00	$70,200.00
124	6282926	88.24	$300,000.00
125	6283529	90.00	$261,000.00
126	6286485	95.00	$223,250.00
127	6283563	90.00	$175,500.00
128	6279336	85.00	$102,000.00
129	6286782	85.00	$89,675.00
130	6287206	84.13	$265,000.00
131	6287464	85.00	$130,900.00
132	6289104	95.00	$100,035.00
133	6289460	95.00	$112,100.00
134	6284638	95.00	$57,000.00
135	6285088	90.00	$194,400.00
136	6276379	85.00	$185,300.00
137	6280289	85.00	$93,500.00
138	6286408	85.00	$328,950.00
139	6281484	87.00	$52,200.00
140	6274559	90.00	$202,500.00
141	6281940	90.00	$48,600.00
142	6290016	90.00	$396,000.00
143	6288438	85.00	$233,750.00
144	6284360	85.00	$102,000.00
145	6287797	90.00	$99,000.00
146	6285113	90.00	$126,900.00
147	6289973	90.00	$108,000.00
148	6278782	90.00	$225,000.00
149	6282864	90.00	$86,400.00
150	6286732	85.00	$148,750.00
151	6283667	90.00	$113,400.00
152	6282806	85.00	$105,400.00
153	6281217	90.00	$212,400.00
154	6288063	95.00	$274,550.00
155	6282738	90.00	$270,900.00
156	6282653	90.00	$95,400.00
157	6280463	85.00	$190,400.00
158	6276406	85.00	$88,315.00
159	6283155	85.00	$119,000.00
160	6281727	90.00	$244,800.00
161	6290246	90.00	$131,040.00
162	6271102	85.00	$182,750.00
163	6277874	95.00	$142,500.00
164	6285190	90.00	$45,360.00
165	6285877	95.00	$213,702.00
166	6284878	84.50	$545,000.00
167	6287128	85.00	$246,500.00
168	6287198	90.00	$157,500.00
169	6287969	95.00	$154,755.00
170	6281949	90.00	$40,950.00
171	6285186	90.00	$45,360.00
172	6284416	95.00	$356,250.00
173	6287182	90.00	$182,250.00
174	6287716	90.00	$321,300.00
175	6289076	90.00	$247,500.00
176	6289291	90.00	$134,910.00
177	6281231	95.00	$145,825.00
178	6285891	94.94	$150,000.00
179	6279407	95.00	$389,500.00
180	6285009	88.00	$242,000.00
181	6277269	90.00	$189,000.00
182	6285627	90.00	$133,200.00
183	6280597	90.00	$297,000.00
184	6285242	90.00	$39,690.00
185	6283140	95.00	$275,500.00
186	6282418	90.00	$237,600.00
187	6285936	90.00	$66,780.00
188	6280625	90.00	$154,800.00
189	6285192	90.00	$39,690.00
190	6285041	90.00	$183,150.00
191	6277605	85.00	$216,750.00
192	6274901	81.02	$147,050.00
193	6289049	95.00	$67,925.00
194	6289070	90.00	$93,600.00
195	6286460	95.00	$118,750.00
196	6288006	90.00	$153,000.00
197	6288291	90.00	$360,000.00
198	6289668	95.00	$342,000.00
199	6284370	90.00	$243,000.00
200	6285319	90.00	$313,200.00
201	6286182	90.00	$36,252.00
202	6285846	90.00	$162,000.00
203	6283220	90.00	$97,200.00
204	6284670	85.00	$305,150.00
205	6272765	85.00	$85,000.00
206	6288187	90.00	$183,600.00
207	6282127	95.00	$116,850.00
208	6285618	93.01	$66,500.00
209	6281209	85.00	$59,007.00
210	6280613	90.00	$58,500.00
211	6284819	84.76	$148,750.00
212	6284433	90.00	$108,000.00
213	6285595	90.00	$118,350.00
214	6287495	85.00	$143,162.00
215	6282062	95.00	$120,650.00
216	6289082	90.00	$121,500.00
217	6280281	90.00	$56,700.00
218	6272102	85.21	$265,000.00
219	6266126	90.00	$193,500.00
220	6289787	90.00	$351,000.00
221	6279911	90.00	$87,300.00
222	6286991	90.00	$63,000.00
223	6288711	90.00	$387,000.00
224	6288898	90.00	$55,800.00
225	6289031	90.00	$273,600.00
226	6290333	95.00	$85,500.00
227	6291056	85.00	$67,150.00
228	6286178	90.00	$115,110.00
229	6288057	83.64	$184,000.00
230	6290672	85.00	$99,450.00
231	6282835	90.00	$58,500.00
232	6283286	85.00	$301,750.00
233	6283934	90.00	$69,300.00
234	6289341	90.00	$115,200.00
235	6289990	83.00	$83,000.00
236	6287040	90.00	$81,000.00
237	6291647	90.00	$60,750.00
238	6288020	90.00	$142,200.00
239	6286133	90.00	$133,200.00
240	6289037	90.00	$50,400.00
241	6288294	85.00	$153,850.00
242	6285087	95.00	$121,362.00
243	6281551	95.00	$53,960.00
244	6271324	83.84	$306,000.00
245	6277653	90.00	$247,500.00
246	6283684	95.00	$308,750.00
247	6277205	82.32	$56,800.00
248	6277793	90.00	$126,900.00
249	6274542	95.00	$370,500.00
250	6284980	90.00	$36,000.00
251	6285445	90.00	$115,200.00
252	6286462	90.00	$115,200.00
253	6286752	85.00	$141,950.00
254	6287257	85.00	$259,250.00
255	6288186	85.00	$114,750.00
256	6288747	95.00	$109,250.00
257	6288804	85.09	$242,500.00
258	6289059	95.00	$498,750.00
259	6289209	85.00	$276,250.00
260	6289297	85.00	$83,300.00
261	6289937	86.68	$333,700.00
262	6290859	90.00	$58,500.00
263	6275867	85.00	$55,250.00
264	6283794	90.00	$207,000.00
265	6285983	85.00	$157,250.00
266	6286764	95.00	$312,550.00
267	6287229	90.00	$238,500.00
268	6287255	90.00	$409,500.00
269	6287950	95.00	$247,000.00
270	6288264	90.00	$76,500.00
271	6288705	95.00	$274,075.00
272	6289237	95.00	$57,000.00
273	6289972	90.00	$111,600.00
274	6284017	90.00	$78,300.00
275	6286968	85.00	$127,500.00
276	6288134	90.00	$254,700.00
277	6288599	81.74	$179,000.00
278	6291287	85.00	$310,250.00
279	6280706	90.00	$227,700.00
280	6287898	90.00	$161,325.00
281	6290406	90.00	$153,000.00
282	6291043	90.00	$27,000.00
283	6285446	85.00	$72,165.00
284	6287983	85.00	$52,955.00
285	6289141	95.00	$107,350.00
286	6290649	90.00	$225,000.00
287	6283436	85.00	$319,651.00
288	6287145	90.00	$152,910.00
289	6289106	90.00	$135,000.00
290	6289573	85.00	$238,000.00
291	6289670	90.00	$71,910.00
292	6280516	90.00	$261,000.00
293	6286151	90.00	$202,500.00
294	6288521	95.00	$71,250.00
295	6287972	95.00	$73,150.00
296	6289944	91.32	$173,500.00
297	6283226	87.41	$118,000.00
298	6283745	85.00	$53,550.00
299	6286728	90.00	$175,500.00
300	6284346	90.00	$387,000.00
301	6285879	90.00	$189,000.00
302	6279913	95.00	$61,750.00
303	6282570	90.00	$45,000.00
304	6286119	90.00	$396,000.00
305	6287344	90.00	$162,900.00
306	6288759	90.00	$265,500.00
307	6289701	90.00	$301,500.00
308	6292129	90.00	$156,600.00
309	6290602	95.00	$199,500.00
310	6289000	95.00	$66,500.00
311	6288842	85.00	$336,855.00
312	6286041	90.00	$153,000.00
313	6291564	90.00	$61,200.00
314	6288903	90.00	$72,000.00
315	6283160	88.64	$78,000.00
316	6280525	90.00	$468,000.00
317	6282233	90.00	$253,658.00
318	6278843	90.00	$175,500.00
319	6281716	85.00	$250,750.00
320	6279472	95.00	$161,500.00
321	6294021	90.00	$117,000.00
322	6270702	85.00	$103,700.00
323	6260186	95.00	$130,625.00
324	6287974	90.00	$45,000.00
325	6287332	90.00	$57,600.00
326	6283194	90.00	$71,100.00
327	6287115	90.00	$73,800.00
328	6288129	90.00	$97,200.00
329	6292055	90.00	$100,170.00
330	6284987	90.00	$103,500.00
331	6291233	85.00	$106,930.00
332	6293535	90.00	$117,000.00
333	6281414	87.41	$118,000.00
334	6268716	94.99	$118,500.00
335	6291644	90.00	$130,500.00
336	6289114	85.00	$138,550.00
337	6284142	90.00	$139,500.00
338	6289323	95.00	$141,550.00
339	6291170	90.00	$159,300.00
340	6284577	95.00	$172,900.00
341	6290423	90.00	$184,500.00
342	6286880	85.00	$211,225.00
343	6284135	90.00	$243,000.00
344	6294806	90.00	$297,000.00
345	6270959	85.00	$322,150.00
346	6281581	95.00	$337,250.00
347	6269572	85.00	$337,450.00
348	6286374	95.00	$342,095.00
349	6282815	85.00	$372,725.00
350	6285077	95.00	$413,250.00
351	6287833	95.00	$446,500.00
352	6290565	94.55	$52,000.00
353	6284998	90.00	$52,200.00
354	6290239	85.00	$55,250.00
355	6291948	90.00	$55,800.00
356	6284432	90.00	$60,300.00
357	6294343	90.00	$65,700.00
358	6286072	95.00	$68,400.00
359	6284314	90.00	$68,400.00
360	6294637	95.00	$69,350.00
361	6294372	90.00	$70,200.00
362	6284582	90.00	$73,800.00
363	6294704	85.00	$73,950.00
364	6286822	85.00	$75,650.00
365	6278823	90.00	$81,900.00
366	6290501	90.00	$84,150.00
367	6292251	85.00	$85,000.00
368	6284558	90.00	$85,500.00
369	6289002	95.00	$85,500.00
370	6284359	95.00	$90,250.00
371	6292638	85.00	$91,800.00
372	6287632	90.00	$103,500.00
373	6293052	90.00	$108,000.00
374	6284713	95.00	$114,950.00
375	6287900	95.00	$116,850.00
376	6291054	90.00	$117,000.00
377	6292651	85.00	$119,765.00
378	6293376	82.00	$120,540.00
379	6289515	90.00	$120,600.00
380	6293251	85.00	$126,650.00
381	6292807	90.00	$135,000.00
382	6289876	90.00	$135,000.00
383	6291207	95.00	$135,109.00
384	6281506	90.00	$136,800.00
385	6279169	95.00	$139,650.00
386	6286439	90.00	$142,560.00
387	6293343	90.00	$143,100.00
388	6291111	90.00	$144,000.00
389	6291852	90.00	$144,000.00
390	6291331	90.00	$144,900.00
391	6289589	95.00	$148,200.00
392	6290132	89.46	$148,500.00
393	6293198	90.00	$152,910.00
394	6292348	90.00	$153,000.00
395	6291723	90.00	$157,500.00
396	6291930	90.00	$172,800.00
397	6289395	85.00	$174,250.00
398	6290086	85.00	$179,350.00
399	6291110	85.00	$195,500.00
400	6292027	85.00	$204,000.00
401	6290085	90.00	$207,000.00
402	6278162	82.80	$207,000.00
403	6289448	93.04	$208,500.00
404	6281122	85.00	$212,500.00
405	6291035	95.00	$213,750.00
406	6292249	95.00	$213,750.00
407	6292900	90.00	$240,210.00
408	6288280	85.00	$256,700.00
409	6293359	90.00	$265,500.00
410	6287026	86.29	$302,000.00
411	6288267	90.00	$315,000.00
412	6278095	90.00	$328,500.00
413	6289405	85.00	$378,165.00
414	6276854	90.00	$380,404.00
415	6278825	90.00	$396,000.00
416	6291241	85.00	$467,500.00
417	6281115	95.00	$474,050.00
418	6290684	88.97	$499,999.00
419	6290267	90.00	$54,000.00
420	6289799	85.00	$56,950.00
421	6293967	90.00	$58,499.00
422	6283656	83.93	$94,000.00
423	6283891	90.00	$103,500.00
424	6289185	95.00	$105,070.00
425	6294282	90.00	$108,000.00
426	6280037	90.00	$108,000.00
427	6290169	90.00	$110,700.00
428	6294474	90.00	$113,400.00
429	6285125	85.00	$129,200.00
430	6291593	90.00	$137,250.00
431	6291622	90.00	$144,900.00
432	6290616	90.00	$166,500.00
433	6279265	84.00	$172,200.00
434	6293331	84.96	$193,700.00
435	6274646	90.00	$198,000.00
436	6287717	90.00	$200,700.00
437	6289451	90.00	$202,410.00
438	6281298	95.00	$207,575.00
439	6291634	85.00	$216,325.00
440	6291115	95.00	$247,000.00
441	6294877	90.00	$270,000.00
442	6291508	90.00	$297,000.00
443	6292279	84.92	$304,000.00
444	6292661	90.00	$378,000.00
445	6292583	90.00	$387,000.00
446	6290641	90.00	$405,000.00
447	6290829	90.00	$477,000.00
448	6289283	85.00	$493,000.00
449	6289412	89.33	$598,500.00
450	6290014	95.00	$212,800.00
451	6292848	95.00	$156,750.00
452	6293053	83.55	$259,000.00
453	6288663	90.00	$540,000.00
454	6289813	90.00	$113,400.00
455	6290604	90.00	$88,200.00
456	6291656	90.00	$76,500.00
457	6289636	90.00	$288,000.00
458	6291985	95.00	$268,850.00
459	6292435	85.00	$425,000.00
460	6294416	95.00	$71,155.00
461	6289626	90.00	$89,550.00
462	6293783	95.00	$76,000.00
463	6290519	95.00	$114,000.00
464	6292910	90.00	$108,900.00
465	6283821	95.00	$127,300.00
466	6293197	85.00	$98,600.00
467	6293795	95.00	$318,250.00
468	6293721	85.00	$284,750.00
469	6293284	90.00	$121,410.00
470	6286626	85.00	$620,500.00
471	6291707	95.00	$112,955.00
472	6287240	90.00	$352,800.00
473	6291994	85.00	$135,915.00
474	6295018	95.00	$99,750.00
475	6292443	90.00	$448,200.00
476	6292259	84.83	$123,000.00
477	6281997	90.00	$153,000.00
478	6286831	85.00	$297,500.00
479	6295198	90.00	$459,000.00
480	6291497	85.00	$176,800.00
481	6291880	85.00	$123,250.00
482	6289266	90.00	$55,800.00
483	6287750	82.85	$285,000.00
484	6294554	85.00	$103,700.00
485	6290270	95.00	$168,150.00
486	6291132	90.00	$108,900.00
487	6282065	90.00	$594,000.00
488	6271040	95.00	$88,350.00
489	6270710	95.00	$332,500.00
490	6276073	85.00	$132,770.00
491	6277445	95.00	$289,750.00
492	6279868	95.00	$77,900.00
493	6284392	90.00	$247,500.00
494	6285940	90.00	$94,500.00
495	6286015	95.00	$98,325.00
496	6286214	85.00	$148,750.00
497	6286947	85.00	$63,750.00
498	6288664	85.00	$595,000.00
499	6289105	90.00	$49,622.00
500	6289260	90.00	$118,800.00
501	6289963	90.00	$540,000.00
502	6290280	90.00	$279,000.00
503	6291833	85.00	$280,500.00
504	6292076	80.40	$162,400.00
505	6292175	90.00	$54,000.00
506	6292424	90.00	$405,000.00
507	6292589	95.00	$76,000.00
508	6293124	90.00	$295,200.00
509	6293221	90.00	$263,700.00
510	6293891	95.00	$85,500.00
511	6294427	91.94	$142,500.00
512	6294507	95.00	$150,100.00
513	6294798	90.00	$224,100.00
514	6295620	85.00	$157,250.00
515	6295891	90.00	$109,800.00
516	6273881	85.00	$102,000.00
517	6280317	81.46	$195,500.00
518	6282482	84.85	$280,000.00
519	6283717	85.00	$641,750.00
520	6286240	90.00	$211,500.00
521	6287008	90.00	$121,910.00
522	6288153	90.00	$82,800.00
523	6288329	90.00	$114,300.00
524	6288892	90.00	$319,500.00
525	6288930	95.00	$242,250.00
526	6289097	95.00	$79,800.00
527	6289618	95.00	$280,250.00
528	6289981	84.26	$91,000.00
529	6290418	95.00	$247,000.00
530	6290537	85.00	$408,000.00
531	6290577	85.00	$743,750.00
532	6290600	85.00	$110,500.00
533	6290657	90.00	$56,700.00
534	6290882	90.00	$144,000.00
535	6291179	85.00	$51,000.00
536	6291698	90.00	$154,800.00
537	6292628	90.00	$274,500.00
538	6292631	90.00	$184,500.00
539	6292710	90.00	$90,000.00
540	6293018	91.53	$216,000.00
541	6293232	85.00	$246,500.00
542	6293590	90.00	$310,500.00
543	6293700	85.00	$136,000.00
544	6293793	90.00	$202,500.00
545	6293800	94.94	$450,000.00
546	6293881	90.00	$216,000.00
547	6294025	90.00	$112,500.00
548	6294407	89.17	$247,000.00
549	6294643	85.00	$59,415.00
550	6295080	85.00	$85,000.00
551	6295439	93.54	$304,000.00
552	6295444	85.00	$110,500.00
553	6295753	95.00	$96,900.00
554	6295761	90.00	$170,190.00
555	6295791	90.00	$176,850.00
556	6295802	84.96	$514,000.00
557	6295859	90.00	$54,000.00
558	6296386	90.00	$143,910.00
559	6296458	85.00	$192,100.00
560	6296492	85.00	$386,750.00
561	6297141	90.00	$137,957.00
562	6297430	95.00	$280,250.00
563	6298165	90.00	$55,800.00
564	6275434	95.00	$358,150.00
565	6278409	90.00	$59,850.00
566	6281206	86.25	$138,000.00
567	6281585	95.00	$365,750.00
568	6282186	90.00	$292,500.00
569	6282821	85.00	$113,050.00
570	6283305	83.44	$133,500.00
571	6285309	90.00	$396,000.00
572	6286210	90.00	$387,000.00
573	6287022	85.00	$89,590.00
574	6289032	90.00	$76,500.00
575	6289388	84.97	$243,000.00
576	6289961	95.00	$289,750.00
577	6290097	90.00	$202,500.00
578	6290546	90.00	$63,000.00
579	6291180	85.00	$182,750.00
580	6291612	85.00	$403,750.00
581	6291677	90.00	$124,200.00
582	6291705	90.00	$146,506.00
583	6291771	85.00	$351,900.00
584	6292810	90.00	$108,900.00
585	6292811	90.00	$105,300.00
586	6292850	85.00	$168,300.00
587	6293017	85.00	$131,750.00
588	6293423	90.00	$42,750.00
589	6293975	85.00	$144,500.00
590	6294206	90.00	$238,500.00
591	6294273	85.00	$233,750.00
592	6294521	85.00	$78,200.00
593	6294803	95.00	$133,760.00
594	6294933	85.00	$293,250.00
595	6295096	85.00	$106,250.00
596	6295177	90.00	$65,700.00
597	6295550	85.00	$199,750.00
598	6295592	90.00	$180,000.00
599	6295902	90.00	$45,900.00
600	6296147	95.00	$142,500.00
601	6297661	90.00	$202,500.00
602	6274100	90.00	$124,200.00
603	6280866	95.00	$86,450.00
604	6282141	90.00	$162,000.00
605	6283574	95.00	$361,000.00
606	6283629	90.00	$117,000.00
607	6283866	90.00	$467,100.00
608	6284042	85.00	$53,125.00
609	6285094	90.00	$264,600.00
610	6285768	90.00	$427,500.00
611	6286524	95.00	$74,955.00
612	6286569	90.00	$406,800.00
613	6287577	90.00	$153,000.00
614	6287614	95.00	$203,300.00
615	6288398	90.00	$229,500.00
616	6288974	95.00	$167,200.00
617	6290438	85.00	$187,000.00
618	6290639	90.00	$264,060.00
619	6291135	85.00	$107,950.00
620	6291526	90.00	$297,000.00
621	6291654	95.00	$76,950.00
622	6291839	85.00	$103,275.00
623	6292770	90.00	$91,800.00
624	6293274	84.38	$202,500.00
625	6293372	90.00	$324,000.00
626	6293550	90.00	$87,300.00
627	6293561	90.00	$87,300.00
628	6293637	85.00	$425,000.00
629	6293882	95.00	$132,525.00
630	6293998	90.00	$517,500.00
631	6294013	85.00	$94,137.50
632	6294891	95.00	$235,125.00
633	6294919	88.24	$90,000.00
634	6294974	90.00	$211,500.00
635	6295027	95.00	$142,500.00
636	6295188	85.00	$157,250.00
637	6295266	90.00	$112,500.00
638	6295396	90.00	$134,910.00
639	6295434	90.00	$121,500.00
640	6295457	90.00	$166,500.00
641	6295483	85.00	$641,750.00
642	6295527	90.00	$168,300.00
643	6295667	90.00	$391,500.00
644	6295706	95.00	$145,350.00
645	6295801	95.00	$441,750.00
646	6295805	90.00	$265,500.00
647	6296038	95.00	$145,350.00
648	6296127	95.00	$175,750.00
649	6296226	90.00	$87,300.00
650	6293977	90.00	$63,000.00
651	6299923	90.00	$333,000.00
652	6292473	95.00	$166,250.00
653	6297316	82.59	$351,000.00
654	6292503	85.00	$140,250.00
655	6292787	90.00	$71,100.00
656	6292812	85.00	$114,750.00
657	6302333	90.00	$132,300.00
658	6300105	90.00	$126,000.00
659	6297480	95.00	$223,250.00
660	6300158	90.00	$349,200.00
661	6293092	95.00	$213,750.00
662	6300197	85.00	$310,250.00
663	6300219	95.00	$153,900.00
664	6302486	90.00	$112,500.00
665	6300319	90.00	$243,000.00
666	6297123	90.00	$112,500.00
667	6300386	95.00	$133,000.00
668	6293659	90.00	$71,100.00
669	6293681	95.00	$142,500.00
670	6297918	90.00	$157,500.00
671	6297646	82.93	$102,000.00
672	6300518	90.00	$216,900.00
673	6298048	95.00	$128,250.00
674	6293970	90.00	$40,500.00
675	6293979	90.00	$45,900.00
676	6293986	90.00	$58,500.00
677	6294008	90.00	$50,400.00
678	6294014	90.00	$46,350.00
679	6300598	90.00	$173,700.00
680	6294094	90.00	$225,000.00
681	6294137	85.00	$537,200.00
682	6298177	85.00	$163,200.00
683	6279412	90.00	$270,000.00
684	6279528	88.65	$164,000.00
685	6279837	90.00	$184,500.00
686	6300705	95.00	$94,430.00
687	6298243	95.00	$183,825.00
688	6298255	87.00	$435,000.00
689	6294530	85.00	$225,250.00
690	6300776	85.00	$270,300.00
691	6294555	90.00	$50,400.00
692	6294576	85.00	$59,415.00
693	6298346	90.00	$195,300.00
694	6300804	90.00	$131,400.00
695	6300815	90.00	$225,000.00
696	6282904	90.00	$517,500.00
697	6298389	85.00	$198,050.00
698	6300855	90.00	$72,000.00
699	6300859	90.00	$104,400.00
700	6283605	89.68	$251,100.00
701	6283665	88.15	$119,000.00
702	6283867	90.00	$196,200.00
703	6300893	84.58	$170,000.00
704	6294876	88.13	$190,800.00
705	6300938	85.00	$185,300.00
706	6300941	90.00	$52,110.00
707	6295085	90.00	$252,000.00
708	6298539	90.00	$155,700.00
709	6300961	85.00	$201,450.00
710	6298588	85.00	$51,425.00
711	6295167	90.00	$153,000.00
712	6285478	85.00	$103,700.00
713	6301054	89.59	$542,000.00
714	6286843	90.00	$202,500.00
715	6295462	83.00	$365,200.00
716	6295554	90.00	$283,500.00
717	6295560	85.00	$175,950.00
718	6295563	85.00	$117,300.00
719	6295572	85.00	$147,900.00
720	6298765	90.00	$72,000.00
721	6298783	84.00	$315,000.00
722	6287709	90.00	$180,000.00
723	6287981	88.08	$572,500.00
724	6288047	90.00	$225,000.00
725	6288054	95.00	$617,500.00
726	6288128	95.00	$296,400.00
727	6298855	90.00	$174,600.00
728	6295815	90.00	$61,200.00
729	6288275	85.00	$137,700.00
730	6301324	90.00	$67,500.00
731	6301326	95.00	$247,000.00
732	6288785	95.00	$105,355.00
733	6298967	85.00	$254,150.00
734	6298996	90.00	$154,800.00
735	6298999	95.00	$90,250.00
736	6296040	90.00	$67,500.00
737	6296058	85.00	$135,150.00
738	6296144	90.00	$162,000.00
739	6296220	90.00	$177,300.00
740	6296354	95.00	$145,825.00
741	6296374	90.00	$102,510.00
742	6301541	94.79	$200,000.00
743	6296443	90.00	$198,000.00
744	6299295	90.00	$99,000.00
745	6296505	90.00	$382,500.00
746	6296535	95.00	$403,750.00
747	6301685	95.00	$80,750.00
748	6296641	85.00	$165,750.00
749	6296795	90.00	$49,500.00
750	6301784	95.00	$173,375.00
751	6299573	85.00	$259,250.00
752	6291142	84.51	$120,000.00
753	6296834	90.00	$128,700.00
754	6296842	90.00	$49,500.00
755	6296865	90.00	$189,450.00
756	6299621	90.00	$243,000.00
757	6299639	90.00	$98,100.00
758	6301867	85.00	$75,225.00
759	6301902	85.00	$137,700.00
760	6299700	90.00	$413,100.00
761	6296977	90.00	$54,000.00
762	6299722	90.00	$162,000.00
763	6297004	90.00	$67,500.00
764	6291858	90.00	$279,000.00
765	6301983	85.00	$337,450.00
766	6291931	85.00	$174,250.00
767	6297073	90.00	$97,200.00
768	6297081	90.00	$333,000.00
769	6297097	85.00	$98,600.00
770	6302062	95.00	$313,524.00
771	6293297	85.00	$361,250.00
772	6293425	95.00	$71,250.00
773	6297408	90.00	$180,000.00
774	6297515	85.00	$96,475.00
775	6293667	90.00	$153,900.00
776	6297526	95.00	$104,500.00
777	6294615	95.00	$159,600.00
778	6290720	95.00	$161,500.00
779	6294648	90.00	$192,600.00
780	6294650	90.00	$216,450.00
781	6294680	94.76	$235,000.00
782	6300488	95.00	$64,600.00
783	6294712	90.00	$205,650.00
784	6295639	90.00	$133,200.00
785	6298380	90.00	$166,500.00
786	6293938	88.09	$207,000.00
787	6294866	85.00	$114,750.00
788	6298256	85.00	$206,550.00
789	6285153	90.00	$67,500.00
790	6298308	95.00	$164,350.00
791	6297869	90.00	$82,800.00
792	6297911	90.00	$103,500.00
793	6298406	90.00	$143,100.00
794	6282360	89.39	$160,900.00
795	6267472	95.00	$133,950.00
796	6295412	91.44	$60,350.00
797	6282918	85.00	$318,750.00
798	6287152	90.00	$125,581.00
799	6298467	95.00	$114,000.00
800	6298500	90.00	$207,900.00
801	6298506	83.56	$263,200.00
802	6283363	85.25	$260,000.00
803	6287470	85.00	$117,300.00
804	6298520	95.00	$171,000.00
805	6295533	85.00	$412,250.00
806	6295543	90.00	$125,910.00
807	6287604	90.00	$288,000.00
808	6298549	90.00	$57,600.00
809	6298127	90.00	$117,000.00
810	6294886	84.14	$165,750.00
811	6288402	84.52	$131,000.00
812	6295001	95.00	$320,720.00
813	6295025	85.00	$110,500.00
814	6295063	90.00	$99,000.00
815	6298961	90.00	$251,910.00
816	6289063	90.00	$292,500.00
817	6289143	90.00	$94,500.00
818	6287065	90.00	$198,000.00
819	6289308	85.00	$267,750.00
820	6295232	95.00	$152,000.00
821	6289338	90.00	$87,300.00
822	6289344	90.00	$234,000.00
823	6298834	85.00	$471,750.00
824	6298849	90.00	$198,000.00
825	6289495	90.00	$188,000.00
826	6298427	90.00	$110,700.00
827	6295320	90.00	$162,166.00
828	6298446	95.00	$62,700.00
829	6296142	95.00	$99,750.00
830	6296178	94.63	$242,250.00
831	6298960	95.00	$154,850.00
832	6290176	90.00	$117,000.00
833	6287744	90.00	$112,500.00
834	6295397	95.00	$118,750.00
835	6296257	90.00	$144,000.00
836	6292921	95.00	$142,975.00
837	6295448	90.00	$220,500.00
838	6298584	90.00	$94,500.00
839	6299182	95.00	$313,500.00
840	6296323	90.00	$337,500.00
841	6288386	90.00	$63,000.00
842	6296345	83.43	$333,700.00
843	6296394	90.00	$691,200.00
844	6280781	90.00	$319,500.00
845	6297021	85.00	$378,250.00
846	6289246	85.00	$301,750.00
847	6293244	85.00	$120,700.00
848	6296562	85.00	$50,915.00
849	6295735	84.80	$212,000.00
850	6282293	95.00	$32,300.00
851	6282829	90.00	$142,200.00
852	6289545	90.00	$287,100.00
853	6296642	95.00	$143,925.00
854	6295821	90.00	$578,700.00
855	6293426	95.00	$106,400.00
856	6289611	90.00	$126,000.00
857	6295916	90.00	$117,000.00
858	6296680	85.00	$205,700.00
859	6291556	90.00	$117,000.00
860	6295994	85.00	$55,675.00
861	6291666	90.00	$99,000.00
862	6296030	85.00	$161,500.00
863	6299363	90.00	$103,410.00
864	6299375	84.91	$450,000.00
865	6296052	90.00	$279,000.00
866	6284732	90.00	$54,000.00
867	6296913	85.00	$76,500.00
868	6292058	85.00	$119,000.00
869	6299470	90.00	$74,700.00
870	6298978	90.00	$585,000.00
871	6292252	85.00	$328,950.00
872	6296966	95.00	$118,750.00
873	6296281	90.00	$305,100.00
874	6293953	90.00	$155,700.00
875	6297011	95.00	$95,000.00
876	6293965	90.00	$162,000.00
877	6286001	90.00	$84,600.00
878	6286179	90.00	$70,200.00
879	6299561	90.00	$234,000.00
880	6299125	85.00	$91,800.00
881	6301883	95.00	$307,027.00
882	6292702	82.26	$229,500.00
883	6297111	83.97	$487,000.00
884	6296412	85.00	$90,950.00
885	6287148	90.00	$149,850.00
886	6297598	90.00	$153,000.00
887	6291594	95.00	$251,750.00
888	6299297	95.00	$50,350.00
889	6296602	85.00	$208,250.00
890	6291845	90.00	$126,000.00
891	6296652	95.00	$176,700.00
892	6299860	95.00	$369,550.00
893	6287859	95.00	$157,700.00
894	6302077	90.00	$223,200.00
895	6299894	85.00	$646,000.00
896	6292227	85.00	$142,800.00
897	6293504	85.00	$110,500.00
898	6292316	90.00	$139,500.00
899	6293521	90.00	$190,800.00
900	6297537	90.00	$148,410.00
901	6292557	85.00	$225,250.00
902	6293673	90.00	$67,500.00
903	6292701	95.00	$58,187.00
904	6297051	95.00	$220,400.00
905	6299673	90.00	$166,500.00
906	6292818	90.00	$391,500.00
907	6292886	95.00	$522,500.00
908	6298044	95.00	$494,000.00
909	6297718	87.42	$271,000.00
910	6275270	90.00	$283,500.00
911	6293991	85.00	$19,125.00
912	6294012	95.00	$161,500.00
913	6298130	85.00	$111,265.00
914	6293206	95.00	$179,550.00
915	6297315	89.21	$281,000.00
916	6297319	90.00	$123,300.00
917	6297880	90.00	$144,000.00
918	6297327	90.00	$188,910.00
919	6294223	85.00	$331,500.00
920	6294235	90.00	$261,000.00
921	6300292	90.00	$75,600.00
922	6293247	90.00	$110,700.00
923	6300296	90.00	$116,100.00
924	6291765	95.00	$251,275.00
925	6297234	90.00	$143,910.00
926	6296625	90.00	$121,500.00
927	6294591	95.00	$171,000.00
928	6295989	85.00	$174,250.00
929	6291286	90.00	$423,000.00
930	6296712	90.00	$90,900.00
931	6295075	90.00	$101,700.00
932	6296630	85.00	$63,750.00
933	6288895	95.00	$41,705.00
934	6291625	90.00	$117,000.00
935	6295020	90.00	$132,300.00
936	6292804	90.00	$120,600.00
937	6298833	90.00	$175,500.00
938	6289614	90.00	$82,800.00
939	6295660	85.00	$408,000.00
940	6296024	90.00	$63,000.00
941	6293210	90.00	$256,500.00
942	6293713	85.00	$157,250.00
943	6295686	84.91	$135,000.00
944	6296870	90.00	$144,000.00
945	6294854	90.00	$82,800.00
946	6295615	95.00	$130,140.00
947	6297031	85.00	$212,500.00
948	6288910	90.00	$103,500.00
949	6294683	90.00	$52,470.00
950	6291104	85.00	$54,400.00
951	6296051	90.00	$257,400.00
952	6299098	95.00	$80,750.00
953	6293262	90.00	$225,900.00
954	6284991	85.00	$83,895.00
955	6286772	90.00	$360,000.00
956	6287401	92.17	$200,000.00
957	6280194	95.00	$224,200.00